UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Gannett Co., Inc.

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PROXY STATEMENT 2019

March 26, 2019

Dear Fellow Stockholders:

We are pleased to invite you to the 2019 Annual Meeting of Stockholders of Gannett Co., Inc. (“Gannett” or the “Company”), which will be held on Thursday, May 16, 2019, at 8:30 a.m. local time at Gannett’s corporate headquarters, located at 7950 Jones Branch Drive, McLean, VA 22107. Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

The Company’s Board of Directors (the “Board”) and management team have made great strides in executing Gannett’s digital strategy, which is focused on serving as a trusted, comprehensive digital marketing partner to local and national businesses while also defining, strengthening and growing our communities through digital engagement with our journalism. For example:

•	In 2018, we increased digital revenues to 36% of total revenues and grew the revenue of our ReachLocal segment by 15%.

•	At USA TODAY, our sales team achieved a key milestone in 2018, with more than 75% of USA TODAY’s advertising revenues coming from digital sources.

•	We finished 2018 with just over 500,000 digital subscribers, reflecting a 46% increase in digital-only subscriptions during the year.

We believe that Gannett’s future—and that of our industry—turns on thoughtful investments in journalism and marketing solutions, so we can deliver engagement when, where and how our audiences and customers demand it.

Your vote will be especially important at this year’s Annual Meeting. As you may know, MNG Enterprises, Inc. (“MNG”) has announced that it intends to nominate a slate of six candidates to stand for election to your Board of Directors at this year’s Annual Meeting, all of whom are affiliated with MNG and/or the hedge fund that controls MNG, Alden Global Capital LLC (“Alden”). These nominations have been submitted in the wake of your Board’s rejection of an unsolicited proposal to acquire Gannett received from MNG earlier this year. After careful review and consideration, conducted in consultation with its financial and legal advisors, your Board of Directors concluded that MNG’s unsolicited proposal undervalues Gannett and would pose significant risks and uncertainty for Gannett’s stockholders, as we expect the transaction would face obstacles with respect to financing, antitrust and pension matters, among others.

In light of the close ties of MNG’s nominees to MNG and Alden and the circumstances of their nomination, your Board believes that all of MNG’s nominees are inherently conflicted and have been chosen by MNG to serve MNG’s and Alden’s interests, rather than the interests of all of our stockholders.

Your Board of Directors urges you to protect your investment by voting “FOR” the election of the eight director nominees recommended by your Board on the WHITE proxy card.

On behalf of the Board and management, we extend our appreciation for your support and interest in Gannett.

Sincerely,

John Jeffry Louis	Robert J. Dickey
Chairman of the Board	President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the Annual Meeting, we encourage you to carefully read the accompanying proxy statement and vote as soon as possible. You may vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. For your convenience, you may also vote your shares via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. We urge you NOT to sign or return any Blue proxy card sent to you by MNG. If you have previously submitted a Blue proxy card sent to you by MNG, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. You may also vote in person at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. Stockholders may call toll-free at (877) 456-3507. Banks and brokers may call collect at (212) 750-5833.

7950 Jones Branch Drive, McLean, Virginia 22107 (703) 854-6000

GANNETT CO., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2019

To Our Stockholders:

The 2019 Annual Meeting of Stockholders of Gannett Co., Inc. will be held at the Company’s headquarters, 7950 Jones Branch Drive, McLean, Virginia, at 8:30 a.m. local time on May 16, 2019 for the following purposes:

(1)	to consider and act upon a proposal to elect eight director nominees to the Company’s Board of Directors, to hold office until the Company’s 2020 Annual Meeting of Stockholders;

(2)	to consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year;

(3)	to consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

(4)	to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Please note that MNG has stated its intention to propose six alternative director nominees for election at the 2019 Annual Meeting. You may receive solicitation materials from MNG, including proxy statements and Blue proxy cards, seeking your proxy to vote for MNG’s nominees. The Company is not responsible for the accuracy of any information provided by or relating to MNG or its nominees contained in solicitation materials filed or disseminated by or on behalf of MNG or any other statements MNG or its representatives may make.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY BLUE PROXY CARD SENT TO YOU BY MNG. If you have already voted using a Blue proxy card sent to you by MNG, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the 2019 Annual Meeting, as described in the accompanying Proxy Statement.

The Board of Directors has set the close of business on March 18, 2019 as the record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

An admission ticket is required for attendance at the Annual Meeting. Please see page 6 of the Proxy Statement for instructions about obtaining tickets.

Meeting Information:

DATE:	May 16, 2019

TIME:	8:30 a.m.

PLACE:	GANNETT HEADQUARTERS
7950 Jones Branch Drive
McLean, Virginia

How to Vote:

IN-PERSON	ONLINE	BY PHONE	BY MAIL

YOUR VOTE IS VERY IMPORTANT, ESPECIALLY IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY MNG. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD. VOTING NOW WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING. YOU MAY STILL ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE ALREADY VOTED BY PROXY.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED.

STOCKHOLDERS CALL TOLL-FREE: (877) 456-3507.

BANKS AND BROKERS CALL: (212) 750-5833.

By Action of the Board of Directors,

Elizabeth A. Allen

Vice President, General Counsel

and Secretary

McLean, Virginia

March 26, 2019

This Notice of Annual Meeting and Proxy Statement are first being furnished to stockholders on or about March 26, 2019.

GANNETT CO., INC.

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

GANNETT CO., INC.

SUMMARY	PROXY STATEMENT

To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting, we have summarized information contained elsewhere in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This summary does not contain all of the information you should consider about the Company and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire Proxy Statement and Annual Report carefully before voting.

2019 Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE

May 16, 2019, 8:30 a.m. local time	7950 Jones Branch Drive, McLean, Virginia	March 18, 2019

Meeting Agenda and Voting Matters

ITEM	PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE INFORMATION)

1	Election of Eight Director Nominees	FOR each Gannett nominee listed on the WHITE proxy card	14
2	Ratification of the Appointment of Ernst & Young LLP	FOR	29
3	Advisory Vote to Approve Executive Compensation	FOR	68

Your vote is especially important this year in light of MNG’s proxy contest. You may receive solicitation materials from MNG, including proxy statements and Blue proxy cards, seeking your proxy to vote for MNG’s six Board nominees. The Company’s Board of Directors unanimously recommends that you vote “FOR” the election of each of the Board’s nominees on the enclosed WHITE proxy card and urges you not to sign or return any Blue proxy card sent to you by MNG. If you have already voted using a Blue proxy card sent to you by MNG, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count.

Gannett Board Nominees

NAME	AGE	RECENT PROFESSIONAL EXPERIENCE	COMMITTEES

John Jeffry Louis*	56	Chairman of the Board of Gannett Co., Inc.; Co-Founder and former Chairman of Parson Capital Corporation	AC, ECC
John E. Cody*	72	Former Executive Vice President and Chief Operating Officer of Broadcast Music, Inc.	AC (Chair), ECC
Stephen W. Coll*	60	Dean of the Graduate School of Journalism for Columbia University in New York	NPRC, TC
Donald E. Felsinger*	71	Former Executive Chairman of Sempra Energy	AC, ECC (Chair)
Lila Ibrahim*	49	Chief Operating Officer of DeepMind Technologies Limited	ECC, TC (Chair)
Lawrence S. Kramer*	68	Chairman of TheStreet, Inc.; former President and Publisher of USA TODAY	NPRC, TC
Debra A. Sandler*	59	Founder of La Grenade Group, LLC; former Chief Health and Wellbeing Officer of Mars, Inc.	AC, NPRC (Chair)
Chloe R. Sladden*	44	Co-Founder and co-CEO of Honeycomb Labs; Co-Founder and principal of #Angels; former Vice President, Media of Twitter, Inc.	NPRC, TC

* AC ECC NPRC TC	—Independent Director —Audit Committee —Executive Compensation Committee —Nominating and Public Responsibility Committee —Transformation Committee

GANNETT CO., INC.	2019 Proxy Statement

1

SUMMARY

Company Highlights

As previously announced, Robert J. Dickey, currently our President and Chief Executive Officer and a director of the Company, intends to retire on May 7, 2019 (or if earlier, when a successor CEO assumes office) and is not standing for reelection at the Annual Meeting. In addition, as announced on January 31, 2019, Tony A. Prophet, a current director of the Company, has decided not to stand for reelection. Effective upon the election of directors at the Annual Meeting, the number of directors constituting the Board will be reduced from ten to eight.

Company Highlights

OUR STRATEGIC PLAN

Our vision is to become essential to consumers and marketers seeking meaningful connections with their communities across digital, print, and other channels. The Company is committed to a business strategy that drives audience growth and engagement by delivering the deeper content experiences our audiences value while offering the products and marketing expertise our advertisers desire. We believe the execution of this strategy should allow the Company to continue its evolution from a more traditional print media business to a digitally focused media and marketing services business.

Highlighted below are the key elements of this strategy, as well as ways in which the Company advanced its strategic plan in 2018.

•

Leverage nationwide scale and local presence. Throughout 2018, the Company continued to strengthen and leverage the USA TODAY NETWORK (with 109 local media organizations plus USA TODAY) to deepen our relationships with both consumers and marketers at a national and local level. The USA TODAY NETWORK’s achievements in 2018 included, among others:

•

Producing award-winning and innovative content to increase audience growth and engagement. Content produced by the USA TODAY NETWORK earned numerous accolades in 2018, including three Pulitzer prizes for “The Wall: Unknown Stories, Unintended Consequences,” “Seven Days of Heroin: This Is What an Epidemic Looks Like,” and a selection of Iowa-focused editorials related to health care. The NETWORK also implemented countless consumer product improvements, such as personalization in our native apps and launching a digital front redesign in more than 90 markets. These efforts helped drive solid audience growth and engagement across our properties, which achieved, on average, approximately 126 million monthly U.S. unique visitors and 5 billion visits, according to comScore, Inc.

•

Reorganizing our sales organization and enhancing our go-to-market approach to better meet marketers’ needs. In 2018, we restructured our local sales organization to better align with our customers based on level of spending and marketing objectives, with sales strategies tailored to individual client accounts rather than a “one size fits all” approach. We also launched “LOCALiQ,” our go-to-market product solution brand that better packages our broad set of marketing solutions to enable a more consultative sale.

•

Delivering strong national digital advertising revenue growth. Our national sales team drove strong digital advertising revenue growth in 2018 for the second year in a row, up 19% from 2017, driven by gains across both our premium and programmatic sales channels. In addition, our USA TODAY property achieved total advertising revenue growth driven by gains in digital advertising, and more than 75% of its advertising revenue is now from digital sources.

•

Accelerate expansion of our digital businesses and pursue opportunistic acquisitions. Throughout 2018, we continued to innovate in the use of digital media in storytelling and invest in its digital content brands, while expanding our portfolio of digital marketing solutions.

•

Innovating and investing in digital storytelling and brands. On the content side, our innovation in the use of digital media in storytelling is exemplified by “The Wall” project (which provided an immersive experience encompassing virtual reality, bots, aerial and 360-degree video, documentaries, photos, podcasts and more) and “321 Launch” (the USA TODAY NETWORK’s first augmented reality application, which brings interactive space coverage to our audiences). In addition, USA TODAY’s investigative podcast, “The City,” launched with an augmented reality component and reached no. 6 on the Apple Podcast Top 10 charts. Apple named “The City” one of 2018’s best podcasts, and the New York Times listed it among the “Five Great Podcasts from 2018.” Our investment in content, product and marketing strategies drove a 46% year-over-year increase in digital-only paid subscriptions, and our investment in our Kind video franchises (such as Militarykind, Animalkind and Humankind) grew those franchises to more than five billion views in 2018.

•

Expanding our portfolio of digital marketing services. On the advertising side, we further extended and scaled ReachLocal’s digital marketing services offerings in our local markets and continued to expand our digital marketing solutions business by acquiring WordStream, Inc. in July 2018. WordStream is a software-as-a-service (“SaaS”) provider focused on the “Do-It-Yourself” category of digital marketing services, which complements ReachLocal’s “Do-It-For-Me” services and doubles our addressable market.

•

Maximize the value of our legacy print business and rationalize our cost base. In 2018, we continued to drive the profitability of our traditional print operations by rationalizing our cost infrastructure and maximizing our revenue base. On a same-store basis, operating expenses for 2018 were down 7% year-over-year due to the Company’s aggressive cost reduction efforts. On the revenue side, we have implemented a circulation pricing strategy that includes strategic price increases for our consumer products and membership opportunities for our most loyal subscribers.

•

Maintain a flexible balance sheet. Through aggressive cost management and disciplined financial policies, we have been able to maintain a strong balance sheet with relatively low debt levels compared to our peers. Our strong balance sheet has enabled us to

2	2019 Proxy Statement	GANNETT CO., INC.

SUMMARY

Company Highlights

keep a flexible capital allocation policy with an emphasis on returning cash to shareholders. In April 2018, we closed on our offering of $201.25 million aggregate principal amount of convertible notes and used the proceeds to repay indebtedness outstanding under our revolving credit facility. In May 2018, our Board of Directors authorized a three-year, $100 million share repurchase program. Throughout 2018, we maintained our quarterly dividend of $0.16 per share.

CORPORATE GOVERNANCE

Important corporate governance practices of the Company include the following:

•	annual election of directors;

•	no stockholder rights plan (poison pill) in place;

•	all eight director nominees are independent;

•	robust stockholder engagement program;

•	separate positions of Chairman and CEO, and independent, non-executive Chairman of the Board;

•	majority vote standard for director elections in uncontested elections and a director resignation policy;

•	single class share capital structure with all stockholders entitled to vote for director nominees;

•	special meetings of stockholders may be called by holders of 20% of the Company’s outstanding shares, subject to certain requirements set forth in the Company’s organizational documents;

•	directors and senior executives are subject to stock ownership guidelines; and

•	mergers and other business combinations involving the Company generally may be approved by a simple majority vote.

EXECUTIVE COMPENSATION

Core Elements of the 2018 Program

•

Base Salaries: Established at competitive levels appropriate to retain senior executives and reward them for their service based on the nature and responsibility of the position, comparative market data and individual and Company performance.

•

Annual Cash Incentives: Designed to reward each executive for the Company’s achievement of financial performance goals, as well as the executive’s achievement of individual strategic and culture goals. Goals are tailored to advance the Company’s strategic plan, and payout targets are established based on comparative market data, each executive’s responsibilities, and the nature of the executive’s role.

•	Long-Term Incentives

•

Performance Shares: Equity incentives designed to retain senior executives and align their interests with those of stockholders through an opportunity to earn shares of the Company’s common stock based upon how the Company’s total shareholder return (“TSR”) over a three-year performance period compares to the TSRs of companies in a designated TSR Peer Group over the same period.

•

Cash-Settled Performance Units: Cash-settled units designed to align management’s incentives with the Company’s strategic objectives through an opportunity to earn cash payments based on the Company’s achievement of digital revenue growth over a three-year period.

•

Restricted Stock Units (“RSUs”): Equity incentives intended to retain senior executives in a rapidly evolving business environment through the delivery of shares of the Company’s common stock upon continued employment during a three-year vesting period and to align their interests with those of stockholders by increasing executive stock ownership levels.

•

Post-termination Pay Programs: Intended to assist the Company in recruiting and retaining employees, providing leadership focus and obtaining long-term commitment from executives. Such programs include:

•	a tax-qualified defined contribution 401(k) plan;

•	a non-qualified deferred compensation plan;

•	executive severance and change-in-control severance plans;

•

legacy tax-qualified defined benefit retirement and non-qualified supplemental executive retirement plans, which are frozen, except for certain executives who have been “grandfathered” and continue to accrue benefits in the non-qualified supplemental executive retirement plan; and

•	legacy post-termination benefits plans, such as key executive life insurance and retirement medical coverage, into which certain executives have been “grandfathered.”

GANNETT CO., INC.	2019 Proxy Statement

3

SUMMARY

Company Highlights

Our Major Compensation Governance Practices

Pay-for-performance

The Company generally provides a majority of the target total compensation for its senior executives in the form of performance-based compensation. In 2018, at least 50% of each named executive officer’s long-term incentive awards (based upon target) were performance-based awards.

Clawback

The Company’s clawback policy, which was expanded in 2018, applies to the Company’s executive officers and any individual who served as an executive officer of the Company in the three-year period prior to the date of the event that triggers the clawback policy. Under the policy, the Board may require covered executives to repay or forfeit certain bonus, incentive or equity-based compensation in specified situations.

Risk evaluation

The Executive Compensation Committee regularly evaluates the risks associated with the Company’s executive compensation plans and programs and considers the potential relationship between compensation and risk taking.

Stock ownership guidelines

Senior executives must hold at least 50% of the after-tax shares they receive (assuming a 50% tax rate) upon the vesting of awards granted by the Company until they have met the applicable stock ownership guidelines.

Moderate change-in-control severance arrangements	Change-in-control related cash severance is double-trigger and market-level.
Double-trigger vesting upon a change in control

Subject to certain exceptions, the Company grants long-term incentive awards that accelerate upon a change in control only if the awards are not continued or assumed or the recipient has a qualifying termination of employment within two years after the change in control.

No unearned dividends	The Company does not pay dividends on unvested equity awards and does not pay dividend equivalents on unearned Performance Shares or unpaid RSUs granted to employees.
No excise tax gross-ups	In accordance with the Company’s severance and change-in-control severance plans, executives are not eligible for an excise tax gross-up.
No hedging, short-selling or pledging	The Board maintains a policy that prohibits the Company’s employees and directors from hedging, pledging or short-selling the Company’s shares.
No income tax gross-ups	The Company does not offer income tax gross-ups.

4	2019 Proxy Statement	GANNETT CO., INC.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2019 Annual Meeting of Stockholders to be held on Thursday, May 16, 2019 at 8:30 a.m. local time at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia. The proxy materials include our Notice of Annual Meeting of Stockholders, Proxy Statement and WHITE proxy card. WHITE proxy cards are being solicited on behalf of our Board of Directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and furnish you with the information you need in order to vote, whether or not you attend the Annual Meeting.

A copy of our 2018 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, accompanies these proxy materials. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

On what proposals am I being asked to vote and how does the Board recommend that I vote?

You are being asked to vote on the proposals below, and the Board unanimously recommends that you vote using the WHITE proxy card as indicated next to each proposal below:

	PROPOSAL	RECOMMENDATION

PROPOSAL 1	Election of eight director nominees to the Company’s Board of Directors, to hold office until the Company’s 2020 Annual Meeting of Stockholders	FOR each Gannett nominee listed on the WHITE proxy card
PROPOSAL 2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019	FOR
PROPOSAL 3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers, commonly referred to as a “Say-on-Pay” proposal	FOR

Please note that MNG has stated its intention to propose six alternative director nominees for election at the 2019 Annual Meeting in opposition to the nominees recommended by our Board of Directors. The MNG nominees have NOT been endorsed by the Board, and the Board unanimously recommends that you vote “FOR” each of the Board’s nominees for director on the enclosed WHITE proxy card. The Board strongly urges you NOT to sign or return any proxy card sent to you by MNG. Please see “What should I do if I receive a Blue proxy card from MNG?” below for more information.

Your vote is especially important this year in light of MNG’s proxy contest. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible using the enclosed WHITE proxy card. Please see “How do I vote my shares?” below for more information on how to vote.

What should I do if I receive a Blue proxy card from MNG?

The Company recommends that you disregard and do not return any Blue proxy card you receive from MNG. It will NOT help elect the Board’s nominees if you sign and return a Blue proxy card sent by MNG, even if you withhold (or abstain from voting) on MNG’s director nominees. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support the Board’s nominees is to vote “FOR” the Board’s nominees using our WHITE proxy card and to disregard, and not return, any other color proxy card you receive.

If you have already voted using the Blue proxy card sent to you by MNG, you have every right to change your vote by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting. See “How may I revoke or change my vote?” for more information.

What does it mean if I receive more than one WHITE proxy card?

It generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for each WHITE proxy card you receive or, if you vote via the Internet or by telephone, vote once using each WHITE proxy card you receive to ensure that all of your shares are voted.

In addition, if MNG proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from MNG, and the Company will likely conduct multiple mailings prior to the date of the Annual Meeting so that our stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy card you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the WHITE proxy card. Please see “What should I do if I receive a Blue proxy card from MNG?” above for more information.

GANNETT CO., INC.	2019 Proxy Statement

5

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be brought before the Annual Meeting, other than the matters described in our Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

What must I do if I want to attend the Annual Meeting in person?

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of shares of the Company’s common stock as of the close of business on March 18, 2019, which is the record date for the Annual Meeting (the “Record Date”).

Admission to the Annual Meeting is by ticket only. We will provide each stockholder with one admission ticket upon request. Either you or your proxy may use your ticket. If you are a stockholder of record and plan to attend the Annual Meeting, please call the Company’s stockholder services department at (703) 854-6960 to request a ticket. If you are a beneficial owner that holds shares through an intermediary, such as a bank or broker, and you plan to attend the Annual Meeting, please send a written request for a ticket, along with proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares, confirming ownership to: Secretary, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107. Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 9, 2019. To obtain directions to attend the Annual Meeting, please call the Company’s stockholder services department at (703) 854-6960.

Admission will begin at 8:00 a.m., local time, on the date of the Annual Meeting, and you must present your admission ticket, along with valid picture identification, such as a driver’s license or passport, and, if asked, proof of share ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting.

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had approximately 114,466,061 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If on the Record Date your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Please see “How do I vote my shares?” below for more information on how to vote.

Beneficial Owner of Shares Held in Street Name. If on the Record Date your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you generally have the right to direct that organization how to vote the shares held in your account. Please see “How do I vote my shares?” below for more information on how to vote.

How do I vote my shares?

Stockholder of Record. If you are a stockholder of record (including through the Company’s Dividend Reinvestment Plan), you may vote in any of the following four ways:

•

Vote via the Internet. Go to the web address specified on the enclosed WHITE proxy card and follow the instructions indicated on the site. Internet proxy submission is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the “Control Number” located on your WHITE proxy card. Your vote by Internet authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a WHITE proxy card.

•

Vote by Telephone. Using any touch-tone telephone, dial the number indicated on the enclosed WHITE proxy card and follow the simple voice prompts. Telephone proxy submission is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the “Control Number” located on your WHITE proxy card. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a WHITE proxy card.

•	Vote by Mail. Complete, sign and date the enclosed WHITE proxy card and return it in the postage-paid envelope provided.

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Vote in Person. Attend the Annual Meeting, and we will give you a ballot when you arrive. See “What must I do if I want to attend the Annual Meeting in person?” for more information on how to request an admission ticket and attend the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares in advance via the Internet, by telephone or by completing and signing the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If you have any questions or need assistance voting, please call our proxy solicitor, Innisfree M&A Incorporated. Stockholders may call toll-free at (877) 456-3507. Banks and brokers may call collect at (212) 750-5833.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares registered in the name of your broker, bank or other intermediary, you should have received voting instructions from that organization. Please follow the instructions you receive from your bank, broker or other intermediary to vote your shares as soon as possible. As a beneficial owner of our shares, you are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain and present a valid legal proxy, executed in your favor, from your broker, bank or other intermediary. Please see “What must I do if I want to attend the Annual Meeting in person?” for more information on how to request an admission ticket and attend the Annual Meeting.

Holders of Shares through the Company’s 401(k) Plan. If you participate in the Company’s 401(k) Plan, you have the right to provide instructions to the trustee of the plan on how you wish the shares of the Company’s common stock credited to your account to be voted. You may submit such instructions by signing and dating the enclosed WHITE voting instruction form provided by the trustee and returning it in the postage-paid envelope provided. For your convenience, you may also submit your instructions via the Internet or by telephone by following the instructions on the enclosed WHITE voting instruction form. To vote your shares held in the 401(k) Plan, you must provide appropriate voting instructions by no later than 11:59 p.m. Eastern Time on May 13, 2019. Please note that you may not vote any plan shares in person at the meeting. Since your vote is important, we urge you to submit your voting instructions promptly to ensure that your plan shares are represented.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record (including through the Company’s Dividend Reinvestment Plan) and you sign and return a WHITE proxy card without giving any specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all of the proposals. If you sign and return a WHITE proxy card that gives specific voting instructions on one or more of the proposals presented in this Proxy Statement, but do not provide specific voting instructions on other proposals, the proxy holder will vote your shares as instructed with respect to the proposals for which instructions were provided and in the manner recommended by our Board with respect to all other proposals. In addition, the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with any voting instructions, your shares may not be voted at the Annual Meeting. Because MNG has announced its intention to solicit proxies in opposition to our Board of Directors, we expect there to be a “contest” with respect to election of directors at the Annual Meeting within the meaning of the rules of the New York Stock Exchange (“NYSE”). In the event of a contest, the rules of the NYSE provide that if your bank, broker or other nominee has provided you with MNG’s proxy materials, it may not exercise any discretionary voting authority on any matters to be presented at the Annual Meeting, including “routine matters” such as the ratification of the selection of Ernst & Young LLP as our independent public accountants for our 2019 fiscal year (Proposal 2). We therefore encourage you to provide voting instructions to the organization that holds your shares by using the voting instruction form that organization has provided.

If you return the voting instruction form provided by the organization that holds your shares without giving specific voting instructions on one or more of the proposals presented in this Proxy Statement, the organization that holds your shares will vote your shares as instructed with respect to the proposals for which instructions were provided and as indicated on the voting instruction form provided to you by such organization on all other proposals.

Holders of Shares through the Company’s 401(k) Plan. If you sign and return a WHITE voting instruction form to the plan trustee without giving any specific voting instructions, then the trustee will vote your shares on your behalf in the manner recommended by our Board on all of the proposals. If you sign and return a WHITE voting instruction form that gives specific voting instructions on one or more of the proposals presented in this Proxy Statement, but do not provide specific voting instructions on other proposals, the trustee will vote your shares on your behalf as instructed with respect to the proposals for which instructions were provided and in the manner recommended by our Board with respect to all other proposals. If you do not submit a validly executed voting instruction form or otherwise validly submit any voting instructions to the trustee by 11:59 p.m. Eastern Time on May 13, 2019, your shares will be voted by the trustee of such plan in the same proportion as instructions provided to the trustee by other participants in such plan.

Can I change or revoke my vote?

Yes. If you deliver a proxy by mail, by telephone or over the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by calling at a later time), over the Internet (by voting online at a later time), by attending the Annual Meeting and voting in person, or by notifying the Company before the Annual Meeting (by mail addressed to the Secretary at Gannett Co., Inc., 7950 Jones Branch Dr., McLean VA 22107) that you want to revoke your proxy. Submitting your vote by mail, telephone or over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting.

If you have previously signed a Blue proxy card sent to you by MNG, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a Blue proxy card—even if you withhold your vote

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

on the MNG nominees—will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board of Directors, you should disregard any proxy card that you receive that is not a WHITE proxy card and not sign or return any Blue proxy card that you may receive from MNG, even as a protest vote against MNG.

If your shares are held in “street name” by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

What are the votes required to adopt the proposals?

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. The following voting standards will apply to the proposals to be considered at the Annual Meeting:

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Proposal 1—MNG has notified us that it intends to nominate six nominees for election as directors to the Board at the Annual Meeting, in opposition to the eight nominees recommended by the Board. As a result, the number of candidates for election as directors exceeds the number of directors to be elected, and the election of directors at the Annual Meeting will be considered a “contested election” under the Company’s Amended and Restated Bylaws, effective December 13, 2017 (the “Bylaws”). As provided in the Company’s Bylaws, in such a situation, the eight nominees who receive the greatest number of votes cast “FOR” their election will be elected. Abstentions and broker non-votes (if any) will have no effect on the outcome of the election.

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Proposal 2—Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal.

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Proposal 3—The Say-on-Pay proposal is advisory only and non-binding on the Company. The proposal will be approved on a non-binding, advisory basis if the number of votes cast for the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes (if any) will not be counted as a vote cast and will have no effect on the outcome of this proposal.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Abstentions and broker non-votes (if any) will be counted for the purpose of determining the existence of a quorum.

Because MNG has announced its intention to solicit proxies in opposition to our Board of Directors, we expect there to be a “contest” with respect to election of directors at the Annual Meeting within the meaning of the rules of the NYSE. In the event of a contest, the rules of the NYSE provide that to the extent banks, brokers and other nominees provide MNG’s proxy materials to beneficial owners, they may not exercise discretionary voting authority on behalf of such beneficial owners on any matters to be presented at the Annual Meeting, including “routine matters” such as the ratification of the selection of Ernst & Young LLP as our independent public accountants for our 2019 fiscal year (Proposal 2). As a result, shares held by such banks, brokers or other nominees for which no instructions have been provided cannot be included in the number of shares present and entitled to vote at the Annual Meeting for the purposes of establishing a quorum. If you are a beneficial owner of shares held in street name, we urge you to provide voting instructions to the organization that holds your shares by using the voting instruction form that organization has provided so that your shares can be counted as present and voted.

What is a broker non-vote?

A “broker non-vote” occurs on an item when a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on the item at issue without instructions from the beneficial owner of the shares, and the beneficial owner fails to provide the nominee with such instructions. As noted above, we expect there to be a “contest” with respect to the election of directors at the Annual Meeting within the meaning of the rules of the NYSE, and in the event of a contest, the rules of the NYSE provide that banks, brokers and other nominees may not exercise discretionary voting authority on any matters to be presented at the Annual Meeting on behalf of any beneficial owner to whom it has forwarded MNG’s proxy materials.

How do I submit a stockholder proposal or nominate a director for election at the 2020 Annual Meeting?

Stockholder Proposals for Inclusion in our 2020 Proxy Materials. SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. For a stockholder proposal to be considered for inclusion in our proxy materials for the Company’s 2020 Annual Meeting, the proposal must be submitted in writing to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary and must be received by November 26, 2019.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Other Stockholder Proposals or Stockholder Nominations to be Brought Before our 2020 Annual Meeting. Our Bylaws permit a stockholder to propose items of business and/or nominate director candidates that are not intended to be included in our proxy materials if the stockholder satisfies the requirements and complies with the procedures set forth in our Bylaws. For the Company’s 2020 Annual Meeting, notice of such proposals or nominations must be submitted in writing to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary and must be delivered no earlier than the close of business on January 17, 2020 and no later than the close of business on February 16, 2020. However, if the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of this year’s Annual Meeting, such notice must be delivered no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and no later than the close of business on the 90th day prior to the 2020 Annual Meeting, or if the first public announcement of the date of the 2020 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which we first make a public announcement of the date of the 2020 Annual Meeting. The Company’s Bylaws require that such notice must contain specific information in order to be validly submitted for consideration. Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws.

Can stockholders and other interested parties communicate directly with our Board?

Yes. The Company invites stockholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chairman of the Board or the non-management directors as a group by writing to the Board of Directors, the Chairman or the Non-Management Directors, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the 2019 Annual Meeting will be open to examination by any stockholder, for any purpose germane to the 2019 Annual Meeting, during normal business hours, for a period of ten days before the 2019 Annual Meeting and during the 2019 Annual Meeting at the Company’s offices at 7950 Jones Branch Drive, McLean, Virginia 22107.

How may I obtain a copy of the Company’s 2018 Annual Report?

A copy of our 2018 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is being provided to you along with this Proxy Statement. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

You may also obtain a copy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Our 2018 Annual Report and Form 10-K are also available through the Company’s website at www.gannett.com, and our Form 10-K is available on the SEC’s website at www.sec.gov.

GANNETT CO., INC.	2019 Proxy Statement

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BACKGROUND OF THE SOLICITATION

On January 14, 2019, John Jeffry Louis III, Chairman of the Board of Directors of the Company, received a letter (the “Initial Letter”) from R. Joseph Fuchs, Chairman of the Board of Directors of MNG, containing an unsolicited, non-binding proposal to acquire the Company for $12.00 per share in cash. The Initial Letter also requested that the Board immediately (i) enter into discussions with MNG about a strategic combination, (ii) hire an investment bank to conduct a review of strategic alternatives, including a potential sale of the Company, (iii) commit to a moratorium on digital acquisitions, and (iv) commit to “a feasible, strategic and financial path forward before hiring a new CEO.”

Prior to receiving the Initial Letter on January 14, 2019, the Company did not have any discussions with MNG regarding its unsolicited acquisition proposal. In the years following the Company’s June 2015 spin-off from its former parent, TEGNA Inc., representatives of MNG, including Heath Freeman, Vice Chairman of MNG and President of Alden Global Capital LLC, a hedge fund that controls MNG, occasionally approached representatives of the Company, including Alison K. Engel, Senior Vice President, Chief Financial Officer & Treasurer of the Company, and Robert J. Dickey, President & Chief Executive Officer of the Company, at various industry events and suggested that the Company should consider acquiring MNG. Ms. Engel and Mr. Dickey replied that the Company was not interested in pursuing an acquisition of MNG at the time. There were no discussions between Mr. Freeman, Ms. Engel and Mr. Dickey at these events regarding an acquisition of the Company by MNG.

On December 12, 2018, Larry Kramer, a director of the Company and former President and Publisher of USA TODAY, met with Mr. Freeman over breakfast, during which the two had a general conversation about the newspaper industry. At the end of the meeting, Mr. Freeman casually suggested that a “combination” might benefit both companies, but he did not make a specific proposal on the matter. Mr. Kramer indicated that such matters should be raised with Mr. Louis.

On December 14, 2018, Mr. Louis met with Martin Wade, a member of the Board of Directors of MNG, in Chicago to discuss general issues in the newspaper industry. Mr. Louis’s meeting with Mr. Wade was arranged prior to and not in response to Mr. Kramer’s meeting with Mr. Freeman. But in similar fashion to Mr. Freeman, at the end of the meeting, as Mr. Wade was stepping onto the elevator, Mr. Wade casually mentioned the possibility of a “combination” between the two companies, without making any specific proposal on the matter. Mr. Louis responded that he would be willing to have a conversation on the possibility of a combination, but that he did not want to interrupt the Company’s CEO search process at that time. Mr. Wade indicated that he thought the desire to avoid an interruption in the search made sense and suggested that perhaps Mr. Louis and Mr. Freeman could meet in 2019 to discuss a combination.

The Company first learned of MNG’s acquisition proposal in the evening of January 13, 2019, when the Wall Street Journal published an article entitled “Hedge-Fund-Backed Media Group Prepares Bid for Gannett.” The article noted that MNG had recently built a 7.5% position in the Company’s common stock and planned to offer to buy the Company for $12.00 per share. The article was immediately brought to the attention of the Company’s directors and senior management. That same evening, members of senior management held calls on the matter with representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s outside legal counsel, Joele Frank, Wilkinson Brimmer Katcher (“Joele Frank”), the Company’s public relations firm, and Greenhill & Co., LLC (“Greenhill”), a financial advisor with whom the Company had an existing relationship.

In the early morning hours of January 14, 2019, Mr. Louis received the Initial Letter from Mr. Fuchs via email and MNG issued a press release publicly disclosing its unsolicited proposal to acquire the Company for $12.00 per share in cash.

Later that morning, the Company issued a press release confirming that the Company had received the unsolicited proposal from MNG and stating that the Board, in consultation with its financial and legal advisors, would carefully review the proposal to determine the course of action it believed was in the best interest of the Company and its stockholders.

On the same day, the Company engaged Greenhill to act as financial advisor to the Board in connection with its review of MNG’s proposal and related matters.

Later on January 14, 2019, MNG, MNG Investment Holdings, LLC, a subsidiary of MNG (“MNG Holdings”), Strategic Investment Opportunities LLC, an entity of which MNG Holdings serves as managing member (“SIO LLC”), Alden and Mr. Freeman (collectively, the “MNG/Alden Group”), jointly filed a Schedule 13D with the SEC, disclosing beneficial ownership of approximately 7.5% of the Company’s outstanding common stock, describing the unsolicited proposal and attaching the Initial Letter.

On January 15, 2019, the Board held a special meeting via teleconference, together with members of senior management and representatives of Greenhill and Skadden, to discuss the MNG proposal. During the meeting, the participants discussed, among other things, the terms of MNG’s proposal, the directors’ fiduciary duties and other legal considerations in relation to the proposal and the process for evaluating and responding to the proposal. Following discussion of certain key considerations not addressed in the MNG proposal, the Board requested that management schedule a meeting with MNG to gather additional information regarding MNG’s financing plans and certain other fundamental aspects of MNG’s proposal related to MNG’s ability to close a transaction, so that the Board could then take that information into account and thoroughly consider MNG’s proposal at a subsequent Board meeting.

On January 16, 2019, Mr. Louis sent a letter to Mr. Fuchs in response to the Initial Letter inviting MNG to meet with the Company’s management and two of the Company’s independent directors (along with representatives of the Company’s financial and legal advisors) on January 22, 2019 to discuss certain specific questions about MNG’s proposal, including questions regarding how MNG planned to finance its proposed transaction and address antitrust and pension-related risks.

On January 17, 2019, Mr. Louis received an email response from Mr. Fuchs requesting that the meeting be scheduled for a different date and suggesting that the Company’s and MNG’s respective legal teams “work toward an appropriate NDA to cover this meeting and

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BACKGROUND OF THE SOLICITATION

[MNG’s] go-forward diligence.” Mr. Fuchs also noted that MNG would be “open to discussing an extension to the upcoming nomination deadline to allow for orderly discussion.”

On the same day, Mr. Louis responded to Mr. Fuchs’s email communication, noting that time was of the essence for the meeting because the Board would like to provide its response to MNG’s proposal in an appropriate timeframe, and offering January 29, 2019 as an alternative date. Mr. Louis also responded that the Company did not see the need for an NDA at the meeting, as the Company did not intend to provide any material nonpublic information to MNG at the meeting and was seeking answers to questions that are fundamental to consideration of the MNG public proposal.

On January 20, 2019, Mr. Louis received an email response from Mr. Fuchs proposing an alternative meeting date of January 31, 2019 and reiterating the request for an NDA. Mr. Fuchs also provided the contact information for MNG’s counsel at Olshan Frome Wolosky LLP (“Olshan”) and suggested that MNG’s and the Company’s counsel discuss the topic of an NDA in more detail.

On January 21, 2019, Mr. Louis responded to Mr. Fuchs’s email communication. With respect to the NDA request, Mr. Louis again noted that the Company was not prepared to provide confidential information in the initial meeting, but would be prepared to enter into a standard NDA if the Board determined that MNG’s proposal merited further engagement. He explained that such determination would be informed in part by MNG’s answers to the Board’s questions. In addition, Mr. Louis informed Mr. Fuchs that the appropriate representatives of the Company were not available to meet on January 31, 2019 and noted that, in any event, the Company did not believe it was in the interest of the Company’s stockholders to further delay the meeting beyond the January 29, 2019 date suggested by the Company. Mr. Louis requested that MNG provide written responses to the Board’s questions no later than January 29, 2019 if MNG was unable to meet on that date. Mr. Louis concluded by noting that if MNG was not able to meet on January 29, 2019 or respond to the Board’s questions in writing, or if MNG continued to insist on an NDA as a prerequisite to providing any further information, the Board would assess MNG’s proposal with the information MNG had provided.

Also on January 21, 2019, the Board adopted resolutions by unanimous written consent establishing a transaction committee to assist the Board in its consideration of MNG’s proposal and related matters. Mr. Louis and directors John E. Cody and Stephen W. Coll were appointed to serve on the transaction committee, and Mr. Louis was designated as chairman of the transaction committee.

On January 24, 2019, Mr. Louis received an email response from Mr. Fuchs expressing concern regarding the Board’s motives for arranging a meeting and reiterating the request that the Company enter into an NDA with MNG. Mr. Fuchs also noted that MNG expected the Board to address all of the concerns and requests for Board action set forth in the Initial Letter.

On January 27, 2019, Mr. Louis responded to Mr. Fuchs’s email communication, stating again that the purpose of the meeting was to gather information regarding fundamental issues that were not addressed in the Initial Letter and that are relevant to an assessment of whether the transaction MNG proposed was feasible, including whether MNG had funds available to finance the transaction and a plan to address the antitrust and other objections that might be raised by regulators in the U.S. and U.K. He further noted that an NDA is not a prerequisite to MNG answering such questions and, in order for the Company to properly advise its stockholders on the merits of MNG’s offer, the Company could not enter into an agreement that would prevent it from disclosing answers to the Board’s fundamental questions. Mr. Louis went on to note that any request for an NDA so that the Company could provide information to MNG was premature, as the Board was still evaluating the price MNG proposed and other aspects of the proposal to determine whether it merited entering into negotiations. He reiterated that if, based on the proposal and other information provided, the Board determined that initiating negotiations would be in the best interests of the Company and its stockholders, the Company would at that point be prepared to enter into an appropriate NDA.

On January 28, 2019, Barbara Wall, then Senior Vice President and Chief Legal Officer of the Company, and Elizabeth Allen, then Vice President, Associate General Counsel and Secretary of the Company, received an email from Andrew Freedman of Olshan requesting, on behalf of MNG, that the Company provide an electronic copy of each of the form of written questionnaire and form of written representation and agreement referenced in Section 2.10 of the Company’s Bylaws. Such documents are required by the Bylaws to be completed and submitted in connection with any director nominations by the Company’s stockholders.

On January 30, 2019, Ms. Allen responded to Mr. Freedman, attaching the requested documents.

On the same day, Mr. Louis received an email from Mr. Fuchs in response to Mr. Louis’s email of January 27, 2019, in which Mr. Fuchs confirmed that MNG would like to schedule a meeting to discuss the concerns and requests for Board action set forth in the Initial Letter. Mr. Fuchs proposed either February 5, 2019 or February 7, 2019 for such meeting and reiterated a desire to enter into an NDA.

On January 31, 2019, the Board held a special meeting in McLean, Virginia, together with members of senior management and representatives of Greenhill and Skadden, to further discuss and evaluate MNG’s unsolicited proposal. During this meeting, the participants discussed, among other matters, the Company’s stand-alone plan, MNG’s proposal (including the value, closing risks and perceived credibility of the proposal) and other potential opportunities for the Company. Members of management presented an update on the Company’s financial plan and discussed with the Board management’s projections for the Company over the next five years and the assumptions underlying the projections in detail. Representatives of Greenhill discussed with the directors management’s plan and MNG’s proposal, presenting various valuation and financial analyses. Representatives of Skadden discussed with the directors the Board’s fiduciary duties and other legal considerations in relation to the proposal. After a lengthy discussion, the Board unanimously determined to reject MNG’s unsolicited acquisition proposal and announce such determination the following Monday morning. Notwithstanding the Board’s rejection of MNG’s acquisition proposal, the directors expressed support for continuing efforts to arrange a meeting with MNG, without an NDA.

GANNETT CO., INC.	2019 Proxy Statement

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BACKGROUND OF THE SOLICITATION

On February 1, 2019, the Company engaged Goldman Sachs & Co. LLC (“Goldman”) to act as its financial co-advisor with Greenhill.

On February 4, 2019, Mr. Louis sent a letter to Mr. Fuchs on behalf of the Board, informing MNG of the Board’s unanimous rejection of MNG’s unsolicited acquisition proposal. The letter explained that the Board believed that MNG’s proposed price undervalued Gannett, its key assets and its prospects and further noted that, given MNG’s refusal to respond to the Board’s questions regarding its financing plans, regulatory matters and other issues that related to MNG’s ability to consummate the proposed transaction, the Board had serious concerns regarding the credibility of MNG’s proposal. The letter nonetheless expressed a willingness to meet with MNG and proposed February 7, 2019—one of the two dates proposed by MNG—for such a meeting.

On the same day, the Company issued a press release announcing the Board’s unanimous rejection of MNG’s unsolicited acquisition proposal. The press release included the full text of the Company’s two formal letters to MNG, dated February 4, 2019 and January 16, 2019.

On February 5, 2019, Mr. Louis received a letter from Mr. Fuchs on behalf of the Board of Directors of MNG, accepting the proposed meeting date of February 7, 2019, without mention of an NDA. The letter noted that MNG had engaged Moelis & Company LLC (“Moelis”) to provide advisory services with respect to the debt financing for the potential combination between the two companies, among other things, and indicated that representatives of Moelis, as well as MNG’s legal advisors, would be present at the meeting on February 7, 2019 to address some of the Board’s questions. The letter also reiterated two of the additional requests contained in the Initial Letter—that the Board immediately commit to a moratorium on the acquisition of any additional digital assets and commit to a feasible, strategic and financial path forward before hiring a new CEO. In addition, the letter suggested that absent an extension of the February 7, 2019 deadline for notice of director nominations, MNG would likely submit director nominations by the deadline to preserve its rights.

Shortly after Mr. Louis’s receipt of the letter, Kenton King and Katherine Ashley of Skadden had a call with Mr. Freedman of Olshan at Mr. Freedman’s request. During the call, Mr. Freedman reiterated MNG’s request that the Company extend its deadline for director nominations. This request was promptly communicated to the Company’s senior management and to the Board.

In the morning of February 7, 2019, Ms. Ashley called Mr. Freedman to inform him that no extension of the nomination deadline would be provided.

Later on February 7, 2019, representatives of the Company, including two independent directors on the Board (Mr. Louis and Mr. Cody), certain members of the Company’s management team and representatives of Skadden, Greenhill and Goldman, met with representatives of MNG and MNG’s financial and legal advisors. During the meeting, Mr. Fuchs and other members of the MNG management team gave an oral presentation regarding a “combination” or “merger” of the two companies, avoiding any specific reference to the $12.00 per share acquisition proposal MNG had originally put forth. No written slides or other written materials were provided. As part of their presentation, the MNG team went through each of the questions raised in the Company’s correspondence. With respect to financing, representatives indicated that MNG would fully debt finance the acquisition and had a high level of confidence in their ability to secure the necessary funding, although they acknowledged they had not approached any financing sources to date. Similarly, with respect to other issues raised, the MNG team expressed confidence in their ability to address any issues but refrained from providing any substantive details with respect to their plans in that regard.

Following MNG’s presentation, the Company’s representatives asked for a break, so that they could discuss the presentation and any questions. During the break, and within minutes after MNG concluded its presentation, Kenneth Mantel of Olshan delivered to Ms. Allen a notice of MNG’s intent to nominate six director candidates, Timothy Barton, Mr. Freeman, Mr. Fuchs, Guy Gilmore, Dana Needleman and Steven Rossi (the “MNG Nominees”), for election to the Board at the Company’s 2019 Annual Meeting. After receiving the nomination notice, and given the general failure of MNG’s representatives to provide specific, substantive answers to the questions raised in the Company’s January 16, 2019 letter during their presentation, the Company determined not to resume further in-person discussions.

After the meeting, the Company issued a press release confirming that MNG had notified the Company of its intent to nominate a slate of six director candidates to stand for election to the Board at the Company’s 2019 Annual Meeting and noting that the Board would evaluate the notice and proposed nominees, all of whom are affiliated with MNG or Alden.

Later the same day, MNG issued a press release announcing that it continues to pursue an acquisition of the Company at $12.00 per share, disclosing the occurrence of the in-person meeting held that day and noting that the Company refused to extend the deadline to nominate candidates for election to the Board. The press release also stated that MNG nominated a slate of six director candidates “to preserve its rights in the event Gannett refuses to engage in material discussions.”

On February 8, 2019, members of the Company’s senior management team and representatives of Skadden, Greenhill and Goldman held a call with members of the Board to provide an update on events of February 7, 2019, including a discussion of the details of the in-person meeting with MNG and MNG’s nomination of a slate of six individuals to stand for election to the Board.

On February 9, 2019, Mr. Louis received an email communication from Mr. Fuchs expressing gratitude for arranging the meeting.

On February 11, 2019, the Company issued a press release confirming that it had held an in-person meeting with MNG on February 7, 2019 and describing the presentation made by MNG. The press release noted that at the meeting, MNG had once again refused to provide substantive, actionable evidence of a credible proposal. The press release also noted that the Company believed MNG’s nominees, all of whom are affiliated with MNG or Alden, are conflicted and questioned their ability to satisfy their fiduciary responsibilities to the Company’s stockholders if elected.

12	2019 Proxy Statement	GANNETT CO., INC.

BACKGROUND OF THE SOLICITATION

Later the same day, MNG issued a press release responding to the Company’s press release and accusing the Company of mischaracterizing the meeting. On the same day, the MNG/Alden Group filed an amendment to the Schedule 13D originally filed on January 14, 2019, providing MNG’s account of the February 7, 2019 meeting and related matters, as well as information on the MNG Nominees.

On February 13, 2019, Ms. Allen received a letter from Mr. Freedman of Olshan on behalf of SIO LLC (the entity through which the MNG/Alden Group holds its interest in the Company), requesting access to certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law (the “Section 220 Demand Letter”) for the purpose of communicating with the Company’s stockholders in connection with the Company’s 2019 annual meeting.

On February 19, 2019, Ms. Ashley of Skadden, on behalf of the Company, sent a letter to Steve Wolosky and Mr. Freedman of Olshan in response to the Section 220 Demand Letter, informing them that the Company would make available certain information referred to in the Section 220 Demand Letter, subject to execution of a confidentiality agreement to ensure the requested information is used solely for the purpose described above, a form of which was enclosed with Ms. Ashley’s letter. After negotiation of the terms of the confidentiality agreement, the Company and certain members of the MNG/Alden Group later entered into such agreement on February 28, 2019, following which certain information requested in the Section 220 Demand Letter was provided.

Also on February 19, 2019, the Board held a special meeting via teleconference, together with members of senior management and representatives of Greenhill, Goldman and Skadden, to further discuss the Company’s current business strategies and various potential opportunities and alternatives for the Company. The participants in the meeting also discussed, among other things, MNG’s recent actions and its potential next steps, including its announced intention to solicit proxies in favor of its six nominees.

On February 26, 2019, the Board held a regularly-scheduled meeting in McLean, Virginia, during which the directors continued their discussion with senior management and representatives of Greenhill, Goldman and Skadden of the Company’s strategic plan and options, as well as strategies MNG may pursue in a proxy contest, among other things.

On the same day, the Nominating and Public Responsibility Committee of the Board (the “NPRC”) held a regularly-scheduled meeting, with participation from the Company’s internal legal counsel and Ms. Ashley of Skadden, at which the NPRC considered and discussed the slate of potential nominees to stand for election as directors at the 2019 Annual Meeting. During the meeting, the NPRC thoroughly reviewed the qualifications of MNG’s nominees and potential conflicts with the Company’s interests, taking into account all factors prescribed by the NPRC’s charter and the Company’s Principles of Corporate Governance for evaluating potential director nominees. As part of its review, the NPRC discussed the background of each of the MNG nominees, concluding that the skills and experience of the nominees did not address any particular needs or gaps of the Board and noting that only one of the nominees appeared to be a diverse candidate. The NPRC also considered potential legal concerns raised by certain of MNG’s nominees, including that the election of three of the MNG nominees could result in a violation of applicable antitrust laws, given their current roles with MNG, which may be a competitor of Gannett under applicable law, and that one of MNG’s nominees, Mr. Fuchs (age 78), exceeds the mandatory retirement age for directors under the Company’s Bylaws. In addition, the NPRC took into account that all six of the MNG nominees had a business relationship or association with MNG and/or Alden, which the NPRC believed could comprise such nominees’ loyalty to the Company and therefore result in a violation of the Company’s Ethics Policy.

After extensive discussion, and taking into account all of the foregoing, the NPRC determined that it would not recommend that the Board nominate any of the MNG nominees. The NPRC also concluded that the eight current independent directors of the Company named as nominees in this Proxy Statement should be nominated to serve on the Board of Directors and unanimously recommended that the Board nominate such individuals to stand for election as directors at the 2019 Annual Meeting. In connection with such recommendation, the NPRC also unanimously recommended that the Board fix the size of the Board at eight directors, effective upon the election of directors at the Annual Meeting.

On February 27, 2019, at a continuation of its regularly-scheduled meeting, the Board discussed the recommendations of the NPRC and the reasons underlying such recommendations, following which the Board unanimously determined to nominate the eight individuals named as nominees in this Proxy Statement and did not nominate any of the MNG nominees. The Board also unanimously determined to fix the size of the Board at eight directors, effective upon the election of directors at the Annual Meeting.

On March 11, the Company filed its preliminary proxy statement with the SEC in connection with its solicitation of proxies for its Annual Meeting.

On March 14, MNG filed its preliminary proxy statement with the SEC in connection with its solicitation of proxies for the Company’s Annual Meeting.

On March 20, 2019, Mr. Louis received an email from Mr. Fuchs attaching a letter addressed to Mr. Fuchs from Oaktree Capital Management, L.P., acting solely in its capacity as investment adviser on behalf of certain funds and accounts within its Strategic Credit Group (“Oaktree Strategic Credit”). On the same day, MNG also filed a press release regarding the letter.

Later on March 20, 2019, the Company issued a press release confirming its receipt of the letter provided to MNG by Oaktree Strategic Credit. The press release noted that the letter, which MNG procured from Oaktree’s distressed debt fund more than two months after MNG launched its unsolicited proposal, does not represent a contractual commitment or a legal obligation to provide financing, and is highly conditional. Furthermore, the Company noted that Oaktree Strategic Credit did not indicate that it was confident in its own ability to arrange committed financing or otherwise suggest it would even play a role in the financing, as would be customary in a letter of this kind.

On March 26, the Company filed its definitive proxy statement with the SEC in connection with its solicitation of proxies for the Annual Meeting.

GANNETT CO., INC.	2019 Proxy Statement

13

PROPOSAL 1—ELECTION OF DIRECTORS

General

The Board of Directors has nominated each of the eight individuals identified below under “The Gannett Nominees” to stand for election at the 2019 Annual Meeting, all of whom are currently directors of the Company. As previously announced, Mr. Dickey, who currently serves as our President and Chief Executive Officer and as a director of the Company, intends to retire on May 7, 2019 (or if earlier, when a successor CEO assumes office) and is not standing for reelection at the Annual Meeting, and Mr. Prophet also is not standing for reelection. Their terms will expire at the Annual Meeting. Effective upon the election of directors at the Annual Meeting, the number of directors constituting the Board will be reduced from ten to eight.

In light of Mr. Dickey’s upcoming retirement, the Company is currently conducting a search process to identify a successor CEO. The Company expects that once a new CEO is named, such individual would also be appointed by the Board to serve as a director. Any such appointment of the new CEO to the Board (and any increase to the size of the Board to accommodate such appointment) is expected to occur following the 2019 Annual Meeting, regardless of whether the new CEO is named prior to the Annual Meeting.

Each director elected at the 2019 Annual Meeting will hold office for a term expiring at the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees identified in this Proxy Statement has consented to being named as a nominee in the Company’s proxy materials and has accepted the nomination and agreed to serve as a director if elected by the Company’s stockholders. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors or recommend a substitute nominee. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated by the Board.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD.

We have received notice pursuant to Article II of our Bylaws that MNG intends to nominate six alternative director candidates to stand for election to the Board at the 2019 Annual Meeting. The MNG nominees have NOT been endorsed by the Board, and we recommend that you simply disregard any Blue proxy card you receive from MNG. For more information on the reasons for the Board’s recommendations, please see “Board Recommendation” below.

Please note that it will NOT help elect the Board’s nominees if you sign and return a Blue proxy card sent by MNG, even if you withhold (or abstain from voting) on MNG’s director nominees. Doing so will revoke any previous vote you may have cast on our WHITE proxy card. The only way to support the Board’s nominees is to vote “FOR” the Board’s nominees using our WHITE proxy card and to disregard, and not return, any other color proxy card you receive.

If you have already voted using the Blue proxy card sent to you by MNG, you have every right to change your vote by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. Stockholders may call toll-free at (877) 456-3507. Banks and brokers may call collect at (212) 750-5833.

14	2019 Proxy Statement	GANNETT CO., INC.

PROPOSAL 1—ELECTION OF DIRECTORS

The Gannett Nominees

The Gannett Nominees

The principal occupation and business experience of each of the Board’s nominees, including the reasons the Board believes each of them should be reelected to the Board, are described below.

John Jeffry Louis Chairman of the Board Independent Age: 56 Committees: Audit Committee Executive Compensation Committee

Background

Mr. Louis was Co-Founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, and served as its Chairman from 1992 to 2007. He is currently a director of The Olayan Group and S.C. Johnson and Son, Inc. He served as a director of the Company’s former parent from 2006 until the separation and has served as Chairman of the Board of the Company since June 29, 2015.

Qualifications

Mr. Louis has financial expertise, substantial experience in founding, building and selling companies and in investing in early stage companies from his years of experience in the venture capital industry as a leader of Parson Capital and as an entrepreneur who has founded a number of companies.

John E. Cody Independent Age: 72 Committees: Audit Committee (Chair) Executive Compensation Committee

Background

Mr. Cody served as Executive Vice President and Chief Operating Officer of Broadcast Music, Inc. from November 2006 until his retirement in November 2010. Previously, he served as BMI’s Senior Vice President and Chief Financial Officer from 1999 to 2006. Before joining BMI, he served as Vice President/Controller of the Hearst Book Group and Vice President/Finance and Chief Financial Officer for the U.S. headquarters of LM Ericsson. He currently serves as a board member of Creative and Dreams Music Network, LLC and Core Rights, LLC, and served as a director of the Tennessee Performing Arts Center until June 2016. He served as a director of the Company’s former parent from 2011 until the separation, and has served as a director of the Company since June 23, 2015.

Qualifications

Mr. Cody has financial expertise, significant management, leadership and operational experience in the areas of licensing, information technology, human resources, public policy, business development and implementing enterprise-wide projects, and broad business experience in the music broadcast, publishing and telecommunications industries from the various senior leadership positions he held with BMI, Hearst and Ericsson.

GANNETT CO., INC.	2019 Proxy Statement

15

PROPOSAL 1—ELECTION OF DIRECTORS

The Gannett Nominees

Stephen W. Coll Independent Age: 60 Committees: Nominating and Public Responsibility Committee Transformation Committee

Background

Mr. Coll is the Dean of the Graduate School of Journalism for Columbia University in New York, a position he has held since 2013, a staff writer at The New Yorker, the author of eight non-fiction books, and a two-time winner of the Pulitzer Prize. Previously, Mr. Coll served as President of New America Foundation, a public policy institute and think tank in Washington, D.C., between 2007 and 2012. Between 1985 and 2005, Mr. Coll served in various positions with the Washington Post as a writer, foreign correspondent and senior editor. There, he covered Wall Street, served as the paper’s South Asia correspondent, and was the Post’s first international investigative correspondent, based in London. Over the years, he won the Gerald R. Loeb Award for his business coverage, the Livingston Award for his work from India and Pakistan, and the Robert F. Kennedy Award for his coverage of the civil war in Sierra Leone. He served as managing editor of the Post between 1998 and 2004. Our Board elected Mr. Coll as a Company director on July 28, 2015.

Qualifications

Mr. Coll offers us significant experience and expertise in journalism as well as leadership skills. In addition, he brings substantial financial expertise to the Board due to, among other things, his work as a financial journalist for over ten years.

Donald Felsinger Independent Age: 71 Committees: Audit Committee Executive Compensation Committee (Chair)

Background

Mr. Felsinger retired in December 2012 from his position as Executive Chairman of Sempra Energy, an energy services company, a position which he had held from June 2011. Mr. Felsinger served as Chairman and CEO of Sempra Energy from February 2006 until June 2011, and had served as CEO and President of Sempra Energy Global Enterprises beginning August 1997. Before joining Sempra Energy, he formerly served as Executive Vice President, President and COO of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E), and held other executive positions within SDG&E. He currently serves as lead director on the boards of Archer-Daniels-Midland (ADM) and Northrop Grumman Corp., and previously served as a director of Sempra Energy and SDG&E. Our Board elected Mr. Felsinger as a Company director on September 28, 2015.

Qualifications

Mr. Felsinger brings extensive experience as a board member, chair and CEO with Fortune 500 companies. His leadership roles at Sempra Energy and other energy companies have allowed him to provide our Board of Directors with his expertise in mergers and acquisitions, environmental matters, corporate governance, strategic planning, engineering, finance, human resources, compliance, risk management, international business and public affairs.

Lila Ibrahim Independent Age: 49 Committees: Executive Compensation Committee Transformation Committee (Chair)

Background

Ms. Ibrahim became Chief Operating Officer of DeepMind Technologies Limited, a company focused on artificial intelligence research, in April 2018. Before joining DeepMind, she served as Chief Operations Officer of Coursera Inc., an education company that partners with leading universities and organizations to offer free online courses, from May 2016 to November 2017. She served as Chief Business Officer of Coursera from April 2014 to May 2016 and as its President from August 2013 to April 2014. From July 2010 to March 2015, Ms. Ibrahim served as a Senior Operating Partner at Kleiner Perkins Caufield & Byers (KPCB), which had an ownership stake in Coursera, during which time she also served as Chief of Staff to John Doerr. Prior to joining KPCB, Ms. Ibrahim spent 18 years with Intel Corporation in a variety of roles, most recently as General Manager of the Education Platform Group from 2007 until 2010. She is a Co-Founder and Chair of Team4Tech, a non-profit organization established in 2012 to improve education in developing countries through innovative technology solutions. She has served as a director of the Company since June 29, 2015.

Qualifications

Ms. Ibrahim has extensive expertise in technology development, business development, investing in companies, building new businesses, strategic planning, and leading technology operations as a result of the various senior leadership positions she has held with Coursera, KPCB and Intel.

16	2019 Proxy Statement	GANNETT CO., INC.

PROPOSAL 1—ELECTION OF DIRECTORS

The Gannett Nominees

Lawrence S. Kramer Independent Age: 68 Committees: Nominating and Public Responsibility Committee Transformation Committee

Background

Mr. Kramer served as interim Chief Executive Officer and President of TheStreet, Inc. (NASDAQ: TST), a financial information services company, from February 2016 to June 2016, at which time he resumed his role as its non-executive Chairman of the Board. Mr. Kramer has served as a director of TheStreet since October 2015 and as Chairman since December 2015. In March 2016, Mr. Kramer joined the board of directors of MDC Partners Inc. (NASDAQ: MDCA), a marketing and communications consulting firm. Mr. Kramer served with the Company’s former parent as President and Publisher of USA TODAY from May 2012 until he resigned in connection with the separation. Prior to joining the Company’s former parent, he was a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University. From January 2008 to January 2010, Mr. Kramer was a Senior Advisor of Polaris Venture Partners. Mr. Kramer served as a director of Discovery Communications Inc. from 2008 until 2012. From March 2005 until March 2008, he served in a number of positions at CBS, including President of CBS Digital Media. Prior to joining CBS, he was Chairman, CEO and Founder of MarketWatch, Inc. until its sale to Dow Jones in January 2005. He was Founder, Executive Editor, and President of Data Sport Inc. from 1991 to 1994. Prior to founding Data Sport, he spent more than 20 years in journalism as a reporter and editor, including as Assistant Managing Editor and Metro Editor of the Washington Post and Editor of the San Francisco Examiner. While a journalist, he won several awards for reporting, including the National Press Club Award, and his staff won two Pulitzer Prizes. Mr. Kramer also serves on the board of directors of Harvard Business Publishing and the board of trustees of Syracuse University. He was a founding board member and former Chairman of The Online Publishers Association (now known as Digital Content Next). He has served as a director of the Company since June 29, 2015.

Qualifications

Mr. Kramer’s extensive experience in multiple roles in the news industry gives him a deep understanding of—and unique insights into—the business of news.

Debra A. Sandler Independent Age: 59 Committees: Audit Committee Nominating and Public Responsibility Committee (Chair)

Background

Ms. Sandler founded and serves as President and Chief Executive Officer of La Grenade Group, LLC, a privately held consulting firm advising a wide range of clients on marketing innovation and overall business development. She is also the founder of Mavis Foods, LLC, an entrepreneurial startup of Caribbean sauces and marinades. Previously, Ms. Sandler served as Chief Health and Wellbeing Officer of Mars, Inc., from July 2014 through June 2015. Prior to assuming that role, Ms. Sandler served as President, Chocolate, North America from April 2012 to July 2014, and Chief Consumer Officer, Mars Chocolate, North America from November 2009 to March 2012. Prior to joining Mars, Ms. Sandler spent ten years with Johnson & Johnson in a variety of leadership roles and, before that, 13 years with PepsiCo. She is a director of ADM, a Trustee of Hofstra University, and a member of the Executive Leadership Council. Ms. Sandler also is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry. She has served as a director of the Company since June 29, 2015.

Qualifications

Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

GANNETT CO., INC.	2019 Proxy Statement

17

PROPOSAL 1—ELECTION OF DIRECTORS

Required Vote

Chloe R. Sladden Independent Age: 44 Committees: Nominating and Public Responsibility Committee Transformation Committee

Background

Ms. Sladden is co-founder and co-CEO of Honeycomb Labs, a consumer technology company serving parents and families. She also advises and invests in early stage companies at #Angels, an investment group made up of current and former Twitter executives, which she co-founded in 2015. Prior to founding #Angels, Ms. Sladden served as Vice President, Media at Twitter, Inc. from February 2012 to August 2014, and as Director, Media of Twitter from April 2009 to February 2012. Before joining Twitter, Ms. Sladden held leadership positions at Current TV LLC, which previously operated a cable television channel and website. Before joining Current TV, Ms. Sladden advised traditional media companies as a member of Booz Allen’s media practice. She has served as a director of the Company since June 29, 2015.

Qualifications

Ms. Sladden has significant experience in digital media, building strategic media and entertainment partnerships, designing and producing interactive media, content strategy, advising and investing in early stage companies and driving innovation as a result of the leadership positions she held with #Angels, Twitter and Current TV.

In addition to the information above, Appendix A sets forth information relating to our directors, nominees for director, and certain of our executive officers and employees who may be considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors of the Company or as nominees for director or because they may be soliciting proxies on our behalf.

Required Vote

Because we have received notice from MNG that it intends to nominate persons for election to the Board of Directors, the election of directors at the 2019 Annual Meeting will be considered a “contested election” under the Company’s Bylaws. As a result, the provisions of our Bylaws relating to majority voting for directors will not be applicable to the Annual Meeting, and instead, plurality voting will apply. The eight nominees for director who receive the most “FOR” votes of all votes cast for directors will be elected.

Board Recommendation

The Board, acting upon the unanimous recommendation of the Nominating and Public Responsibility Committee of the Board, has nominated the eight individuals appearing above for election by stockholders at the 2019 Annual Meeting. We believe the Board’s nominees have a wealth of professional experience in areas that are extremely relevant to our strategy and operations, and have the independence, skill, wisdom and commitment necessary to deliver compelling value for the Company’s stockholders. The Board’s nominees have continuously demonstrated that they are men and women of high personal and professional ethics, integrity and values, with unique visions and strategic perspectives and an excellent ability to work in a collaborative manner to promote the long-term interests of all our stockholders. The Board’s nomination of these eight candidates is based on the carefully considered judgment of the Board that their collective experience, backgrounds and other attributes make them the best candidates to serve on our Board.

Accordingly, the Company’s Board of Directors unanimously recommends that you vote “FOR” the election of each of the above eight director nominees using the WHITE proxy card.

As part of the Board’s nomination process, both the Nominating and Public Responsibility Committee of the Board and the Board of Directors conducted a review of whether any of the MNG nominees, all of whom are affiliated with MNG and/or Alden, should be nominated by the Board for election as directors. In reviewing the qualifications and backgrounds of the MNG nominees, the NPRC concluded that the MNG nominees would not bring incremental skills or expertise to the Board and expressed concern that the nominees’ existing business relationships and associations with MNG and/or Alden could comprise such nominees’ loyalty to the Company and therefore result in a violation of the Company’s Ethics Policy. The NPRC also had concerns regarding whether the election of three of the MNG nominees would result in a violation of applicable antitrust laws, given their current roles with MNG, and took into account that one of MNG’s nominees, Mr. Fuchs (age 78), exceeds the mandatory retirement age for directors under Section 3.2 of the Company’s Bylaws. In light of these various considerations, among others, the NPRC determined that it would not recommend that the Board nominate any of the MNG nominees and unanimously recommended that the Board nominate the individuals identified above under “The Gannett Nominees” to stand for election at the 2019 Annual Meeting. After discussion of the recommendation of the NPRC and the reasons underlying such recommendation, the Board likewise unanimously determined to nominate the eight individuals recommended by the NPRC and not nominate any of the MNG nominees.

The Board does not endorse any of the MNG nominees and urges you NOT to sign or return the Blue proxy card sent to you by MNG.

18	2019 Proxy Statement	GANNETT CO., INC.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Director Independence

The Board has determined that all of the current directors of the Company other than Mr. Dickey, our President and Chief Executive Officer, are “independent” of the Company within the meaning of the rules governing companies listed on the NYSE. For a director to be “independent” under the NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. To assist it in making these determinations, the Board has determined that the following categories of relationships between a director and the Company are not material:

1.

Employment of a director or a director’s immediate family member by, a director’s position as a director with, or direct or indirect ownership by a director or a director’s immediate family member of a 10% or greater equity interest in, another company or organization that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

2.

A relationship of a director or a director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or 2% of such charitable organization’s consolidated gross revenues.

In making its independence determinations, our Board considered all relationships, direct and indirect, between each director and our Company that were identified in questionnaires completed by each Board member. The responses to those questionnaires indicated that there were no relationships between any independent director and the Company, other than sales by the Company of advertising and purchases by the Company of property and services, on customary terms and conditions and in amounts within the permitted thresholds identified above, to and from other companies or organizations at which Board members or their immediate family members are employed, for which Board members serve as directors or in which Board members or their immediate family members directly or indirectly own a 10% or greater equity interest.

Majority Vote in Uncontested Director Elections

The Company’s Bylaws provide that in uncontested director elections, director nominees are elected by the vote of a majority of the votes cast with respect to the director. If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Nominating and Public Responsibility Committee, which would recommend to the Board as a whole the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Because MNG has notified us that it intends to nominate six individuals for election as directors to the Board at the 2019 Annual Meeting, in opposition to the eight nominees recommended by the Board, the election of directors at this year’s Annual Meeting will be considered a “contested election” under the Company’s Bylaws and the majority vote standard will not apply. Instead, the Bylaws provide that in such a situation, director nominees are elected by the vote of a plurality of the votes cast. The eight nominees who receive the greatest number of votes cast “FOR” their election will be elected at the 2019 Annual Meeting.

Board Meetings

The Board held ten meetings in 2018. Each director attended at least 75% of the total number of meetings of the Board and its committees on which he or she served in 2018. It is the Company’s policy that all directors attend the Annual Meeting, and each director did so in 2018. Consistent with NYSE rules, the Company’s Principles of Corporate Governance call for the Company’s non-management directors to meet in regularly scheduled executive sessions without management as they deem appropriate. The Company’s non-management directors held five executive sessions in 2018, and will meet in executive sessions as appropriate throughout 2019.

Board Leadership Structure

Our Board has determined that having an independent director serve as the Chairman of the Board is currently the best leadership structure for the Company. Separating the positions of Chairman and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications and relations between the Board, the CEO and other senior leaders of the Company. Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our stockholders.

The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board and all executive sessions of non-management directors;

•

serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO and management at any time as they deem necessary or appropriate, and vice versa;

GANNETT CO., INC.	2019 Proxy Statement

19

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Standing Committees of the Board

•	in consultation with the CEO, reviewing and approving Board meeting agendas and materials;

•	in consultation with the CEO, reviewing and approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by stockholders.

Standing Committees of the Board

The Board of Directors conducts its business through meetings of the Board and its four standing committees: the Audit Committee, Executive Compensation Committee, Nominating and Public Responsibility Committee and Transformation Committee. The current members of each committee are as follows:

	AUDIT COMMITTEE	EXECUTIVE COMPENSATION COMMITTEE	NOMINATING AND PUBLIC RESPONSIBILITY COMMITTEE	TRANSFORMATION COMMITTEE

John Jeffry Louis (Chairman)	X	X

John E. Cody	Chair	X

Stephen W. Coll			X	X

Robert J. Dickey				X

Donald E. Felsinger	X	Chair

Lila Ibrahim		X		Chair

Lawrence S. Kramer			X	X

Tony A. Prophet	X		X

Debra A. Sandler	X		Chair

Chloe R. Sladden			X	X

During 2018, Matthew W. Barzun, former U.S. Ambassador to the United Kingdom and Sweden, served on our Board and as a member of the Executive Compensation Committee and Transformation Committee until his resignation in August 2018. Mr. Dickey, who currently serves on our Board and as a member of the Transformation Committee, intends to retire on May 7, 2019 (or if earlier, when a successor CEO assumes office) and is not standing for reelection. Mr. Prophet, who currently serves on our Audit Committee and Nominating and Public Responsibility Committee, also is not standing for reelection.

AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee reviews the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee oversees the appointment, qualifications, independence and performance of the Company’s independent registered public accounting firm and is responsible for setting the compensation of such firm. The Audit Committee provides oversight of the Company’s internal audit function by, among other things, reviewing proposed audit plans and the coordination of such plans with the Company’s independent registered public accounting firm. Periodically, the Audit Committee meets separately with the independent registered public accounting firm, the personnel performing the internal audit function and members of management.

The Audit Committee’s other responsibilities include periodically reviewing with management the adequacy and effectiveness of the Company’s information security policies, its technology and information security risk exposures, and the steps management has taken to monitor and control such exposures. In addition, the Audit Committee is responsible for reviewing compliance with the Company’s Ethics Policy and ensuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing additions or amendments to the Ethics Policy as appropriate. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns.

20	2019 Proxy Statement	GANNETT CO., INC.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Standing Committees of the Board

The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, the Board has determined that Mr. Cody is an audit committee financial expert, as that term is defined under SEC rules. This Committee met eight times in 2018. Additional information about the Audit Committee is provided under the “Report of the Audit Committee” on page 28 of this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee assists the Board in carrying out its responsibilities relating to compensation of the Company’s directors and executives and oversees the Company’s compensation plans, policies and programs. The Board has determined that each member of the Committee meets the independence requirements of the SEC and the NYSE. This Committee met five times in 2018.

Committee Responsibilities

The Committee’s duties and responsibilities are to:

•	approve and evaluate the Company’s executive compensation plans, principles and programs;

•	administer the Company’s 2015 Omnibus Incentive Compensation Plan, as amended (the “2015 Plan”), and grant cash incentive payouts and equity awards to senior executives;

•	review the Company’s compensation plans, policies and programs to confirm they do not encourage unnecessary or excessive risk-taking;

•	review and make recommendations to the Board regarding director compensation;

•	review and approve on an annual basis the corporate goals and objectives relevant to executive compensation;

•	review and recommend the compensation of the Company’s CEO for approval by all of our independent directors, and review and approve the compensation of the Company’s other senior executives;

•

review and discuss with management the “Compensation Discussion and Analysis” to be included in the Company’s Proxy Statement or Annual Report on Form 10-K, and make a recommendation to the Board as to whether the “Compensation Discussion and Analysis” should be so included in the Company’s Proxy Statement or Annual Report on Form 10-K; and

•	review stockholder feedback on the executive compensation program, including the results of stockholder advisory votes on the executive compensation program.

The Board has delegated to a special committee of the Board, consisting solely of the CEO, the authority to approve grants to employees other than our senior executives, including from time to time grants to employees who have joined the Company through acquisitions. This delegation provides management with flexibility to make grants to employees below the senior level, within the parameters of a pool of shares approved by the Board.

Compensation Consultants

Under its charter, the Executive Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel or other adviser. The Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Committee. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the following six factors and any other factors the Committee deems relevant to the adviser’s independence from management:

•	provision of other services to the Company by the firm that employs the consultant;

•	amount of fees paid by the Company to the firm that employs the consultant, as a percentage of that person’s total revenue;

•	policies and procedures of the firm that employs the consultant regarding prevention of conflicts of interest;

•	any business or personal relationship between the consultant and any member of the Committee;

•	ownership by the consultant of the Company’s stock; and

•	any business or personal relationship between the consultant, or any firm that employs the consultant, and any executive officer of the Company.

During 2018, the Committee again retained Meridian Compensation Partners, LLC (“Meridian”) as its sole consultant to advise it on executive compensation matters. After considering the six factors described above, together with other relevant factors, the Committee determined that Meridian is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

GANNETT CO., INC.	2019 Proxy Statement

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BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Standing Committees of the Board

Meridian participates in Committee meetings as requested by the chairman of the Committee and communicates directly with the chairman of the Committee outside of meetings. In 2018, Meridian provided the following services to the Committee:

•

participated in Committee meetings, including executive sessions without management present, to assist in analyzing executive compensation practices and trends, changes in the legal and regulatory environment, the appropriate relationship between pay and performance and other relevant compensation-related matters;

•	consulted with management and the Committee regarding market data used as a reference for pay decisions;

•	advised regarding emerging trends and best practices related to compensation policies, including amendments to our clawback policy and executive severance plan;

•	advised regarding market trends and best practices in connection with the adoption of the Company’s annual and long-term incentive programs;

•	assisted in evaluating the Company’s performance relative to the TSR Peer Group for outstanding Performance Share awards;

•	advised regarding the Company’s director compensation program;

•	assisted with the Committee’s evaluation of risk associated with the Company’s compensation programs; and

•	reviewed the “Compensation Discussion and Analysis” and other compensation-related disclosures contained in this Proxy Statement.

NOMINATING AND PUBLIC RESPONSIBILITY COMMITTEE

The Nominating and Public Responsibility Committee is charged with identifying individuals qualified to become Board members, recommending to the Board candidates for election or reelection to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors the Company’s human resources practices, including its performance in diversity and equal employment opportunity, monitors the Company’s performance in meeting its obligations of fairness in internal and external matters, and takes a leadership role with respect to the Company’s corporate governance practices. This Committee met three times in 2018.

Nomination and Evaluation of Director Candidates

The Nominating and Public Responsibility Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience in business and industry, government, education and other areas, and monitors the mix of skills and experience of directors to ensure the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity of the communities we serve. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Committee identifies director candidates from a wide range of sources and may employ a third-party search firm to assist in the process. Stockholders wishing to suggest a candidate for director nomination for the 2020 Annual Meeting should mail their suggestions to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than February 16, 2020. The manner in which the Committee evaluates director nominee candidates suggested by stockholders will be consistent with the manner in which the Committee evaluates candidates recommended by other sources.

Mandatory Director Retirement Age and Directors Who Change Job Status

The Bylaws of the Company establish a mandatory retirement age of 75 for directors who have not served as the chief executive officer of the Company. The Bylaws establish a mandatory retirement age of 65 for a director who is serving or has served as the chief executive officer of the Company, but allow the Board to extend the retirement age beyond 65 for any such director. The Company’s Principles of Corporate Governance also provide that a director who retires from, or has a material change in responsibility or position with, the primary entity by which that director was employed at the time of his or her election to the Board of Directors shall offer to submit a letter of resignation to the Nominating and Public Responsibility Committee for its consideration. The Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

TRANSFORMATION COMMITTEE

The Transformation Committee assists the Board in its oversight of the Company’s strategic plan. The Committee’s duties and responsibilities include reviewing and evaluating the Company’s strategy and the operational plans and initiatives in support of that strategy. The Committee also reviews risk exposure of the Company in relation to its strategic initiatives, and reviews and assesses the Company’s responses to external developments and factors, such as changes in the economy, industry trends, competition and technology. This Committee met four times in 2018.

22	2019 Proxy Statement	GANNETT CO., INC.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board and Committee Evaluations

COMMITTEE CHARTERS

The written charters governing the Audit Committee, the Executive Compensation Committee, the Nominating and Public Responsibility Committee, and the Transformation Committee are posted on the Corporate Governance page under the Investor Relations menu of the Company’s website at www.gannett.com. You may also obtain a copy of any of these documents without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary.

Board and Committee Evaluations

Each year, our Board and its committees perform a self-assessment to evaluate their effectiveness. In 2018, the self-assessment process was conducted by an independent third-party facilitator, who confidentially interviewed each director. The interviews covered topics such as Board structure and composition, Board responsibilities, Board meetings and materials, Board and management interactions, and other matters. The feedback provided during the interviews was compiled anonymously, identifying any themes or issues that emerged. The results were then presented by the facilitator to the Nominating and Public Responsibility Committee and the full Board in executive session, which considered the results and ways in which Board processes and effectiveness may be enhanced.

The Board’s Role in Risk Oversight

The Board believes that evaluating how senior leadership identifies, assesses, manages and monitors the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board oversees the Company’s risk management function through regular discussions with senior leadership. In addition, the Company has an enterprise risk management program to enhance the Board’s and management’s ability to identify, assess, manage and respond to strategic, market, operational and compliance risks facing the Company.

While the Board has primary responsibility for overseeing the Company’s risk management function, each committee of the Board also considers risk within its area of responsibility:

•	the Audit Committee is primarily responsible for reviewing risks relating to accounting and financial controls, as well as legal compliance and cybersecurity;

•	the Executive Compensation Committee reviews risks relating to compensation matters;

•	the Nominating and Public Responsibility Committee reviews risks associated with the Company’s human resource policies and practices; and

•	the Transformation Committee reviews risks related to the Company’s strategic initiatives.

At regular meetings of the full Board, the committee chairs report on significant risks relating to the above matters and management’s response to those risks. While the Board and its committees oversee the Company’s risk management function, management is responsible for implementing day-to-day risk management processes and reporting to the Board and its committees on such matters.

With respect to risks related to compensation matters, the Executive Compensation Committee has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company. The Executive Compensation Committee believes that the design of the Company’s annual and long-term incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term profitability and stockholder value creation and does not encourage unnecessary or excessive risk taking at the expense of long-term results.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The Board believes that effective oversight of environmental, social and governance (“ESG”) matters is core to its risk oversight function and is essential to the Company’s sustainability, which will provide value to stockholders and benefit the communities we serve. We hold ourselves to the highest standards because our journalistic mission demands no less. As a leading media organization, our journalists seek to shed light on important issues and our marketing endeavors promote meaningful connections in our communities.

The Board’s oversight of ESG matters includes review of the following on at least an annual basis:

•	corporate social responsibility programs;

•	diversity initiatives and HR policies and practices;

•	the company’s fairness obligations in internal and external matters;

•	executive compensation programs, including components of compensation tied to ESG objectives such as diversity and inclusiveness;

•	SEC-filed environmental disclosures;

•	annual stockholder engagement activity;

•	the whistleblower program and procedures for handling complaints; and

•	the Ethics Policy and related compliance activities.

In addition, the Board regularly discusses emerging ESG matters and the scope of its oversight.

Environmental and Sustainability Practices

The Company is committed to environmental protection and sustainability. Management makes environmental protection, energy reduction and resource conservation integral components of its business planning and operations. To that end, Gannett has adopted an environmental protection and sustainability policy that emphasizes:

•	our obligation to comply with environmental law in our operations;

•	our commitment to minimize the use of energy and natural resources; and

•	our dedication to reducing, reusing and recycling the materials we use.

Gannett’s U.K. subsidiary, Newsquest, has adopted its own environmental policy. Both Gannett and Newsquest implement their policies through an environmental management system (“EMS”) that, among other matters, require periodic audits to ensure we remain in compliance with applicable environmental law.

Social Responsibility

The Company is committed to supporting a diverse, inclusive and equitable workplace and promoting positive change in the communities in which we operate. Our social responsibility efforts include:

•	Workplace

We foster a workforce that mirrors the communities we serve by keeping inclusion, diversity and equity in the forefront of our recruitment efforts, compensation practices, and employee engagement efforts, which include employee resource groups, engagement surveys and employee focus groups. We are honored to be rated one of the Best Places to Work for LGBTQIA+ Equality by the Human Rights Campaign and to have received a perfect score on their Corporate Equality Index for 2018. For more information, please refer to “Contributions to Company Culture” on page 38.

•	Communities

Since 1991, the Gannett Foundation, a corporate foundation sponsored by Gannett, has supported communities through grant making and volunteer initiatives of more than $200 million. Today, the Foundation has three areas of focus:

•

Communities: A Community Thrives, our largest grant-making program, offers both financial support and an opportunity for national and local visibility, raising awareness for social impact organizations across the country. Gannett also supports first-responders in communities impacted by natural disasters.

•	Industry: We provide grants to industry associations for professional development, inclusion and diversity efforts, innovation, and awards showcasing excellence in the industry.

•

Employees: We encourage our employees to engage with causes important to them by supporting a donation match program and by offering up to ten hours of paid leave per year for volunteer efforts. In addition, our journalism brings to light injustices and raises awareness of vital local and national issues to help bring about positive change.

24	2019 Proxy Statement	GANNETT CO., INC.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Corporate Governance

Corporate Governance

GOVERNANCE POLICIES AND PRACTICES

The Board and the Company have instituted strong corporate governance practices, a number of which are described under “Board of Directors and Committee Information” on page 19, to ensure that the Company operates in ways that support the long-term interests of our stockholders. Important corporate governance practices of the Company include the following:

•	all of our directors are elected annually;

•	we do not have a stockholder rights plan (poison pill) in place;

•	all eight of our director nominees are independent;

•	we have implemented a robust stockholder engagement program;

•	we separate the positions of Chairman and CEO and have an independent Chairman;

•	we have a majority vote standard for director elections in an uncontested election and a director resignation policy;

•	we have a single class share capital structure with all stockholders entitled to vote for director nominees;

•	special meetings of stockholders may be called by holders of 20% of the Company’s outstanding shares, subject to certain requirements set forth in the Company’s organizational documents;

•	our directors and senior executives are subject to stock ownership guidelines; and

•	mergers and other business combinations involving the Company generally may be approved by a simple majority vote.

Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the Investor Relations menu of the Company’s website at www.gannett.com. For a discussion of the Company’s compensation-related governance practices, see “Compensation Discussion and Analysis” on page 30 of this Proxy Statement.

STOCKHOLDER ENGAGEMENT

The Company is committed to the interests of its stockholders and recognizes that communicating with stockholders on a regular basis is a critical component of the Company’s corporate governance program. As part of this commitment, the Company actively engages with its stockholders to understand their views about the Company, garner feedback on opportunities for improvement, and help stockholders understand the Company’s performance and strategy. In addition to answering questions from stockholders on its quarterly earnings calls, management engages with investors by participating in industry media conferences. Management also meets in person and by telephone with stockholders at other times throughout the year to solicit input and answer questions on a variety of topics, and any significant feedback received through these discussions is shared with the Board. In 2018, management held one-on-one engagements with significant institutional investors which addressed the Company’s business model, strategy, compensation programs (including elements of compensation tied to strategic goals), and environmental, social and governance matters.

The Company has a policy that all directors attend the Annual Meeting of Stockholders, which provides stockholders an opportunity to ask questions of the Board. For those who are unable to attend any of our investor meetings, transcripts of all management presentations are available on our website at www.gannett.com. Any stockholder who has an inquiry or a meeting request is invited to contact Stacy Cunningham, Vice President, Financial Planning & Investor Relations, at 703-854-3168.

ETHICS POLICY

The Company maintains a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has granted a waiver of the Ethics Policy.

The Company has a telephone hotline for employees and others to submit their concerns regarding violations or suspected violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-234-4206 or by emailing or writing to the addresses provided in the Company’s Ethics Violation Reporting Policy found on the Corporate Governance page under the Investor Relations menu of the Company’s website. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Corporate Governance

The Ethics Policy is available on the Corporate Governance page under the Investor Relations menu of the Company’s website at www.gannett.com. You may also obtain a copy of the Ethics Policy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the Investor Relations menu of the Company’s website and similarly provided to you without charge upon written request to this address.

In addition, Gannett takes very seriously its obligations under anti-bribery and anti-corruption laws and has adopted policies, and implemented training and compliance programs, specifically relating to such matters.

26	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Felsinger, Cody and Louis and Ms. Ibrahim served on the Executive Compensation Committee in 2018, and Mr. Barzun served on the Committee until his resignation from the Board in August 2018. Each director who served on the Committee during 2018 was determined to be independent within the meaning of the NYSE’s director independence standards, as currently in effect. None of them either has been an officer or employee of the Company at any time or has had a relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K. None of our executive officers served during 2018 on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officers served on our Executive Compensation Committee.

RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Person Transaction Policy to provide a framework for evaluation of potential transactions involving the Company with a value in excess of $120,000 in any year in which any director, director nominee, executive officer or beneficial owner of more than 5% of the outstanding common stock of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less than 10% owner of an entity involved in the transaction. Under the Company’s policy, the Chief Legal Officer must advise the Nominating and Public Responsibility Committee of any related person transaction of which he or she becomes aware. The Nominating and Public Responsibility Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating and Public Responsibility Committee will consider all relevant information available to it and, as appropriate, take into consideration:

•	the size of the transaction and the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	the purpose, and the potential benefits to the Company, of the transaction;

•	whether the transaction was undertaken in the ordinary course of business; and

•

whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company did not enter into in any material related person transactions in 2018 and does not propose to engage in any such transactions.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. Management has the primary responsibility for the financial statements and implementing the Company’s financial reporting process. Management also has the primary responsibility for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm also is responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In connection with its review of the Company’s 2018 audited financial statements, the Audit Committee received from Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, written disclosures and a letter regarding EY’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board, including a detailed statement of any relationships between EY and the Company that might bear on EY’s independence, and has discussed with EY its independence. The Audit Committee considered whether the provision of non-audit services by EY is compatible with maintaining EY’s independence. EY stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with EY various matters required to be discussed by Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, EY’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements.

The Audit Committee met with management, the Company’s internal auditors and representatives of EY to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2018. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with EY regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2018 fiscal year, and the Board has approved that recommendation.

THE AUDIT COMMITTEE

John E. Cody (Chair)

Donald E. Felsinger

John Jeffry Louis

Tony A. Prophet

Debra A. Sandler

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed EY as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2019, and the Board is submitting EY’s appointment to the stockholders for ratification at the 2019 Annual Meeting. The Bylaws do not require that the stockholders ratify the appointment of EY as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain EY, but in its discretion may choose to retain EY as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

EY has served as the Company’s independent registered public accounting firm from 2014 through the end of our 2018 fiscal year. A representative of EY is expected to be present at the Annual Meeting. The EY representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

FEES

The following table sets forth aggregate fees billed or expected to be billed for services rendered by EY for fiscal years 2018 and 2017, inclusive of out of pocket expenses.

	2018 ($ IN THOUSANDS)	2017 ($ IN THOUSANDS)
Audit Fees(1)	5,863	5,994
Audit-Related Fees(2)	282	435
Tax Fees(3)	142	554
All Other Fees(4)	—	—
Total	6,287	6,983

(1)

Audit fees principally relate to the annual audit of the Company’s consolidated financial statements; the audit of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements; services related to other SEC matters; and services related to acquisitions.

(2)	Audit-related fees principally relate to the audits of the Company’s employee benefit plans, as well as accounting research tool access.

(3)	Tax-related fees principally relate to tax advice and consultation, compliance services and assistance with inquiries to taxing authorities.

(4)	No services were rendered during 2018 or 2017 that would cause EY to bill the Company amounts constituting “All Other Fees.”

AUDIT AND NON-AUDIT SERVICE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm, pursuant to which all services provided by EY to the Company have been approved in advance. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all EY services periodically throughout the year and discusses such services with management and EY. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

The Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

GANNETT CO., INC.	2019 Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or “CD&A,” describes the Company’s executive compensation program, the various components of the program and the compensation-related decisions made for fiscal year 2018 with respect to the Company’s named executive officers or “NEOs.” The Company’s NEOs for 2018 were:

NAME	TITLE
Robert J. Dickey (1)	President and Chief Executive Officer
Alison K. Engel	Senior Vice President, Chief Financial Officer and Treasurer
Sharon T. Rowlands (1)	Former President, USA TODAY NETWORK Marketing Solutions and Chief Executive Officer, ReachLocal, Inc.
Maribel Perez Wadsworth	President, USA TODAY NETWORK
Barbara W. Wall (2)	Senior Vice President, Interim Chief Operating Officer and Chief Legal Officer
John M. Zidich (1)	Former President/US Domestic Publishing

(1)

As previously announced, Mr. Dickey intends to retire from the Company on May 7, 2019 (or if earlier, when a successor CEO assumes office), Ms. Rowlands resigned from the Company on January 25, 2019 and Mr. Zidich departed from the Company on April 3, 2018.

(2)	Ms. Wall was appointed interim COO of the Company, effective March 18, 2019.

In this CD&A, the term “Committee” refers to the Executive Compensation Committee of the Board of Directors.

Executive Overview

COMPENSATION GUIDING PRINCIPLES

The Committee supports executive compensation programs and policies that aim to achieve the following objectives:

•	Pay for performance. Our executive compensation programs place heavy emphasis on pay for performance, with substantial portions of each executive’s total compensation “at risk.”

•

Advance strategic objectives; promote shareholder value and financial strength. Compensation programs are designed to motivate executives to achieve critical strategic and financial milestones related to the Company’s digital businesses, while also promoting creation of long-term shareholder value and financial strength through total shareholder return and adjusted EBITDA-based performance goals.

•

Attract, retain and motivate. The Committee is dedicated to attracting and retaining superior executive talent by offering competitive target total compensation that rewards and motivates our senior executives to enhance Company performance and ensure our overall success.

•	Fairness. Compensation offered to our senior executives should be fair both to the executives and to our stockholders.

•

Promote stock ownership. Compensation programs should be structured to align executives’ interests with those of stockholders. Each senior executive is expected to acquire and maintain a meaningful level of investment in the Company’s common stock, as reflected in our stock ownership guidelines.

•	Pay competitively. Compensation generally should be in line with compensation paid to executives holding similar positions at peer and comparable companies.

SIGNIFICANT COMPENSATION PROGRAM CHANGES

The Committee continuously evaluates our executive compensation programs and makes changes in light of our compensation guiding principles and input received through our shareholder engagement efforts. Changes impacting the executive compensation programs in effect for periods covered in this Proxy Statement are summarized below and described elsewhere in this CD&A.

•

Annual cash incentives. Commencing in 2016, the Committee replaced the executives’ discretionary annual bonus with an annual cash incentive program that ties executives’ payouts to the Company’s achievement of key financial performance goals, as well as the executive’s achievement of individual strategic and culture goals. Adoption of the annual incentive program more closely links a significant portion of executives’ compensation to Company and individual performance, as well as the advancement of the Company’s strategic objectives.

•

Stretch goals. To drive the Company to achieve specific strategic milestones, commencing in 2016 the Committee determined that our executive officers should be eligible to receive an additional cash award if the Company achieved certain “stretch” goals for the year. The 2018 stretch goals aimed to increase the Company’s number of unique visitors and digital-only paid subscribers, as well as the penetration of its digital marketing services at the Company’s local market accounts. The Committee discontinued the use of stretch goals for 2019 because other elements of our compensation program sufficiently incent executives to pursue strategic digital objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

•

Long-term incentives. Commencing with 2018, the Committee replaced 50% of the value of each executive’s Performance Share award with a long-term cash-settled Performance Unit award that will pay out based upon the Company’s achievement of digital revenue growth over a three-year period. This change links our executives’ long-term performance incentives to digital revenue growth, crucial in light of the Company’s strategic objectives, while continuing to retain a direct focus on shareholder value creation through Performance Share awards tied to relative total shareholder return.

•

Clawback Policy and Executive Severance Plan. In December 2018, the Company amended its clawback policy to expand the scenarios in which the Committee may recover compensation from an executive. In addition to previously covered actions, the policy now permits forfeiture of awards and recovery of compensation from an executive if the executive engaged in (1) fraud, theft, misappropriation, embezzlement, or misrepresentation, (2) gross negligence (including in a supervisory capacity) or material violation of the Company’s policies that result in material financial or reputational harm to the Company, or (3) violations of post-employment restrictive covenants. The Company also amended the Executive Severance Plan to permit the recovery of compensation if certain acts of misconduct are discovered after severance has been paid.

As the Company’s business and strategy evolves in light of industry conditions over the next several years, the Committee will continue to reevaluate the Company’s executive compensation programs and ensure they advance our strategic objectives, together with other important compensation objectives such as retention and alignment with stockholders’ interests.

KEY 2018 COMPENSATION OUTCOMES

Consistent with the principle that our compensation programs should align pay with performance, the Company’s fiscal 2018 performance directly impacted pay outcomes for 2018 in the following significant ways:

•	2018 compensation outcomes driven substantially by financial performance.

•

Annual cash incentives. The Company’s Adjusted EBITDA and digital revenue achievement for 2018 resulted in an 80.5% funding on a blended basis relative to target for the portion of each executive’s annual incentive opportunity tied to financial performance. Although our executives performed well with respect to their individual strategic and culture goals, which are the non-financial components of the 2018 annual incentive program, each received a below-target incentive payout for 2018, as further described under “2018 Total Cash Incentive Payouts” on page 40.

•

Cash-settled Performance Units. Based on the Company’s digital revenue achievement for 2018, executives earned 78.63% of the portion of the 2018-2020 Performance Units tied to 2018 digital revenue performance (although such amounts will not be paid until after the 2018-2020 Incentive Period).

•	Comparison of compensation awarded and compensation realized.

The compensation actually realized by our executives in 2018 was considerably lower than the compensation awarded in 2018, primarily because no amounts were earned in respect of the 2016-2018 Performance Share awards based on the Company’s relative total shareholder return for the 2016-2018 Incentive Period.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

The following chart compares our CEO’s pay awarded in 2017 and 2018 to the compensation that he actually realized in 2017 and 2018, respectively.

(1)

All columns exclude (a) the change in actuarial value of pension benefits, which is primarily driven by external interest rates and the terms of the frozen Gannett Retirement Plan, and (b) the value of perquisites and benefits.

(2)

“Compensation awarded” includes (a) annual base salary, (b) the target incentive opportunity under our annual incentive program for the fiscal year, (c) the target incentive opportunity under the stretch goals for the fiscal year, and (d) the target value of long-term incentive awards for the fiscal year approved by the Board as further described on page 43.

(3)

“Compensation realized” includes (a) annual base salary, (b) the amount earned under our annual incentive program for the fiscal year, (c) the amount earned under the stretch goals for the fiscal year, and (d) the value of long-term incentive awards that vested in respect of the fiscal year, based on the closing price of our stock on the vesting date (in the case of RSUs) or on the date on which the performance results were certified (in the case of Performance Shares). For 2018, the value of the portion of RSUs granted on January 1, 2018 that vested on January 1, 2019 has been included. The amount earned for the portion of the 2018-2020 Performance Units tied to 2018 digital revenue performance has been excluded because such units will not pay out until after the 2018-2020 Incentive Period.

32	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of the Company’s Executive Compensation Program

Elements of the Company’s Executive Compensation Program

The Company’s executive compensation program for fiscal year 2018 consisted of the following core elements:

Annual Base SalaryAnnual IncentiveStretch GoalsLong-Term IncentivesPerformance SharesCash-Settled Performance UnitsRestricted Stock UnitsPost-Termination Pay ProgramsCompensation At RiskWhat? Cash Cash Cash Equity Cash Equity Cash/OtherWhen? Annual Annual Annual 3-year TSR incentive period 3-year digital revenue incentive period 3-year vesting period Post-termination in specified circumstancesHow determined?Nature of the position, individual and Company performance, internal pay equity and market dataTarget based on nature of the position, individual experience and knowledge base, internal pay equity and market dataPayout based on:Company financial goals (adjusted EBITDA and digital revenue)Individual strategic and culture goalsPayout of 8.33% of base salary based on achievement of each of:Target number of unique visitorsTarget number of digital-only paid subscribersTarget local market penetration of digital marketing services for a maximum of 25%Target based on the nature of position, internal pay equity, and market dataPayout based on TSR relative to pre-defined peer group for the incentive periodTarget based on the nature of position, internal pay equity, and market dataPayout based on digital revenue growth relative to pre-defined growth rates for each year during the incentive periodTarget based on the nature of position, internal pay equity, and market dataPayout in annual installments over a three-year vesting period, with value depending on long-term stock price appreciationSeverance programs and levels are based upon the nature of the position and generally are moderate at market levelBenefit programs include, among others, a 401(k) plan, deferred compensation plan, legacy pension plans and legacy executive life insurance and medical plans

Compensation Governance

The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s notable compensation-related governance practices and policies include the following:

✓	Pay-for-performance. A majority of the target total compensation of our senior executives is provided in the form of performance-based compensation.
✓

Clawback. The Company’s clawback policy, which was expanded in 2018, enables the Board to require covered executives to repay or forfeit certain bonus, incentive or equity-based compensation in a number of specified situations.

✓

Risk evaluation. The Committee regularly evaluates the risks associated with our executive compensation plans and programs and considers the potential relationship between compensation and risk taking.

✓

Stock ownership guidelines. Senior executives must hold at least 50% of the after-tax shares they receive (assuming a 50% tax rate) upon the vesting of awards granted by the Company until they have met the applicable stock ownership guidelines.

✓	Moderate change-in-control severance arrangements. Change-in-control related cash severance is double-trigger and market-level.
✓

Double-trigger vesting upon a change in control. Subject to certain exceptions, the Company grants long-term incentive awards that accelerate upon a change in control only if the awards are not continued or assumed or the recipient has a qualifying termination of employment within two years after the change in control.

×	No unearned dividends. The Company does not pay dividends on unvested equity awards and does not pay dividend equivalents on unearned Performance Shares or unpaid RSUs granted to employees.
×	No excise tax gross-ups. In accordance with the Company’s severance and change-in-control severance plans, executives are not eligible for an excise tax gross-up.
×	No hedging, short-selling or pledging. The Board maintains a policy that prohibits the Company’s employees and directors from hedging, pledging or short-selling the Company’s shares.

×	No income tax gross-ups. The Company does not offer income tax gross-ups.

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33

COMPENSATION DISCUSSION AND ANALYSIS

How the Committee Determines NEO Compensation

How the Committee Determines NEO Compensation

The Committee determines our NEOs’ compensation target and mix (including base salary, annual incentive target, long-term incentive mix and target, and other compensation components) based on its business judgment, in light of our compensation guiding principles. Its determination takes into account the nature and responsibility of the position, executive officer and Company performance (both historically and in the prior year), internal pay equity among positions, and the input of management and the Committee’s independent compensation consultant. In addition, the Committee considers comparative peer group market data and feedback from stockholders as further described below.

COMPARATIVE MARKET DATA

In October 2017, Meridian provided a report to the Committee that, among other things, outlined current executive compensation trends and practices and compared each senior executive’s compensation to the compensation of similar officers at market, industry and revenue-size peer companies (the “Comparative Market Data”). The Comparative Market Data was drawn from the following surveys (which ranged from broad-based to industry-specific): the 2016 Towers Watson Media Executive Survey, the 2016 Towers Watson General Industry Executive Compensation Survey, the 2017 Radford Global Technology Survey, and proxy data for comparable companies based on industry and size. The Committee uses the Comparative Market Data to obtain a general understanding of the compensation structures maintained by similarly-situated companies and to verify that our NEOs’ compensation target and mix fall within an appropriate range based on the broad market reference points provided by the Comparative Market Data. The Committee does not, however, target elements of compensation to a certain percentage or percentile within the Comparative Market Data.

SAY-ON-PAY RESULTS AND STOCKHOLDER ENGAGEMENT

In evaluating executive compensation programs, policies and practices, and in making decisions impacting 2018 NEO compensation, the Committee noted that the Company’s existing executive compensation program has been well received by stockholders. At the Company’s 2018 Annual Meeting, approximately 93% of the votes cast were “for” the advisory resolution to approve the Company’s executive compensation program (the “Say-on-Pay” proposal). The Committee will continue to consider the outcome of upcoming Say-on-Pay votes when making future NEO compensation decisions.

In its ongoing stockholder engagement efforts, the Company solicits feedback regarding our executive compensation programs, and any feedback received through the process is considered by the Committee in making compensation decisions for our senior executives. More information about the Company’s stockholder engagement efforts is available under “Environmental, Social and Governance Matters—Corporate Governance—Stockholder Engagement” on page 25 of this Proxy Statement.

Base Salary

On an annual basis, the Committee reviews and considers changes to each executive’s base salary in light of the following factors:

•	the nature and responsibility of the position;

•	executive officer and Company performance, both historically and in the prior year;

•	internal pay equity among positions; and

•	Comparative Market Data (as described above under “Comparative Market Data”).

For 2018, the Committee approved base salary changes for certain NEOs, which became effective January 1, 2018. The Committee approved these base salary changes to maintain compensation at a level it considers competitive with industry and market peers in our Comparative Market Data set, and also considered each NEO’s individual performance and contributions in 2017 and any changes in their respective roles and responsibilities.

NAME	ANNUALIZED BASE SALARY AS OF 12/31/2017	ANNUALIZED BASE SALARY AS OF 1/1/2018
Mr. Dickey	$950,000	$950,000
Ms. Engel	$565,000	$600,000
Ms. Rowlands	$610,000	$610,000
Ms. Wadsworth	$500,000	$535,000
Ms. Wall	$500,000	$539,100
Mr. Zidich	$650,000	$650,000

34	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentives

Annual Cash Incentives

In 2018, our senior executives participated in the Company’s annual cash incentive program, which offered an incentive opportunity linked to attainment of certain annual financial goals of the Company, as well as the Committee’s assessment of each officer’s individual contributions relative to Company-wide strategic and culture objectives. Because cash incentives generally are designed to reflect Company and individual performance during the year, they can vary significantly in amount from year to year. The manner in which the Committee determined annual incentive targets and actual payout amounts for 2018 is described below.

ANNUAL CASH INCENTIVE TARGETS

The Committee, in consultation with its independent compensation consultant, approved the 2018 annual cash incentive targets for our senior executives, taking into account our CEO’s recommendations for executives other than our CEO. These targets are calculated by multiplying each executive’s base salary by a target percentage, which the Committee determines after considering:

•	the nature and responsibility of the position;

•	internal pay equity among positions;

•	each executive’s particular experience and knowledge base; and

•	Comparative Market Data (as described above under “Comparative Market Data”), which indicated that the 2018 annual incentive targets were generally in line with market practices.

In addition, as described under “Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 55 of this Proxy Statement, the Company has entered into letter agreements with certain executives that specify their respective minimum annual cash incentive target percentage opportunities.

Based on the foregoing, the 2018 annual incentive target opportunities for each NEO were approved by the Committee as follows:

NAME	2018 BASE SALARY	TARGET BONUS AS PERCENTAGE OF BASE SALARY	2018 TOTAL TARGET INCENTIVE
Mr. Dickey	$950,000	125%	$1,187,500
Ms. Engel	$600,000	80%	$ 480,000
Ms. Rowlands	$610,000	80%	$ 488,000
Ms. Wadsworth	$535,000	70%	$ 374,500
Ms. Wall	$539,100	70%	$ 377,370
Mr. Zidich	$650,000	80%	$ 520,000

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentives

ANNUAL INCENTIVE DETERMINATIONS

In making final 2018 annual incentive determinations, the Committee considered the Company’s achievement relative to Company-wide financial performance goals, as well as each executive’s performance relative to individual strategic and culture goals. In February 2018, our CEO’s strategic and culture goals were approved by the Committee, and each other NEO’s goals were developed by our CEO in collaboration with such NEO. Each element of an executive’s annual incentive opportunity was evaluated and earned independently of the others.

WEIGHTING	INCENTIVE ELEMENT
• 70% (for CEO) • 60% (for other NEOs)

  Company Financial Performance Goals

•  Of the portion of the annual incentive tied to Company financial performance, 60% was determined based on the Company’s performance relative to a budgeted Adjusted EBITDA target of $340.0 million, with payout amounts determined as follows:

• no payout below 75% of target ($255.0 million)

• 50% payout upon achieving 75% of target

• 100% payout upon achieving target

• 150% payout upon achieving 120% or more of target ($408.0 million)

Payouts for performance between 75% and 120% of target were calculated based on straight-line interpolation. The budgeted Adjusted EBITDA target was determined in February 2018 based on the Company financial plan approved by the Board at that time. All contributions to Adjusted EBITDA made by businesses acquired in 2018 were excluded for purposes of determining whether the budgeted Adjusted EBITDA target was achieved, and contributions from divested businesses were assumed to equal planned achievement for periods following the divestiture.

For these purposes, budgeted Adjusted EBITDA was defined as the Company’s earnings before interest, taxes, depreciation and amortization, excluding items deemed to be “one time” in nature that impacted the comparability of our financial results, and reflecting the following further adjustments: (1) pension expense was fixed at the budgeted amount approved in February 2018, resulting in the exclusion of variances to budgeted pension expense occurring during the year; (2) medical expense was fixed at the budgeted amount approved in February 2018, resulting in the exclusion of variances due to higher claims during the year; and (3) Newsquest’s contribution to Adjusted EBITDA was calculated at the budgeted exchange rate of 1.34 US Dollars to British pounds approved in February 2018, eliminating the impact of exchange rate fluctuations during the year.

•  The remaining 40% portion of the annual incentive tied to Company financial performance was determined based on the Company’s performance relative to a digital revenue target of $906.9 million, with payout amounts determined as follows:

• no payout below 75% of target ($680.18 million)

• 50% payout upon achieving 75% of target

• 100% payout upon achieving target

• 150% payout upon achieving 120% or more of target ($1,088.28 million)

Payouts for performance between 75% and 120% of target were calculated based on straight-line interpolation. As with Adjusted EBITDA described above, digital revenue contributions from businesses acquired during the 2018 fiscal year were excluded for purposes of determining whether the digital revenue target was achieved, and contributions from divested businesses were assumed to equal planned achievement for periods following the divestiture.

For these purposes, digital revenue was defined as the Company’s revenue from digital advertising plus its revenue from digital-only subscriptions. Digital advertising revenue includes revenues earned by selling display and video advertising on desktop and mobile platforms as well as classified revenues earned through sales on third party platforms. It also includes revenues generated through search engine marketing, search engine optimization, social, email, directories, digital syndication, archives, certain third-party partners and various software and web presence products. Digital-only subscriptions revenue includes revenue earned through the purchase of digital-only newspaper subscriptions on desktop, mobile web or native applications (for Domestic Publishing only), but excludes revenues generated by e-editions (Kindle, Nook, etc.) and certain digital circulation revenues. In calculating digital revenues for annual incentive purposes, Newsquest’s contribution to digital revenues was calculated at the budgeted exchange rate of 1.34 US Dollars to British pounds approved in February 2018.

36	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentives

WEIGHTING	INCENTIVE ELEMENT
• 15% (for CEO) • 25% (for other NEOs)

Contributions to the Company’s Strategic Plan

The key elements of the Company’s strategic plan include leveraging nationwide scale and local presence, accelerating the expansion of our digital businesses, pursuing opportunistic acquisitions, maximizing the value of our legacy print business and rationalizing our cost base and maintaining a flexible balance sheet.

This portion of each NEO’s incentive was determined based upon the Committee’s assessment of the executive’s performance against goals specific to the executive relating to one or more elements of our strategic plan. Examples of such goals include, among others:

•  activating new consumer strategies, while improving our customer service and delivery, developing signature mobile products, and continuing to focus on distinguished and impactful journalism

•  implementing our new marketing solutions strategy, including restructuring our local sales organization

•  achieving cost efficiencies by continuing to integrate acquired businesses, as well as outsourcing and automation

•  achieving business unit budget goals

•  executing on our acquisition strategy

•  providing robust legal, human resource and finance support for the organization, including in connection with M&A, ethics, corporate governance and compliance

This portion of each NEO’s incentive could pay out at a maximum of 150% of target.

• 15% (for CEO) • 15% (for other NEOs)

Contributions to the Company’s Culture

This portion of each NEO’s incentive was determined based upon the Committee’s assessment of the executive’s achievement relative to goals relating to Company culture, which are viewed as critical to our ability to effectively serve the communities in which we operate. Examples include, among others:

•  driving employee engagement and improving employee communications

•  ensuring succession and development plans

•  remaining an industry leader in inclusion and diversity

•  reorienting teams to digital and the Company’s strategic direction

This portion of each NEO’s incentive could pay out at a maximum of 150% of target.

In accordance with the foregoing, the Committee determined the 2018 annual incentive payout amount for each NEO based upon the following considerations:

Company Financial Performance. Adjusted EBITDA was approximately $308.97 million and digital revenue was approximately $809.99 million for 2018, resulting in 81.75% funding relative to target for the portion of each executive’s incentive tied to Adjusted EBITDA, 78.63% funding relative to target for the portion of each executive’s incentive tied to digital revenue, and 80.5% funding on a blended basis relative to target for the entire portion of each executive’s incentive tied to financial performance.

Contributions to Strategic Plan. Our vision is to become essential for consumers and marketers seeking meaningful connections with their communities across digital, print, and other channels. The Company is committed to a business strategy that drives audience growth and engagement by delivering deeper content experiences our audiences value while offering the products and marketing expertise our advertisers desire. As discussed above, the Committee determines this portion of each executive officer’s incentive based upon the executive’s performance against strategic goals specific to the executive. Highlighted below are the key elements of our strategy, as well as the ways in which the Company advanced its strategic plan in 2018.

•

Leverage nationwide scale and local presence. Throughout 2018, the Company continued to strengthen and leverage the USA TODAY NETWORK (with 109 local media organizations plus USA TODAY) to deepen our relationships with both consumers and marketers at a national and local level. The USA TODAY NETWORK’s achievements in 2018 included, among others:

•

Producing award-winning and innovative content to increase audience growth and engagement. Content produced by the USA TODAY NETWORK earned numerous accolades in 2018, including three Pulitzer prizes for “The Wall: Unknown Stories, Unintended Consequences,” “Seven Days of Heroin: This Is What an Epidemic Looks Like,” and a selection of Iowa-focused editorials related to health care. The NETWORK also implemented countless consumer product improvements, such as personalization in our native apps and launching a digital front redesign in more than 90 markets. These efforts helped drive solid audience growth and engagement across our properties, which achieved, on average, approximately 126 million monthly U.S. unique visitors and 5 billion visits, according to comScore, Inc.

•

Reorganizing our sales organization and enhancing our go-to-market approach to better meet marketers’ needs. In 2018, we restructured our local sales organization to better align with our customers based on level of spending and marketing objectives, with

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentives

sales strategies tailored to individual client accounts rather than a “one size fits all” approach. We also launched “LOCALiQ,” our go-to-market product solution brand that better packages our broad set of marketing solutions to enable a more consultative sale.

•

Delivering strong national digital advertising revenue growth. Our national sales team drove strong digital advertising revenue growth in 2018 for the second year in a row, up 19% from 2017, driven by gains across both our premium and programmatic sales channels. In addition, our USA TODAY property achieved total advertising revenue growth driven by gains in digital advertising, and more than 75% of its advertising revenue is now from digital sources.

•

Accelerate expansion of our digital businesses and pursue opportunistic acquisitions. Throughout 2018, we continued to innovate in the use of digital media in storytelling and invest in its digital content brands, while expanding our portfolio of digital marketing solutions.

•

Innovating and investing in digital storytelling and brands. On the content side, our innovation in the use of digital media in storytelling is exemplified by “The Wall” project (which provided an immersive experience encompassing virtual reality, bots, aerial and 360-degree video, documentaries, photos, podcasts and more) and “321 Launch” (the USA TODAY NETWORK’s first augmented reality application, which brings interactive space coverage to our audiences). In addition, USA TODAY’s investigative podcast, “The City,” launched with an augmented reality component and reached no. 6 on the Apple Podcast Top 10 charts. Apple named “The City” one of 2018’s best podcasts, and the New York Times listed it among the “Five Great Podcasts from 2018.” Our investment in content, product and marketing strategies drove a 46% year-over-year increase in digital-only paid subscriptions, and our investment in our Kind video franchises (such as Militarykind, Animalkind and Humankind) grew those franchises to more than five billion views in 2018.

•

Expanding our portfolio of digital marketing services. On the advertising side, we further extended and scaled ReachLocal’s digital marketing services offerings in our local markets and continued to expand our digital marketing solutions business by acquiring WordStream, Inc. in July 2018. WordStream is a software-as-a-service (“SaaS”) provider focused on the “Do-It-Yourself” category of digital marketing services, which complements ReachLocal’s “Do-It-For-Me” services and doubles our addressable market.

•

Maximize the value of our legacy print business and rationalize our cost base. In 2018, we continued to drive the profitability of our traditional print operations by rationalizing our cost infrastructure and maximizing our revenue base. On a same-store basis, operating expenses for 2018 were down 7% year-over-year due to the Company’s aggressive cost reduction efforts. On the revenue side, we have implemented a circulation pricing strategy that includes strategic price increases for our consumer products and membership opportunities for our most loyal subscribers.

•

Maintain a flexible balance sheet. Through aggressive cost management and disciplined financial policies, we have been able to maintain a strong balance sheet with relatively low debt levels compared to our peers. Our strong balance sheet has enabled us to keep a flexible capital allocation policy with an emphasis on returning cash to shareholders. In April 2018, we closed on our offering of $201.25 million aggregate principal amount of convertible notes and used the proceeds to repay indebtedness outstanding under our revolving credit facility. In May 2018, our Board of Directors authorized a three-year, $100 million share repurchase program. Throughout 2018, we maintained our quarterly dividend of $0.16 per share.

Contributions to Company Culture. We are committed to building a culture that encourages true individuality and diversity—mirroring the communities we serve. These ideals are essential to delivering high quality content, products, and services, which are critical to our strategy, and our entire team is involved and accountable in keeping inclusion, diversity and equity at the forefront in building our brand. As discussed above, the Committee determines this portion of each executive officer’s incentive based upon the executive’s performance against culture goals specific to the executive. In 2018, the Company’s culture goals were advanced through a number of initiatives, including:

•	Recruitment

•	We required diverse candidate slates and encouraged diverse interviewer panels.

•

We deployed recruiter and executive accountability metrics to proactively recruit, interview, and hire diverse candidates particularly at and above the executive level. We monitored our progress regularly and reported monthly to our CEO.

•

We targeted “early in career” candidates through our partnerships with seven universities across multiple disciplines, showcasing the Company as an employer of choice by providing mentorship, resume reviews, and interview training. Additionally, we hosted Diversity Roundtable discussions, Facebook Live events, and job shadowing days.

•	We expanded our association with diversity-related organizations beyond journalism (e.g., Women in Technology and National Association of Black MBAs).

•	We redesigned our external career website, adding an “Inclusion” landing page featuring videos and content highlighting our inclusive culture.

•	We developed targeted ad campaigns, including bilingual collateral, and provided open houses to attract diverse talent.

•

Compensation and Benefits—We actively reviewed compensation-related trends and issues, considered fairness and inclusion in our internal pay practices, and sought feedback on our benefits programs to ensure all voices and needs were recognized.

38	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentives

•

Employee Engagement—In building on our CEO Call to Action, we remain committed to driving more robust conversations around inclusion, diversity and equity. We regularly engage employees through focus groups, employee surveys, committees and interactive communication sessions with our CEO and Chief People Officer to incorporate inclusion into every HR program.

•

Our employee resource groups continue to be a valuable resource to our business for talent, building awareness, modeling inclusion, providing external topic experts and driving cultural and social change. We added two new groups in 2018—Military Forward and Interfaith Forward—and have six active groups across the Company.

•

We launched a campaign regarding the importance of being an ally in the workplace. The campaign aims to educate and encourage employees to support and stand up for others. This effort was intended to provide more safe, inclusive and collaborative environments to encourage open and sometimes difficult conversations.

•	We added inclusion, diversity and equity to our portfolio of annual Company-provided trainings, beginning with the topic of Unconscious Bias, an eLearning course offered Company-wide.

•	For the second year in a row, we were recognized as a leader in LGBTQIA+ workplace inclusion, scoring 100% on the Human Rights Campaign’s Corporate Equality Index for 2018.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

Our annual incentive program provides that, to be entitled to an annual incentive payment, each participating executive must remain employed with the Company through the date following year-end on which payments are made to program participants, subject to two exceptions. If an executive either (1) is involuntarily terminated by the Company without cause or (2) voluntarily terminates employment after having attained at least age 65 or at least age 55 with five or more years of service, the executive is entitled to a prorated payment based on the number of days the executive participated in the program prior to termination. The amount of the payment would be determined based on actual performance relative to the predefined performance goals in effect and be paid after the applicable incentive period at the same time amounts are paid to other participants.

If the Company were to experience a “Change in Control” as defined in the 2015 Plan after the date of this Proxy Statement, the amount payable to each participating executive would be fixed at the greater of: (i) the amount that would be paid based on actual performance relative to the predefined performance goals in effect prior to the Change in Control; and (ii) the participant’s target incentive opportunity. Such amount would be payable after the applicable incentive period at the time cash incentives are ordinarily paid, subject to the participant’s continued service with the Company.

2018 Cash Incentives for Stretch Goals

For 2018, each NEO (other than Mr. Zidich) also had an opportunity to earn an additional cash award if the Company achieved the following predetermined stretch goals:

•	Goal 1—At least 133 million unique visitors measured by comScore, Inc. as of December 2018

•	Goal 2—At least 650,000 digital-only paid subscribers as of December 2018

•	Goal 3—Exceed a target percentage level of penetration of our local controllable accounts that are buying digital marketing services as of December 2018

The stretch goals are cash incentive opportunities payable under and subject to the 2015 Plan. The target incentive payout for each stretch goal was 8.33% of base salary, for a maximum payout opportunity of 25% of base salary. Each goal could be achieved and earned independently of any other goal. The impact of acquisition activity was excluded from the measurement of the Company’s achievement of goals 2 and 3, but not for goal 1, which is measured by comScore, Inc. In 2018, the Company did not achieve any of its stretch goals; accordingly, no payments were earned in respect of any goal. The Committee discontinued the use of stretch goals for 2019 because it believes other elements of our compensation program sufficiently incent executives to pursue strategic digital objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

2018 Total Cash Incentive Payouts

Based on the foregoing, the Committee awarded 2018 annual cash incentive and stretch goal payouts to our NEOs in the amounts set forth below.

NAME	2018 ANNUAL INCENTIVE PAYOUT	2018 ANNUAL INCENTIVE PAYOUT AS A PERCENTAGE OF TARGET	2018 STRETCH GOALS PAYOUT	TOTAL
Mr. Dickey	$955,938	80.5%	—	$955,939
Ms. Engel	$429,840	89.6%	—	$429,841
Ms. Rowlands(1)	—	—	—	—
Ms. Wadsworth	$330,684	88.3%	—	$330,685
Ms. Wall	$337,935	89.6%	—	$337,936
Mr. Zidich(1)	$110,565	85.1%	—	$110,566

(1)

Mr. Zidich received a payout under our 2018 annual incentive program prorated to reflect his partial year of service, because his employment with the Company was terminated without cause. Ms. Rowlands received no payout because she voluntarily resigned and had not met the retirement eligibility requirements under the program.

Long-Term Incentives

Long-term incentive awards recognize the performance of executives who drive the development and execution of our business strategies and goals. 60% of the value of each executive’s long-term incentive award was performance-based, split equally between Performance Shares and Performance Units, and the remaining 40% consisted of RSUs. The primary purposes of these awards are to align further the executive’s interests with those of the Company’s stockholders and the Company’s long-term and strategic objectives, to drive stockholder return, to foster executive stock ownership and to promote retention.

OVERVIEW OF 2018 LONG-TERM INCENTIVES FOR NEOS

For 2018, the long-term incentive component of our NEOs’ compensation (other than Mr. Zidich) consisted of annual grants of Performance Shares, cash-settled Performance Units and RSUs in amounts approved by the Committee in December 2017 and granted as of January 1, 2018. Summarized below are the key terms of the Performance Shares, Performance Units and RSUs awarded for 2018, as well as the process followed by the Committee in determining the size of each NEO’s 2018 awards.

PERFORMANCE SHARES

General Terms of the Performance Share Awards. Under the terms of the Company’s performance share awards, the Company may issue shares of Company common stock (“Performance Shares”) to senior executives following the completion of a three-year period beginning on the grant date (an “Incentive Period”). Payouts of Performance Shares generally are determined based upon how the Company’s TSR compares to the TSRs of a group of peer companies (the “TSR Peer Group”) established by the Committee, with assistance from its independent compensation consultant, for the applicable Incentive Period. The comparison is performed by ranking the Company’s TSR against the TSR of each company in the TSR Peer Group over the Incentive Period, where a company’s TSR equals a fraction, the numerator of which is the company’s stock price change plus the dividends paid on such stock (which are assumed to be reinvested in the stock) from the first day of the Incentive Period to the applicable measurement date, and the denominator of which is the company’s closing stock price on the business day preceding the first day of the Incentive Period. By tying the payout of the Performance Shares to the Company’s TSR, a purely objective standard, these awards help to align executive compensation with stockholders’ interests.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

For each Incentive Period, the Committee calculates the number of Performance Shares earned by multiplying the target number of Performance Shares (as specified in the executive’s award agreement) by a percentage determined based on the Company’s TSR versus the TSR of the TSR Peer Group companies. The percentages for the 2016-2018, 2017-2019 and 2018-2020 Incentive Periods are set forth in the following table, with percentiles between the thresholds determined by straight line interpolation.

3-YEAR COMPANY TSR V. PEER COMPANIES (2016-2018 AND 2017-2019 AWARDS)	3-YEAR COMPANY TSR V. PEER COMPANIES (2018-2020 AWARDS)	RESULTING SHARES EARNED (% OF TARGET)
90th percentile or above	90th percentile or above	200%
70th percentile	70th percentile	150%
50th percentile	50th percentile	100%
30th percentile	25th percentile	50%
Less than 30th percentile	Less than 25th percentile	0%

Relative TSR performance is measured at the end of each of the last four quarters in the Incentive Period, and the average results of these measurements are used to calculate the number of Performance Shares that an executive earns, so that the calculation does not solely rely upon the Company’s stock price on the first day and the last day of the Incentive Period.

With certain exceptions noted under “Other Potential Post-Employment Payments” on page 61 for terminations due to death, disability, retirement (defined as at least 65 years of age or at least 55 years of age with at least 5 years of service) or a change in control, Performance Shares generally vest on the expiration of the Incentive Period only if the executive continues to be employed by the Company through the last day of the Incentive Period. After the end of the Incentive Period, each executive who is entitled to Performance Shares based on the satisfaction of the applicable service and performance requirements will receive the number of Performance Shares that the executive has earned, less withholding taxes. Dividends are not paid or accrued on Performance Shares.

The Performance Share award agreements contain additional terms that affect calculations in the event of the bankruptcy or change in control of a TSR Peer Group company during an Incentive Period:

•

A TSR Peer Group company that is involved in bankruptcy proceedings (and thus no longer traded on a national securities exchange) during the Incentive Period will remain in the group at a negative 100% TSR;

•

A TSR Peer Group company that enters into a definitive agreement to be acquired during Year 1 or Year 2 of the Incentive Period will be excluded from all calculations, except that if the agreement is rescinded, revoked or abandoned by the end of Year 2 of the Incentive Period and no new agreement is entered into by the end of Year 2, the TSR Peer Group company will be taken into account unless it is subject to another rule;

•

A TSR Peer Group company that is subject to a public announcement of a takeover attempt or enters into a definitive agreement to be acquired during Year 3 will have its TSR position fixed above or below the Company’s TSR using the average closing price of both companies’ stock during the 30 consecutive trading days ending on the trading day immediately preceding the announcement of the takeover attempt or definitive agreement; and

•

Notwithstanding the foregoing, if at any time during the Incentive Period, a TSR Peer Group company enters into a definitive agreement to be acquired by the Company, the TSR Peer Group company will be excluded from all calculations.

The number of Performance Shares granted to an executive will be reduced if the price of the shares when paid exceeds 300% of the price of the shares on the first day of the Incentive Period. The price of the shares on the first day of the Incentive Period generally is equal to the closing price of a share of Company common stock on the last trading day prior to that date. The “first day price” was $16.29 for the 2016-2018 Incentive Period, $9.71 for the 2017-2019 Incentive Period and $11.59 for the 2018-2020 Incentive Period.

TSR Peer Groups

The Committee annually reviews the Company’s TSR Peer Group in connection with new grants and adjusts the peer group as needed to ensure it accurately reflects the Company’s business and includes comparable companies.

The TSR Peer Group for the 2018-2020 Incentive Period comprises the following companies:

A.H. Belo Corp.	News Corp.
Entercom Communications Corp.	Nexstar Media Group
Harte Hanks, Inc.	Pandora Media, Inc.
Graham Holdings Co.	TEGNA Inc.
IAC/Interactivecorp	Time, Inc.
Lee Enterprises, Inc.	Townsquare Media, Inc.
The McClatchy Company	Tribune Publishing Co.
Meredith Corp.	Wiley (John) & Sons
New Media Investment Group	Yelp Inc.
New York Times Co.

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41

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The TSR Peer Group for the 2017-2019 Incentive Period comprises the following companies:

A. H. Belo Corp.	New Media Investment Group
Angie’s List, Inc.	New York Times Co.
Harte Hanks, Inc.	News Corp.
IAC/Interactivecorp	Time, Inc.
Lee Enterprises, Inc.	Tribune Publishing Co.
The McClatchy Company	Yelp Inc.
Meredith Corp.

The TSR Peer Group for the 2016-2018 Incentive Period comprises the following companies:

A. H. Belo Corp.	New Media Investment Group
Angie’s List, Inc.	New York Times Co.
Constant Contact, Inc.	News Corp.
Harte Hanks, Inc.	ReachLocal, Inc.
Lee Enterprises, Inc.	Time, Inc.
The McClatchy Company	Tribune Publishing Co.
Meredith Corp.	Yelp Inc.

Impact of Certain Peer Group Transactions on the 2016-2018 Performance Share Awards

Angie’s List, Inc.: Effective September 29, 2017, Angie’s List, Inc. was acquired by IAC/Interactivecorp. Because the transaction took place in Year 2 of the 2016-2018 Incentive Period, Angie’s List, Inc. was removed from the TSR Peer Group.

Constant Contact, Inc.: Effective February 9, 2016, Constant Contact Inc. was acquired by Endurance International Group. Because the transaction took place in Year 1 of the 2016-2018 Incentive Period, Constant Contact Inc. was removed from the TSR Peer Group.

ReachLocal, Inc.: Effective April 9, 2016, ReachLocal was acquired by the Company and therefore was removed from the TSR Peer Group.

Time, Inc.: On November 26, 2017, Time, Inc. entered into a definitive agreement to be acquired by Meredith Corp., and the acquisition closed on January 31, 2018. Because the definitive agreement was signed in Year 2 of the 2016-2018 Incentive Period, Time, Inc. was removed from the TSR Peer Group.

2016-2018 TSR Performance

As of December 31, 2018, comparing the “Company TSR” calculated as described above to the TSR of the 2016-2018 TSR Peer Group companies at the end of each of the last four quarters in the 2016-2018 Incentive Period resulted in a payout percentage of 0%. Accordingly, no Performance Shares were paid out to participating executives pursuant to awards granted in connection with the 2016-2018 Incentive Period.

CASH-SETTLED PERFORMANCE UNITS

To promote greater alignment of the Company’s long-term incentive program with its strategic objectives, particularly related to digital transformation, senior executives received a portion of their long-term incentive awards for 2018 in the form of Performance Units in lieu of Performance Shares. Each Performance Unit is equivalent to $1 in cash and will pay out following the completion of a three-year Incentive Period, based upon the Company’s achievement against year-over-year digital revenue growth goals established for each year within the Incentive Period, as further described below. The growth goals for each of the three tranches of an award are fixed in February of the year of grant, in connection with the Board’s approval of the Company’s financial plan.

2018 Growth 50% weighting

The Performance Units tied to 2018 growth (50% of the award) will pay out as follows:

•  None of the units will be earned if the Company’s actual 2018 digital revenue is below 75% of $906.9 million (target 2018 digital revenue).

•  50% of the units will be earned if actual 2018 digital revenue equals 75% of target 2018 digital revenue.

•  100% of the units will be earned if actual 2018 digital revenue equals target 2018 digital revenue.

•  200% of the units will be earned if actual 2018 digital revenue equals or exceeds 125% of target 2018 digital revenue.

42	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

2019 Growth 30% weighting

The Performance Units tied to 2019 growth (30% of the award) will pay out as follows:

•  None of the units will be earned if the Company’s actual 2019 digital revenue is below 88% of target digital revenue for 2019, where target is calculated as a specified percentage increase over digital revenue actually achieved for 2018.

•  50% of the units will be earned if actual 2019 digital revenue equals 88% of target 2019 digital revenue.

•  100% of the units will be earned if actual 2019 digital revenue equals target 2019 digital revenue.

•  200% of the units will be earned if actual 2019 digital revenue equals or exceeds 125% of target 2019 digital revenue.

2020 Growth 20% weighting

The Performance Units tied to 2020 growth (20% of the award) will pay out as follows:

•  None of the units will be earned if the Company’s actual 2020 digital revenue is below 90% of target digital revenue for 2020, where target is calculated as a specified percentage increase over digital revenue actually achieved for 2019.

•  50% of the units will be earned if actual 2020 digital revenue equals 90% of target 2020 digital revenue.

•  100% of the units will be earned if actual 2020 digital revenue equals target 2020 digital revenue.

•  200% of the units will be earned if actual 2020 digital revenue equals or exceeds 125% of target 2020 digital revenue.

Payouts for performance between the threshold and maximum percentages of target will be calculated based on straight-line interpolation.

For purposes of the Performance Unit awards, digital revenue is defined as the Company’s revenue from digital advertising plus its revenue from digital-only subscriptions. Digital advertising revenue includes revenues earned by selling display and video advertising on desktop and mobile platforms as well as classified revenues earned through sales on third-party platforms. It also includes revenues generated through search engine marketing, search engine optimization, social, email, directories, digital syndication, archives, other third-party partners and various digital-related software and web presence products. Digital-only subscriptions revenue includes revenue earned through the purchase of digital-only newspaper subscriptions on desktop, mobile web or native applications (for Domestic Publishing only), but excludes revenues generated by e-editions (Kindle, Nook, etc.) and certain digital circulation revenues. The Company’s actual digital revenue for any given year shall be adjusted for any “Extraordinary Items” as defined in the 2015 Plan, except that adjustments for the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions shall be made only in respect of the year in which the transaction closes. For the year the transaction closes, the calculation of actual digital revenue achievement excludes contributions from acquired businesses and assumes that contributions from divested businesses equaled planned achievement for periods following the divestiture.

With certain exceptions noted under “Other Potential Post-Employment Payments” on page 61 for terminations due to death, disability, retirement (defined as at least 65 years of age or at least 55 years of age with at least 5 years of service) or a change in control, Performance Units generally vest on the expiration of the Incentive Period only if the executive continues to be employed by the Company through the last day of the Incentive Period. After the end of the Incentive Period, each executive who is entitled to Performance Units based on the satisfaction of the applicable service and performance requirements will receive a cash award equal to the number of Performance Units that the executive has earned, less withholding taxes.

RSUS

RSUs generally represent the right to receive a share of Company stock at a specified date, provided certain service requirements are satisfied. Awards granted in 2018 generally vest in three equal annual installments, with vested shares being delivered to the executive shortly after each vesting event. Special vesting rules apply to RSUs upon death, disability, retirement or a change in control, as discussed under “Other Potential Post-Employment Payments” on page 61. Certain awards granted to some of our NEOs also are subject to special rules, as discussed under “Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 55.

LONG-TERM INCENTIVE AWARDS GRANTED IN 2018

For the awards granted on January 1, 2018, management recommended to the Committee total long-term incentive award target values for each NEO by multiplying the base salary of each NEO by a target percentage, which took into account:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•

Comparative Market Data (as described above under “Comparative Market Data”), which showed that the target values recommended by management were generally consistent with those disclosed by the comparator group.

GANNETT CO., INC.	2019 Proxy Statement

43

COMPENSATION DISCUSSION AND ANALYSIS

Executive Retention Arrangements

Using management’s recommendations as a guideline, in December 2017 the Committee approved the following 2018 long-term award values for the Company’s senior executives and, in the case of Mr. Dickey, the determination was ratified by the Board:

EXECUTIVE	2018 TARGET PERFORMANCE SHARES AWARD VALUE (30% of total LTI award value)	2018 TARGET PERFORMANCE UNITS AWARD VALUE (30% of total LTI award value)	2018 RSUS AWARD VALUE (40% of total LTI award value)
Mr. Dickey	$926,250	$926,250	$1,235,000
Ms. Engel	$296,625	$296,625	$395,500
Ms. Rowlands	$274,500	$274,500	$366,000
Ms. Wadsworth	$187,500	$187,500	$250,000
Ms. Wall	$196,875	$196,875	$262,500
Mr. Zidich	—	—	—

On January 1, 2018, the award value of each executive’s Performance Share and RSU award was translated into a number of Performance Shares and RSUs by dividing the award value by the closing price of the Company’s common stock on December 29, 2017, discounted for lack of dividends paid while unvested. This method resulted in a number of Performance Shares and RSUs worth, on an economic basis, the award values approved by the Committee and supported by the Comparative Market Data. Because each cash-settled Performance Unit is equivalent to $1 in cash, no translation of the applicable award values into Performance Units was required.

The Grants of Plan-Based Awards Table on page 53 sets forth the respective numbers of Performance Shares, RSUs and cash-settled Performance Units granted to our NEOs for 2018. The Summary Compensation Table, on page 51, sets forth: (1) the full grant date fair value of the Performance Shares and RSUs, measured pursuant to Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) and assuming the target level of performance is achieved; and (2) the cash payout earned by each NEO pursuant to the first 50% of his or her 2018-2020 Performance Units award based on the Company’s digital revenue achievement in 2018 (although such payout will not occur until after the end of the 2018-2020 Incentive Period).

Executive Retention Arrangements

Talented leaders and employees are crucial to the success of our business, and there is intense competition for talent inside and outside our industry. Accordingly, in light of Mr. Dickey’s announced retirement, the Committee determined it was critical to ensure we retained key members of our senior executive team to secure continuity of leadership during the CEO search process and the subsequent transition period.

On November 30, 2018, the Company entered into an employment retention agreement with Ms. Wall. Pursuant to the agreement, if Ms. Wall continues her employment with the Company at least through November 29, 2019, she will receive a retention payment of $475,000, less applicable payroll withholdings and deductions. Ms. Wall will not be eligible for the retention payment if her employment terminates for any reason on or before that date, unless she is terminated involuntarily without cause (in which case she will be paid the retention payment).

In addition, on January 15, 2019, the Company entered into employment retention agreements with members of the Company’s senior executive team including, among others, Mses. Engel, Wadsworth and Wall. Under these agreements, each executive is entitled to receive a retention payment of $510,000, $275,000 and $275,000, respectively, less applicable payroll withholdings and deductions, if the executive remains employed and in good standing with the Company through April 1, 2020. In addition, each agreement provides that the executive will receive the cash retention bonus if she is involuntarily terminated without cause, becomes permanently disabled or dies prior to April 1, 2020, and a prorated portion of the bonus if she voluntarily retires during the retention period (although the Committee may elect to pay a greater amount up to the full retention payment in its sole discretion). No payout will be made if the executive otherwise terminates voluntarily or is involuntarily terminated for cause.

The Company has also entered into a transition services agreement, dated as of November 30, 2018, with Mr. Dickey, which is described under “Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 55.

Benefits and Perquisites

The Company’s NEOs are provided a limited number of personal benefits and perquisites, which generally are the same as those offered to other similarly situated senior executives. These benefits and perquisites provide protections for the NEOs and their families, complement other compensation components, and help to minimize distractions from our executives’ attention to important Company initiatives. In certain cases, these benefits and perquisites were offered under our former parent’s compensation programs and were maintained following the separation. The Committee will evaluate these benefits in the context of the Company’s compensation guiding principles and determine, on a case by case basis, whether to continue offering them going forward. For additional information about these benefits, see footnote 4 to the Summary Compensation Table on page 52.

44	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Pay

LEGACY PROGRAMS

•

Supplemental Executive Medical Plan. The Supplemental Executive Medical Plan provides supplemental medical benefits to qualifying executives and their eligible dependents. Currently, only Mr. Dickey and Ms. Wall participate in this plan; no other NEOs are offered this benefit. Executives and their eligible dependents must be enrolled in other primary medical coverage that constitutes minimum essential coverage under the Affordable Care Act (“Other Primary Medical Coverage”) in order to participate. Where the Other Primary Medical Coverage is Medicare, the individual must be enrolled in Medicare Parts A, B, and D (or an equivalent Medicare plan, such as a Medicare Advantage plan with prescription drug coverage). The plan covers the qualifying executive’s out-of-pocket medical expenses for any covered medical expense that is not paid under the executive’s Other Primary Medical Coverage. No benefits are payable with respect to certain enumerated expenses. Plan benefits are provided through a contract of insurance. In accordance with the terms of the insurance contract, plan benefits are limited to those described above and extend only to dependents who are currently covered.

•

2015 Key Executive Life Insurance Plan. Under the Key Executive Life Insurance Plan (“KELIP”), the Company paid premiums on the individual life insurance policy owned by Mr. Dickey. The last premium payment required by the Company for the KELIP was paid at the end of 2018. Mr. Dickey was the only NEO who participated in the KELIP; no other NEOs were offered this benefit.

Post-Termination Pay

The Company offers a tax-qualified defined contribution plan, the Gannett 401(k) Savings Plan (“401(k) Plan”), as well as a non-qualified deferred compensation plan, the Gannett Co., Inc. 2015 Deferred Compensation Plan (“DCP”), each of which is described below. The Company also has an executive severance plan and a change-in-control severance plan, each of which is described below and under “Other Potential Post-Employment Payments” on page 61 of this Proxy Statement. These plans assist the Company in recruiting and retaining employees and in providing leadership focus and long-term commitment from executives. In addition, the Company maintains a tax-qualified defined benefit retirement plan, the Gannett Retirement Plan (“GRP”), and a non-qualified retirement plan, the Gannett Supplemental Retirement Plan (“SERP”). The GRP and SERP are frozen, except that certain “grandfathered” executives continue to accrue benefits in the SERP. The terms of the GRP and SERP also are described below.

401(K) PLAN

Most of the Company’s employees based in the United States may participate in the 401(k) Plan, which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Effective August 1, 2008, new participants as well as participants whose benefits were frozen under the GRP and, if applicable, the SERP, commenced receiving higher matching contributions under the 401(k) Plan. At that time, the matching contribution rate generally increased from 50% of the first 6% of compensation that an employee elects to contribute to the plan to 100% of the first 5% of compensation. During 2018, Mses. Engel, Rowlands and Wadsworth received matching contributions under the new formula, and Messrs. Dickey and Zidich and Ms. Wall received matching contributions under the old formula. Company matching contributions in 2018 were made in the form of Gannett stock. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits on the amount of compensation that can be taken into account, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan made in 2018 or prior thereto vest 25% after one year of service, 50% after two years of service and 100% after three years of service. For these purposes, service with the Company’s former parent is credited. As of the date of this Proxy Statement, Company contributions are 100% vested for Mr. Dickey and Mses. Engel, Wadsworth and Wall. Company contributions were 100% vested for Ms. Rowlands and Mr. Zidich at the time of their departures from the Company.

DEFERRED COMPENSATION PLAN

Under the DCP, each executive who participates in the DCP may elect to defer all or a portion of his or her base salary and bonus so long as the minimum deferral is $5,000 for each form of compensation for the year of deferral. The amounts deferred by each executive are vested and will be deemed invested in the fund or funds designated by such executive from the investment options specified under the plan.

During 2018, the DCP provided Company contributions on behalf of certain employees whose benefits under the Company’s 401(k) Plan were capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP were calculated by applying the same formula that applied to an employee’s matching and additional employer contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. However, participants were not required to make elective contributions to the DCP to receive an employer contribution. Company contributions under the DCP made in 2018 or prior thereto vest 25% after one year of service, 50% after two years of service and 100% after three years of service. Executives who accrue benefits under the SERP, including Messrs. Dickey and Ms. Wall (and Mr. Zidich, prior to his departure), do not receive Company contributions under the DCP. Mses. Engel, Rowlands and Wadsworth received Company contributions under the DCP for 2018, payable in 2019. Each of Mses. Engel and Wadsworth is, and at the time of her departure Ms. Rowlands was, 100% vested in her benefits.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are generally paid in a lump

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45

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Pay

sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Before the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

CHANGE IN CONTROL SEVERANCE PLAN

The Company’s 2015 Change in Control Severance Plan, as amended (“CIC Severance Plan”), provides severance pay to participating key executives of the Company in the event the executive is involuntarily terminated without “cause,” or terminates for “good reason” within two years after a “change in control” of the Company, or is terminated in anticipation of a “change in control” of the Company.

Below is a summary of several key terms of the CIC Severance Plan:

•

“Change in Control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities; (2) the Company’s incumbent directors cease to constitute at least a majority of the board of directors of the Company, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company; (3) consummation of the Company’s sale in a merger or similar transaction, or sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s stockholders of the Company’s complete liquidation or dissolution.

•

“Cause” means: (1) the participant’s material misappropriation of the Company’s funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; (3) conviction of the participant of a securities law violation or a felony involving moral turpitude; or (4) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission that the participant has violated any Federal or state securities law.

•

“Good Reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (2) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (3) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (4) the failure by the Company to pay any material compensation or benefits due to the participant; (5) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (6) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.

If triggered upon a qualifying termination of employment, benefits under the CIC Severance Plan include:

•

Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of: (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of: (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) Plan contributions and similar items); and (2) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

•

Pension. For participants who are “Grandfathered Participants” under the SERP, in addition to their vested GRP and SERP benefits, upon their qualifying termination of employment, such CIC Severance Plan participants are entitled to a lump sum payment equal to the difference between: (1) the amount that would have been paid under the SERP and GRP had the executive remained employed by the Company through the third year anniversary of the date of the change in control and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher; and (2) the amount payable under the SERP and the GRP as of the later of the date of the change in control or the termination date, whichever is higher.

•

COBRA benefit payment. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18 or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

46	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Pay

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

Mr. Dickey and Ms. Wall participate in the CIC Severance Plan, and each of their multipliers (as described above) is three (3). Mses. Engel and Wadsworth also participate in the plan, and each of their multipliers is two (2). Ms. Rowlands and Mr. Zidich participated in the plan until their departures from the Company, and each of their multipliers was two (2). Each of Mr. Dickey and Ms. Wall is, and Mr. Zidich was, a “Grandfathered Participant” under the SERP, whereas none of Mses. Engel or Wadsworth is a SERP participant. Ms. Rowlands also did not participate in the SERP.

EXECUTIVE SEVERANCE PLAN

Under the Company’s Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause is entitled to a lump sum cash severance payment equal to the product of (a) a “severance multiple” and (b) the participant’s annual base salary. The “severance multiple” means: (i) with respect to the Chief Executive Officer of the Company, three (3); and (ii) with respect to other participants, either two (2) or one (1) as assigned to the participant. Additionally, the participant is entitled to a prorated portion of the participant’s annual incentive for the fiscal year in which the participant is terminated based on actual performance, payable at the same time bonuses are generally paid. In December 2018, the plan was amended to permit the Company to claw back certain payments made under the plan if facts constituting “cause” are identified after such payments were made.

The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, disclosure of confidential information, solicitation of employees and disparagement of the Company and its affiliates. The separation agreement also contains a release of claims by the Company and its affiliates, including predecessor and successor entities, in favor of the participant and a covenant restricting the Company’s disparagement of the participant. In the event that a participant experiences a termination under circumstances that entitles the participant to compensation and benefits under the Executive Severance Plan and the CIC Severance Plan, the participant shall receive compensation and benefits under the CIC Severance Plan and not under the Executive Severance Plan.

Mr. Dickey participates in the Executive Severance Plan, and his severance multiple (as described above) is three (3). Mses. Engel, Wadsworth and Wall also participate in the plan, and each of their severance multiples is two (2). Ms. Rowlands and Mr. Zidich participated in the plan until their departures from the Company, and each of their severance multiples was two (2). Information on amounts that Mr. Zidich received pursuant to this plan in connection with his departure is provided under “Potential Payments Upon Termination” on page 64 of this Proxy Statement.

GANNETT RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN

Certain of the Company’s executives are participants in the GRP and the SERP. The GRP is a qualified defined benefit pension plan that provides retirement income to the majority of the Company’s U.S.-based employees who were employed before benefits were frozen on August 1, 2008, at which time most participants ceased to earn additional benefits for compensation or service earned on or after that date. The SERP is a non-qualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the GRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. Accordingly, benefits under the SERP are tied to benefits under the GRP.

The GRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings (“FAE”). Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the Gannett Deferred Compensation Plan. Until benefits commence, certain participants’ frozen benefits under the GRP are periodically adjusted to reflect increases in a specified cost-of-living index.

Effective January 1, 1998, a significant change was made to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 GRP provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 GRP provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 GRP provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65. The post-1997 GRP provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be either converted to a lifetime annuity or paid as a lump sum.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

The GRP benefits for Mr. Dickey and Mses. Wall and Wadsworth are, and for Mr. Zidich were, calculated under the post-1997 GRP provisions. However, as noted below, the SERP benefits for Mr. Dickey and Ms. Wall are, and for Mr. Zidich were, calculated under the pre-1998 GRP provisions. Ms. Wadsworth is not eligible for SERP benefits, and Ms. Engel is not, and Ms. Rowlands was not, eligible for either GRP or SERP benefits. For “Grandfathered Participants” such as Messrs. Dickey and Zidich and Ms. Wall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 GRP formula and the amount they receive from the GRP under the post-1997 formula. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the GRP.

In conjunction with the decision to freeze benefits under the GRP, it was also decided to make changes to benefits under the SERP. Generally, SERP participants whose SERP benefits were calculated under the pre-1998 GRP formula continue to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 are calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Messrs. Dickey and Zidich and Ms. Wall were affected by this change. Mr. Dickey and Ms. Wall are, and Mr. Zidich was, eligible for early retirement under the pre-1998 GRP formula that applies to them under the SERP.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 GRP formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index.

SERP benefits will be paid in accordance with the executives’ previously made elections and are paid upon separation from service except that payment is accelerated in the event that the Company undergoes a change in control. In order to comply with federal tax laws, certain executives’ SERP benefits cannot be paid within the first six months after their separation from service with the Company. Mr. Dickey and Ms. Wall are, and Mr. Zidich was, fully vested in their SERP and GRP benefits. Ms. Wadsworth is fully vested in her GRP benefit.

Clawback Policy

The Company has adopted a clawback policy that applies to our NEOs and all other officers subject to Section 16 of the Securities Exchange Act of 1934, as well as any individual who served as an executive officer of the Company in the three-year period prior to the date of the event that triggered the clawback policy. The Board may apply the clawback policy in a number of situations, including where:

•	a financial restatement results from an executive’s misconduct;

•	an executive’s unsanctioned actions have a materially detrimental effect on the Company’s reported financial results;

•	an executive is terminated following a felony conviction that directly and materially harms the Company’s business or reputation; or

•

an executive engaged in (1) fraud, theft, misappropriation, embezzlement, or misrepresentation, (2) gross negligence (including in a supervisory capacity) or material violation of the Company’s policies that result in material financial or reputational harm to the Company, or (3) violations of post-employment restrictive covenants.

If the clawback policy is applied to an executive, the Board (or designated Board committee) may require the reimbursement and/or forfeiture of certain bonus, incentive or equity-based compensation awarded by the Company and vested or paid to the executive, with the amounts and periods for the clawback depending on the reason for the application of the policy.

Stock Ownership Guidelines

Senior executives are expected to increase their stock ownership until they reach a minimum guideline equal to a multiple of their annual base salary. The following table reflects the minimum guideline for our senior executives as of December 31, 2018. The required levels of senior executive stock ownership are regularly reviewed by the Committee to ensure they remain appropriate.

EXECUTIVE	MINIMUM GUIDELINE MULTIPLE OF BASE SALARY
President and Chief Executive Officer	5X
Senior Vice President, Chief Financial Officer and Treasurer President, USA TODAY NETWORK President, USA TODAY NETWORK Marketing Solutions	3X
Other NEOs	1.5X

The Company’s ownership guidelines specify that senior executives must hold at least 50% of the after-tax shares they receive (assuming a 50% tax rate) upon the vesting of awards granted by the Company until they have met the applicable stock ownership guideline.

48	2019 Proxy Statement	GANNETT CO., INC.

COMPENSATION DISCUSSION AND ANALYSIS

Tax Considerations

Tax Considerations

In general, our executive compensation programs place heavy emphasis on pay for performance, with substantial portions of each executive’s total compensation at risk. In advancing this objective, before 2018, the Committee generally attempted to structure and award certain elements of compensation, including annual cash incentives and Performance Shares, to executive officers who might be subject to Section 162(m) of the Internal Revenue Code (“covered employees”) in a manner intended to permit the Company to obtain a deduction under Section 162(m) for qualifying performance-based compensation paid to such employees, while reserving the authority to award non-deductible compensation as it deemed appropriate. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to meet the deductibility requirements under Section 162(m) for years prior to 2018 in fact did so.

Under the Tax Cuts and Jobs Act, effective 2018, the performance-based compensation exception has been eliminated, subject to certain grandfathering rules. In addition, the definition of “covered employee” has been expanded to include the chief financial officer and any employee who was a covered employee for any taxable year beginning after December 31, 2016. As a result, the Company generally will not be able to obtain a tax deduction for compensation paid to a covered employee in excess of $1 million. Notwithstanding the change in the tax laws, the Company expects it will continue to place significant emphasis on pay for performance in the design of its executive compensation programs as a matter of sound corporate governance.

GANNETT CO., INC.	2019 Proxy Statement

49

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee met with management to review and discuss the “Compensation Discussion and Analysis” disclosures included in this Proxy Statement. Based on such review and discussion, on February 26, 2019 the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2018 fiscal year, and the Board has approved that recommendation.

THE COMPENSATION COMMITTEE

Donald E. Felsinger (Chair)

John E. Cody

Lila Ibrahim

John Jeffry Louis

50	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Summary Compensation Table

The following table depicts compensation paid to the Company’s NEOs for the fiscal years indicated below.

EXECUTIVE AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Robert J. Dickey (President and Chief Executive Officer)	2018	950,000		—		2,426,664	1,320,093	383,933	176,534	5,257,224
	2017	967,308		—		4,039,475	1,237,765	2,320,494	147,535	8,712,577
	2016	925,000		—		3,006,241	1,110,000	1,684,279	130,548	6,856,068
Alison K. Engel (Senior Vice President, Chief Financial Officer and Treasurer)	2018	599,327		—		777,127	546,458	—	79,791	2,002,703
	2017	573,558		—		1,237,895	505,257	—	73,292	2,390,002
	2016	505,000		—		900,003	384,053	—	82,762	1,871,818
Sharon T. Rowlands (Former President, USA TODAY NETWORK Marketing Solutions and Chief Executive Officer, ReachLocal, Inc.)	2018	598,269		206,250	(6)	719,157	—	—	91,733	1,615,409
	2017	558,539	(5)	206,250	(6)	488,315	521,191	—	158,693	1,932,988
	2016	231,346		621,720	(6)	970,831	—	—	75,700	1,899,597

Maribel Perez Wadsworth (President, USA TODAY NETWORK)	2018	534,327		—		491,223	404,400	939	65,081	1,495,970

Barbara W. Wall (Senior Vice President, Interim Chief Operating Officer and Chief Legal Officer)(7)	2018	538,348		—		515,790	415,336	218,824	58,761	1,747,059
	2017	507,692		—		714,529	382,980	1,092,684	58,321	2,756,206
John M. Zidich (Former President/ US Domestic Publishing)	2018	180,000		—		—	110,565	358,227	1,334,980	1,983,772
	2017	661,538		—		1,464,908	587,769	1,715,969	32,235	4,462,419
	2016	625,000		—		1,109,992	531,563	1,265,419	64,331	3,596,305

(1)

Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 11 to the Company’s 2018 audited financial statements. These are not amounts paid to or realized by the NEO. The ASC 718 amounts shown in this column may never be realized by an executive officer. No amounts were earned in respect of the 2016-2018 Performance Shares. In 2017 and 2018, the Company translated Performance Share award values into a number of Performance Shares by dividing the award value by the closing price of the Company’s common stock on the last trading day in the fiscal year, discounted for lack of dividends paid while unvested. In prior years, the Company translated Performance Share award values by dividing the award value by the accounting value per share computed using the Monte Carlo method as contemplated by ASC 718. The change in translation method increased the grant date fair value of the 2017 and 2018 Performance Share awards, computed in accordance with ASC 718, as compared with 2016 awards. For more information, refer to “Long-Term Incentives – Long-Term Incentive Awards Granted in 2018” on page 43.

The values of grants of Performance Shares reflected above have been calculated assuming the target level of performance is met, which the Company considered to be the most probable outcome as of the grant date. Assuming grants of Performance Shares were calculated based upon the maximum level of performance, the amounts shown in this column would be for Mr. Dickey: 2018: $3,618,325; 2017: $7,271,455; and 2016: $5,260,925; for Ms. Engel: 2018: $1,158,749; 2017: $2,119,835; and 2016: $1,485,006; for Ms. Rowlands: 2018: $1,072,313; 2017: $791,004; and 2016: $970,831; for Ms. Wadsworth: 2018: $732,450; for Ms. Wall: 2018: $769,084; and 2017: $1,190,979; and for Mr. Zidich: 2018: no award granted; 2017: $2,508,586; and 2016: $1,831,484.

(2)	Represents cash incentive compensation amounts earned by our NEOs pursuant to:

•	our 2018, 2017 and 2016 annual incentive programs based on achievement relative to the Company financial goals and individual strategic and culture goals;

•	our 2017 stretch goals (no amounts were paid pursuant to the 2018 or 2016 stretch goals); and

•

the first 50% portion of the cash-settled Performance Units earned based on digital revenue achieved in 2018 (although such amounts will not actually be paid until after the 2018-2020 Incentive Period).

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51

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Summary Compensation Table

Mr. Zidich received a payout under our 2018 annual incentive program prorated to reflect his partial year of service, because his employment with the Company was terminated without cause. Ms. Rowlands received no payout under the 2018 annual incentive program and earned no amount in respect of the cash-settled Performance Units because she voluntarily resigned and had not met the retirement age requirements under either program. For information on how annual cash incentive amounts were determined for 2018, see “Annual Cash Incentives” and “Long-Term Incentives – Cash-Settled Performance Units” under “Compensation Discussion and Analysis” on pages 35 and 42, respectively.

(3)

Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the GRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. This includes the value of any additional service accrued, the impact of any compensation increases received, the impact of any plan amendments made during the period, and growth attributable to interest, if applicable. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. To the extent the assumptions used for reporting changed from the prior year to the current year, the impact is reflected in the above values. A significant portion of the 2018 decrease as compared to 2017 relates to a significant increase in the annual discount rate (reflecting a year over year increase in the yields of high quality, fixed income investments as of the end of the fiscal year) required to be used to calculate pension values in the SERP for proxy reporting purposes (from 3.55% in 2017 to 4.25% in 2018).

(4)

Amounts for 2018 reported in this column include: (i) annual key executive life insurance premiums paid for Mr. Dickey in the amount of $61,075; (ii) matching contributions to the Gannett 401(k) plan as follows: Mr. Dickey: $8,250; Ms. Engel: $13,750; Ms. Rowlands: $13,750; Ms. Wadsworth: $13,750; Ms. Wall: $8,250; and Mr. Zidich: $8,250; (iii) Company contributions to the executives’ DCP accounts as follows: Ms. Engel: $41,479; Ms. Rowlands: $52,536; and Ms. Wadsworth: $32,156 (for an explanation of these payments, please refer to the discussion of the DCP beginning on page 60 of this Proxy Statement); (iv) premiums paid for Supplemental Executive Medical Plan coverage in the amount of $17,316 for each of Mr. Dickey and Ms. Wall; (v) financial services benefits paid for the benefit of Mr. Dickey, Ms. Engel, Ms. Rowlands, Ms. Wadsworth, Ms. Wall and Mr. Zidich in the amounts of $26,000, $7,100, $8,502, $1,735, $15,000 and $3,870, respectively; (vi) Gannett Foundation grants to eligible charities recommended by Mr. Dickey, Ms. Engel, Ms. Rowlands, Ms. Wadsworth, and Ms. Wall of $15,000 for each executive; (vii) premiums paid for travel accident insurance; (viii) payments for LifeLock identity protection services; (ix) imputed income related to Mr. Dickey taking full ownership of his company car in the amount of $45,000; (x) a severance payment under the Executive Severance Plan of $1,300,000 for Mr. Zidich in connection with his departure from the Company in April 2018; and (xi) Mr. Zidich’s pay received for paid time off that was not used in 2018 in the amount of $21,540. The NEOs also occasionally receive tickets to sporting events for personal use if the tickets are not needed for business use, for which the Company does not incur incremental costs. In 2018, Mr. Zidich purchased from the Company the car previously provided to him by the Company, at a price equal to the fair market value of the car at the time of purchase.

(5)

For Ms. Rowlands, the amount reported under “Salary” for 2016 reflects the salary paid to her by the Company during 2016 commencing with her employment with the Company upon our acquisition of ReachLocal on August 9, 2016. The amount reported under “Salary” for 2017 reflects (i) base salary at an annualized rate of $550,000 paid to her by the Company from January 1, 2017 to November 8, 2017 and (ii) base salary at an annualized rate of $610,000 paid to her from November 9, 2017 to December 31, 2017 due to her promotion to President, USA TODAY NETWORK Marketing Solutions.

(6)

As a result of negotiations between the Company and ReachLocal management in connection with our acquisition of ReachLocal, Ms. Rowlands’s 2016 bonus was determined pursuant to ReachLocal’s 2016 Executive Bonus Plan. The amount reported under “Bonus” for Ms. Rowlands in 2016 reflects the bonus she received pursuant to such plan. In addition, in connection with our acquisition of ReachLocal, Ms. Rowlands received a special cash retention award with an aggregate value of $825,000. The amounts reported under “Bonus” for Ms. Rowlands in 2017 and 2018 reflect the 25% portions of such award that vested on August 9, 2017 and 2018, respectively. For additional information regarding the terms of Ms. Rowlands’s special cash retention award, see “Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 55 of this Proxy Statement.

(7)	Ms. Wall was appointed Chief Operating Officer on an interim basis, effective March 18, 2019.

52	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table reports short and long-term incentive awards that were made to Company’s NEOs during 2018, in each case as described under “Compensation Discussion and Analysis” on page 30 of this Proxy Statement.

NAME	GRANT DATE	APPROVAL DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS				ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(4)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(5)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(6)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Robert J. Dickey	1/1/2018	12/13/2017					44,833	89,666	179,332		1,191,661
	1/1/2018	12/13/2017								119,555	1,235,003
			166,250	1,187,500	1,781,250	(1)
			79,135	237,500	237,500	(2)
			92,625	926,250	1,852,500	(3)
Alison K. Engel	1/1/2018	12/13/2017					14,358	28,715	57,430		381,622
	1/1/2018	12/13/2017								38,287	395,505
			57,600	480,000	720,000	(1)
			49,980	150,000	150,000	(2)
			29,663	296,625	593,250	(3)
Sharon T. Rowlands	1/1/2018	12/13/2017					13,287	26,573	53,146		353,155
	1/1/2018	12/13/2017								35,431	366,002
			58,560	488,000	732,000	(1)
			50,813	152,500	152,500	(2)
			27,450	274,500	549,000	(3)
Maribel Perez Wadsworth	1/1/2018	12/13/2017					9,076	18,151	36,302		241,227
	1/1/2018	12/13/2017								24,201	249,996
			44,940	374,500	561,750	(1)
			44,566	133,750	133,750	(2)
			18,750	187,500	375,000	(3)
Barbara W. Wall	1/1/2018	12/13/2017					9,530	19,059	38,118		253,294
	1/1/2018	12/13/2017								25,411	262,496
			45,284	377,370	566,055	(1)
			44,907	134,775	134,775	(2)
			19,688	196,875	393,750	(3)
John M. Zidich	1/1/2018	12/13/2017					—	—	—		—
	1/1/2018	12/13/2017								—	—
			62,400	520,000	780,000	(1)

(1)

The amounts reported in this row represent the threshold, target and maximum payments that could be earned under our 2018 annual cash incentive program. “Threshold” represents the amount that the NEO would earn if the threshold level were achieved only for the digital revenue financial metric. “Target” represents the amount that the NEO would earn if the target level were achieved for each financial metric and the individual strategic and culture components each paid out at 100%. “Maximum” represents the amount that the NEO would earn if the maximum level were achieved for each financial metric and the individual strategic and culture components each paid out at 150%. For actual amounts paid to each NEO, see the Summary Compensation Table on page 51 of this Proxy Statement.

(2)

The amounts reported in this row represent the amounts that NEOs could earn pursuant to the 2018 stretch goals. “Threshold” represents the amount that the NEO would earn if only one stretch goal were achieved. “Target” represents the amount that the NEO would earn if each goal were achieved. The NEOs did not have an opportunity to earn additional amounts in the event that the Company outperformed with respect to any stretch goal.

(3)

The amounts reported in this row represent the threshold, target and maximum payments that may be earned under the cash-settled Performance Unit awards granted for the 2018-2020 Incentive Period. The threshold is 50% of the target number of Performance Units

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Grants of Plan-Based Awards

that may be earned in respect of 2020 digital revenue performance only and the maximum is 200% of the target number of Performance Units that may be earned for each year in the 2018-2020 Performance Period.

(4)

These share numbers represent the threshold, target and maximum number of shares that may be earned under the Performance Share awards granted for the 2018-2020 Incentive Period. The threshold is 50% of the target number of Performance Shares, and the maximum is 200% of the target number of Performance Shares.

(5)

These share numbers represent RSU grants under the 2015 Plan. The awards generally will vest in three equal annual installments, with vested shares being delivered to the executive shortly after each vesting event.

(6)

The full grant date fair value was computed in accordance with ASC 718, based on the assumptions set forth in note 11 to the Company’s 2018 audited financial statements. The ASC 718 amounts shown in the table may never be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.

54	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table

Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table

ROBERT J. DICKEY

Letter Agreement

The Company entered into a letter agreement with Mr. Dickey, dated June 4, 2015, in connection with his appointment as President and Chief Executive Officer. The letter agreement entitled Mr. Dickey to an initial annual base salary of $895,000, an initial target annual bonus of 125% of his annual base salary and an initial annual long-term incentive compensation opportunity of 300% of his annual base salary. In addition, the letter provided for Mr. Dickey to receive a one-time grant of RSUs under the 2015 Plan with a grant date fair value of approximately $350,000, all of which have now vested, and a promotional cash bonus of $150,000.

Pursuant to his letter agreement, Mr. Dickey participates in:

•	the Company’s CIC Severance Plan, under which he is eligible for a severance payment based on the product of (a) 3 multiplied by (b) the sum of his base salary and bonus; and

•	the Company’s Executive Severance Plan, under which he is eligible for a severance payment based on the product of (a) 3 multiplied by (b) his base salary.

More information regarding the terms of the Executive Severance Plan and CIC Severance Plan is available under “Post-Termination Pay” on page 45.

In addition, upon Mr. Dickey’s retirement, death, full disability or termination other than for “cause,” he will vest 100% (rather than pro-rata) in his long-term incentive awards granted after the date of his letter agreement (with any applicable performance goals determined based on actual results over the full term of the performance period).

Transition Services Agreement

In connection with Mr. Dickey’s retirement as President and Chief Executive Officer of the Company, the Company entered into a transition services agreement, dated as of November 30, 2018, which amends certain provisions of Mr. Dickey’s existing letter agreement. The agreement provides that Mr. Dickey will continue as President and Chief Executive Officer through May 7, 2019 (or, if earlier, the date that a successor President and Chief Executive Officer of the Company assumes office), and that he will also perform services related to transition matters as directed by the Board. In addition, from the date he leaves office through October 7, 2019, Mr. Dickey will serve as a non-employee consultant to the Company and will provide advisory services to the successor President and Chief Executive Officer related to transition matters and such other services as reasonably requested by the successor President and Chief Executive Officer or the Board.

The agreement provides Mr. Dickey with the following compensation and benefits for the above-described services:

•

monthly compensation equal to $435,000 for the period from January 1, 2019 through the later of the date that Mr. Dickey terminates employment or May 7, 2019, (provided Mr. Dickey’s employment is not terminated by the Company for cause or by reason of his voluntary resignation);

•

a cash payment of $1,000,000, subject to Mr. Dickey’s continued employment through May 7, 2019 (or, if earlier, the date that a successor President and Chief Executive Officer of the Company assumes office) and the execution and non-revocation of a release of claims in favor of the Company; and

•

a monthly non-employee consulting fee of $75,000 from May 7, 2019 (or, if earlier, the date that a successor President and Chief Executive Officer of the Company assumes office) through October 7, 2019.

The agreement further provides that Mr. Dickey will not be eligible to receive any further awards under any short- or long-term cash, equity or equity-based incentive program sponsored or maintained by the Company, except that he will be entitled to receive his 2018 annual cash incentive award. The agreement also subjects Mr. Dickey to certain confidentiality obligations and 12-month non-competition and non-solicitation restrictions.

SHARON T. ROWLANDS

In connection with the acquisition of ReachLocal, the Company entered into a letter agreement with Ms. Rowlands, dated August 2, 2016, setting forth the terms of her employment as CEO of ReachLocal following the acquisition. That letter agreement was amended on November 9, 2017 in connection with Ms. Rowlands’s appointment as President, USA TODAY NETWORK Marketing Solutions. The letter agreement, as amended, generally entitled Ms. Rowlands to an initial annual base salary of $610,000, an initial target annual bonus for 2018 equal to 80% of her annual base salary, and annual long-term incentive awards in amounts to be determined by the Committee in accordance with the Company’s guidelines in effect.

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55

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table

Pursuant to her letter agreement, in August 2016 following the closing of the ReachLocal acquisition, Ms. Rowlands was granted special retention awards (consisting 50% of RSUs and 50% of cash). The special retention awards together had an aggregate value of $1,650,000. Half of such amount, or $825,000, consisted of an RSU grant, with the number of shares subject to the grant determined based upon the closing price of the Company’s common stock on August 11, 2016 (discounted for lack of dividends paid while unvested), or $10.39 per share. The remaining half of such amount consisted of an $825,000 cash retention award. The RSUs and the cash retention award each vested 25% on August 9, 2017 and 25% on August 9, 2018, on the first and second anniversaries of the ReachLocal acquisition, respectively. The remaining 50% of each award was forfeited in connection with Ms. Rowlands’s resignation from the Company in January 2019.

BARBARA W. WALL

The Company entered into a letter agreement with Ms. Wall, dated March 18, 2019, in connection with her appointment as Interim Chief Operating Officer. Pursuant to the letter agreement, Ms. Wall will receive additional compensation of $20,770 per bi-weekly paycheck, subject to applicable taxes and withholdings (approximately $45,000 per month), during the period in which she serves as Chief Operating Officer. Other than this additional cash compensation, Ms. Wall’s compensation and associated benefits remained the same following her appointment.

56	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of the end of 2018 on the stock options, RSUs and Performance Shares held by the Company’s NEOs.

	OPTION AWARDS				STOCK AWARDS*

NAME	NUMBER OF SECURITIES UNDERLYING UNEXER- CISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Robert J. Dickey	51,276	—	5.71	2/22/2019
					12,739	(1)	108,664	(1)
					49,601	(2)	423,097	(2)
					119,555	(3)	1,019,804	(3)
									297,604	(4)	2,538,562	(4)
									89,666	(5)	764,851	(5)
Alison K. Engel					5,339	(1)	45,542	(1)
					21,865	(2)	186,508	(2)
					38,287	(3)	326,588	(3)
									81,210	(4)	692,721	(4)
									28,715	(5)	244,939	(5)
Sharon T. Rowlands					3,509	(1)	29,932	(1)
					11,402	(2)	97,259	(2)
					35,431	(3)	302,226	(3)
					39,702	(6)	338,658	(6)
									27,872	(4)	237,748	(4)
									26,573	(5)	226,668	(5)
Maribel Perez Wadsworth					2,034	(1)	17,350	(1)
					8,552	(2)	72,949	(2)
					24,201	(3)	206,435	(3)
									20,904	(4)	178,311	(4)
									18,151	(5)	154,828	(5)
Barbara W. Wall					3,560	(1)	30,367	(1)
					14,624	(2)	124,743	(2)
					25,411	(3)	216,756	(3)
									43,872	(4)	374,228	(4)
									19,059	(5)	162,573	(5)
John M. Zidich					—		—
									42,712	(7)	364,333	(7)

GANNETT CO., INC.	2019 Proxy Statement

57

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Option Exercises and Stock Vested

*

The Company has determined that, for reasons of administrative convenience, it is preferable for stock awards to vest on January 1 rather than December 31 each year. Accordingly, the Committee determined that the annual RSU awards granted on January 1, 2018 shall vest on January 1, 2019, 2020 and 2021, as opposed to December 31, 2018, 2019 and 2020. The portion of each NEO’s 2018 RSU award that vested on January 1, 2019 therefore is reported as outstanding in the above table.

(1)

These RSUs are scheduled to vest on December 31, 2019. The amount represents the unvested 25% portion of RSU awards granted in 2016. The 2016 RSUs generally vest in four equal annual installments. The value of these RSUs is based on the product of the number of RSUs multiplied by $8.53, the closing price of a share of the Company’s common stock on December 31, 2018.

(2)

These RSUs are scheduled to vest in equal annual installments on December 31, 2019 and December 31, 2020. The amount represents the unvested 50% portion of RSU awards granted in 2017, which generally vest in four equal annual installments. The value of these RSUs is based on the product of the number of RSUs multiplied by $8.53, the closing price of a share of the Company’s common stock on December 31, 2018.

(3)

These RSUs are scheduled to vest in equal annual installments on January 1, 2019, January 1, 2020 and January 1, 2021. The amount represents the full unvested RSU awards granted in 2018, which generally vest in three annual installments. The value of these RSUs is based on the product of the number of RSUs multiplied by $8.53, the closing price of a share of the Company’s common stock on December 31, 2018.

(4)

These share numbers represent the target number of Performance Shares for the 2017-2019 Incentive Period. These Performance Shares are eligible to vest on December 31, 2019. The value of these Performance Shares is estimated assuming the target number of Performance Shares is earned and multiplying the target number of Performance Shares by $8.53, the closing price of a share of the Company’s common stock on December 31, 2018.

(5)

These share numbers represent the target number of Performance Shares for the 2018-2020 Incentive Period. These Performance Shares are eligible to vest on December 31, 2020. The value of these Performance Shares is estimated assuming the target number of Performance Shares is earned and multiplying the target number of Performance Shares by $8.53, the closing price of a share of the Company’s common stock on December 31, 2018.

(6)

These RSUs represent Ms. Rowlands’s special award of retention RSUs granted in connection with our acquisition of ReachLocal, which were scheduled to vest on August 9, 2019 but were forfeited due to her resignation from the Company in January 2019 as described under “Additional Information Regarding the Summary Compensation Table and the Grants of Plan Based Awards Table” on page 55.

(7)

In connection with his departure from the Company in April 2018, Mr. Zidich vested in a prorated portion of his Performance Shares pursuant to the terms of the applicable award agreements, based on the number of full months that he worked during the applicable performance period, as described under “Other Potential Post-Employment Payments” on page 61 and “Potential Payments Upon Termination” on page 64. These awards will pay out after the end of the applicable performance period only to the extent payable based upon the Company’s performance relative to the applicable TSR peer group.

Option Exercises and Stock Vested

The following table provides information on shares of Company stock acquired pursuant to options that were exercised and RSUs and Performance Shares that vested in respect of 2018.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Robert J. Dickey	19,533	202,262	137,954	1,176,748
Alison K. Engel	—	—	76,660	653,910
Sharon T. Rowlands	—	—	29,061	285,806
Maribel Perez Wadsworth	—	—	20,183	172,161
Barbara W. Wall	—	—	33,170	282,940
John M. Zidich	—	—	38,446	380,615

(1)

These share amounts reflect: (a) the portion of the 2015, 2016 and 2017 RSU awards that vested on December 31, 2018; (b) the portion of Ms. Rowlands’s retention RSU award that vested on August 9, 2018; and (c) the prorated portion of the RSU awards held by Mr. Zidich that vested upon his termination date of April 3, 2018. The shares subject to such awards generally were paid out in the form of Company stock shortly after the vesting date, except that Mr. Zidich’s awards were paid out on a delayed basis due to Internal Revenue Code Section 409A requirements. These share amounts do not include the portion of each NEO’s 2018 RSU award that vested on January 1, 2019. No shares were paid out pursuant to Performance Share awards for the 2016-2018 Incentive Period.

58	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Pension Benefits

(2)

For each NEO other than Mr. Zidich, these amounts equal: (a) the number of RSUs that vested on December 31, 2018 multiplied by $8.53, the closing price of a share of the Company’s common stock on the vesting date; plus (b) for Ms. Rowlands, the number of RSUs that vested on August 9, 2018 multiplied by $10.44, the closing price of a share of the Company’s common stock on the vesting date. For Mr. Zidich, the amount equals the number of shares in which he vested in connection with his termination, multiplied by $9.90, the closing price of a share of the Company’s stock on his termination date.

In addition to the above, Ms. Wall acquired 6,967 shares of stock of our former parent upon exercising options with an exercise price of $8.40, realizing approximately $29,840 in value.

Pension Benefits

The table below shows the actuarial present value as of December 31, 2018 of accumulated benefits payable to certain NEOs, including the number of years of service credited to each, who participate in the GRP and/or the SERP, in each case determined using assumptions consistent with those used in our financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an assumed retirement age of 65 for each participating NEO with respect to the SERP (with the pension amount taking into account only pay and service earned through December 31, 2018) and an immediate retirement for each participating NEO with respect to the GRP. These reflect payment at the earliest point in time at which benefits are available without any reduction for age. The table also presents the payouts from the GRP and the SERP to which Mr. Zidich was entitled in connection with his departure from the Company. Information regarding the GRP and SERP can be found under “Post-Termination Pay” on page 45. Ms. Engel is not, and Ms. Rowlands was not, a participant in the GRP or the SERP.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Robert J. Dickey	GRP	18.75	321,136	—
	SERP	29.17	10,341,374	—
Maribel Perez Wadsworth	GRP	12.33	54,004	—
	SERP	—	—	—
Barbara W. Wall	GRP	23.33	416,014	—
	SERP	33.75	4,704,666	—
John M. Zidich	GRP	30.58	—	520,812
	SERP	40.33	—	7,207,769

(1)

Mr. Dickey and Ms. Wall have, and Mr. Zidich had, fewer years of credited service under the GRP than under the SERP. As discussed in the description of the GRP beginning on page 45 of this Proxy Statement, participants in the GRP ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Mr. Dickey and Ms. Wall continue to accrue benefits under the SERP at a reduced rate (as discussed in the description of the SERP on page 45) based on actual years of service. The Company generally does not provide additional pension service credit to any executive for years not actually worked.

GANNETT CO., INC.	2019 Proxy Statement

59

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation

The DCP is a non-qualified plan that allows our executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in Company stock are generally distributed in cash, and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of Company’s stock or cash, at the Company’s election. The DCP also provides for Company contributions for certain participants. Information regarding the DCP can be found under “Post-Termination Pay—Deferred Compensation Plan” on page 45.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS/ LOSSES IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FY ($)	AGGREGATE BALANCE AT LAST FYE ($)
Robert J. Dickey	—	—	—	—	—
Alison K. Engel	—	41,479	(17,016)	—	118,408
Sharon T. Rowlands	—	52,536	—	—	52,536
Maribel Perez Wadsworth	—	32,156	(13,231)	—	91,872
Barbara W. Wall	250,000	—	(96,952)	—	1,736,698
John M. Zidich	—	—	(14,093)	—	476,301

(1)	The amount shown in this column includes Ms. Wall’s elective contributions during 2018 and her deferral in 2019 of a portion of her annual cash incentive payout for 2018.

(2)

The Company made contributions to the DCP on behalf of Mses. Engel, Rowlands and Wadsworth in an amount equal to 5% of their respective cash compensation that exceeded the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. The amounts shown in this column reflect the Company contributions made in 2019 for services provided in 2018 by Mses. Engel, Rowlands and Wadsworth.

60	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Other Potential Post-Employment Payments

Other Potential Post-Employment Payments

The following table generally describes payments the NEOs may receive under Company’s post-termination benefits programs upon termination in certain scenarios. Benefits separately provided to individual NEOs in accordance with an agreement or other arrangement between the Company and that NEO, including Mr. Dickey’s letter agreement, as amended, and our employment retention agreements with certain executives, are not identified in the table below, but are described in “Executive Retention Arrangements” and “Additional Information Regarding the Summary Compensation Table and the Grants of Plan-Based Awards Table” on pages 44 and 55, respectively.

COMPENSATION ELEMENT:	RETIREMENT OR VOLUNTARY TERMINATION	DEATH	DISABILITY	CHANGE IN CONTROL— INVOLUNTARY OR GOOD REASON TERMINATION	INVOLUNTARY TERMINATION WITHOUT CAUSE

Performance Shares

Forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive, following the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s TSR relative to its TSR Peer Group.

The NEO’s estate is entitled to receive, following the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s TSR relative to its TSR Peer Group.

The NEO is entitled to receive, following the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s TSR relative to its TSR Peer Group.

Performance Shares provide for accelerated vesting if they are not continued or assumed upon a change in control (“CIC”) or there is a qualifying termination within two years after the CIC. Payouts are determined based on the Company’s TSR relative to its TSR Peer Group for the period prior to the date of the CIC; provided that Performance Shares are paid at target if the CIC occurs during the first 12 months of an Incentive Period.

Forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive, following the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s TSR relative to its TSR Peer Group.

GANNETT CO., INC.	2019 Proxy Statement

61

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Other Potential Post-Employment Payments

COMPENSATION ELEMENT:	RETIREMENT OR VOLUNTARY TERMINATION	DEATH	DISABILITY	CHANGE IN CONTROL— INVOLUNTARY OR GOOD REASON TERMINATION	INVOLUNTARY TERMINATION WITHOUT CAUSE

Cash-Settled Performance Units

Forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive, following the applicable Incentive Period, a prorated number of units based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s actual digital revenue performance versus the performance targets.

The NEO’s estate is entitled to receive, following the applicable Incentive Period, a prorated number of units based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s actual digital revenue performance versus the performance targets.

The NEO is entitled to receive, following the applicable Incentive Period, a prorated number of units based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s actual digital revenue performance versus the performance targets.

Performance Units provide for accelerated vesting if they are not continued or assumed upon a CIC or there is a qualifying termination within two years after the CIC. Payouts are determined based on the Company’s actual digital revenue performance for fiscal years in the Incentive Period prior to the date of the CIC and assuming target performance for fiscal years in the Incentive Period after the CIC. For the fiscal year in which the CIC occurs:

•   if the CIC occurs in the first six months of the fiscal year, payouts are determined assuming target performance for that year; and

•   if the CIC occurs after the first six months of the fiscal year, payouts are determined assuming target performance for that year, or, if greater, based on the Company’s actual digital revenue performance through the date of the CIC, with the year’s performance targets prorated to reflect a partial year.

Forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive, following the applicable Incentive Period, a prorated number of units based on the number of full months worked during the applicable Incentive Period but only to the extent payable based on the Company’s actual digital revenue performance versus the performance targets.

62	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Other Potential Post-Employment Payments

COMPENSATION ELEMENT:	RETIREMENT OR VOLUNTARY TERMINATION	DEATH	DISABILITY	CHANGE IN CONTROL— INVOLUNTARY OR GOOD REASON TERMINATION	INVOLUNTARY TERMINATION WITHOUT CAUSE

RSUs

Unvested RSUs are forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive a prorated number of RSUs based on the number of full months worked during the term of the awards, reduced by the number of RSUs that previously vested.

		The NEO’s estate is generally entitled to receive 100% of the awarded RSUs.	The NEO is generally entitled to receive 100% of the awarded RSUs.	RSUs provide for accelerated vesting if the awards are not continued or assumed upon the CIC or there is a qualifying termination within two years after the CIC.

Unvested RSUs are forfeited unless separation occurs after age 65 (or after attaining at least age 55 with five or more years of service), in which case the NEO generally is entitled to receive a prorated number of RSUs based on the number of full months worked during the term of the awards, reduced by the number of RSUs that previously vested.

Insurance and Related Benefits	Eligible for insurance and related benefits to the extent provided to similarly situated employees plus, if eligible, Supplemental Executive Medical and life insurance benefits.

Family members of NEOs are eligible for insurance and related benefits to the extent provided to similarly situated employees of the deceased NEO, plus, if eligible, Supplemental Executive Medical and life insurance benefits.

Disability benefits are provided in accordance with Company disability plans applicable to all employees, but only if the NEO’s condition qualifies him or her for such benefits.

Eligible for a lump sum equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the CIC and the termination date, along with insurance and related benefits to the extent provided to similarly situated employees plus, if eligible, Supplemental Executive Medical and life insurance benefits.

Eligible for insurance and related benefits to the extent provided to similarly situated employees plus, if eligible, Supplemental Executive Medical and life insurance benefits.
Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the 2015 Change in Control Severance Plan.	Lump sum payment calculated in accordance with the Executive Severance Plan.
Pension (GRP and SERP)	Vested portions of GRP benefits are payable at the date of termination; vested SERP benefits are payable at the later of the termination date or the date the NEO reaches age 55.	Vested benefits under the GRP are payable at the date of death; vested SERP benefits are payable at the later of the date of death or the date the NEO would have attained age 55.	Vested benefits under the GRP are payable at the date of termination; vested SERP benefits are payable at the later of the termination date or the date the NEO reaches age 55.

In addition to vested GRP and SERP benefits, an NEO who actively participates in the SERP is entitled to receive a lump sum payment in an amount determined based on the SERP benefits the NEO would have received had the NEO remained employed through the third anniversary of the CIC.

Vested portions of GRP benefits are payable at the date of termination; vested SERP benefits are payable at the later of the termination date or the date the NEO reaches age 55.

GANNETT CO., INC.	2019 Proxy Statement

63

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Potential Payments Upon Termination

For each NEO other than Ms. Rowlands and Mr. Zidich, the table below depicts the amounts that would have been payable to such NEO under the Company’s compensation programs if his or her termination had occurred effective as of December 31, 2018 in each of the circumstances referenced. In presenting this information, amounts earned through December 31, 2018 are referenced, taking into account, where applicable, annual cash incentives paid in 2019 but earned as a result of 2018 performance, and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation, estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2018. The amounts in the table do not include the value of RSUs granted in 2015, 2016, or 2017 that vested on December 31, 2018, or the value of Performance Shares for the 2016-2018 Incentive Period that ended on December 31, 2018. Some payments would be automatically delayed or modified if required under Section 409A of the Internal Revenue Code. In addition, receipt of severance benefits generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants.

For Ms. Rowlands and Mr. Zidich, the table depicts the amounts the officers became entitled to receive as a result of their departures from the Company in January 2019 and April 2018, respectively.

Compensation is subject to the Company’s clawback policy, which can result in the forfeiture of awards and recoupment of compensation under certain circumstances described under “Clawback Policy” on page 48.

Potential Payments Upon Termination

	RETIREMENT / VOLUNTARY TERMINATION		DEATH		DISABILITY		CHANGE IN CONTROL – INVOLUNTARY OR GOOD REASON (9)		INVOLUNTARY TERMINATION WITHOUT CAUSE (9)(10)

Robert J. Dickey

Performance Shares(1)	$3,303,413		$3,303,413		$3,303,413		$5,080,407		$3,303,413
Cash-Settled Performance Units(2)	$827,280		$827,280		$827,280		$926,250		$827,280
RSUs	$1,551,564		$1,551,564		$1,551,564		$1,551,564		$1,551,564
Cash Retention Award	—		—		—		$1,000,000		$1,000,000
Executive Insurance and Related Benefits(3)	$118,316	(4)	$3,884,914	(5)	$1,808,785	(6)	$137,571	(7)	$118,316
Severance & Incentive Pay(12)	$955,938		—		—		$7,580,353		$3,805,938
Pension Payments	$11,479,262		$11,479,262		$11,479,262		$14,032,405	(8)	$11,479,262
Total	$18,235,773		$21,046,433		$18,970,304		$30,308,550		$22,085,773
Alison K. Engel

Performance Shares(1)	—		$543,461		$543,461		$1,422,565		—
Cash-Settled Performance Units(2)	—		$88,310		$88,310		$296,625		—
RSUs	—		$558,638		$558,638		$558,638		—
Executive Insurance and Related Benefits(3)	—		$30,000	(5)	$2,553,760	(6)	$40,175	(7)	$30,000
Severance Pay	—		—		—		$2,464,310		$1,629,840
Pension Payments	—		—		—		—		—
Total	—		$1,220,409		$3,744,169		$4,782,313		$1,659,840
Sharon T. Rowlands(11)

Performance Shares	—		—		—		—		—
Cash-Settled Performance Units	—		—		—		—		—
RSUs	—		—		—		—		—
Cash Retention Award	—		—		—		—		—
Executive Insurance and Related Benefits(3)	—		—		—		—		—
Severance Pay	—		—		—		—		—
Pension Payments	—		—		—		—		—
Total	—		—		—		—		—

64	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Potential Payments Upon Termination

	RETIREMENT / VOLUNTARY TERMINATION		DEATH		DISABILITY		CHANGE IN CONTROL – INVOLUNTARY OR GOOD REASON (9)		INVOLUNTARY TERMINATION WITHOUT CAUSE (9)(10)

Maribel Perez Wadsworth

Performance Shares(1)	—		$170,483		$170,483		$457,957		—
Cash-Settled Performance Units(2)	—		$55,822		$55,822		$187,500		—
RSUs	—		$296,733		$296,733		$296,733		—
Executive Insurance and Related Benefits(3)	—		$30,000	(5)	$6,232,141	(6)	$60,264	(7)	$30,000
Severance Pay	—		—		—		$1,831,887		$1,400,684
Pension Payments	$54,004		$54,004		$54,004		$54,004		$54,004
Total	$54,004		$607,042		$6,809,183		$2,888,345		$1,484,688
Barbara W. Wall

Performance Shares(1)	$303,677		$303,677		$303,677		$798,761		$303,677
Cash-Settled Performance Units(2)	$58,613		$58,613		$58,613		$196,875		$58,613
Cash Retention Award	—		—		—		$475,000		$475,000
RSUs	$72,252		$371,865		$371,865		$371,865		$72,252
Executive Insurance and Related Benefits(3)	$107,316	(4)	$47,316	(5)	$535,697	(6)	$126,571	(7)	$107,316
Severance & Incentive Pay(12)	$337,935		—		—		$2,946,800		$1,416,135
Pension Payments	$5,014,627		$5,014,627		$5,014,627		$6,531,495	(8)	$5,014,627
Total	$5,894,420		$5,796,098		$6,284,479		$11,447,367		$7,447,620
John M. Zidich(11)

Performance Shares(1)	—		—		—		—		$619,367
Cash-Settled Performance Units(2)	—		—		—		—		—
RSUs	—		—		—		—		$380,615
Executive Insurance and Related Benefits(3)	—		—		—		—		$90,000
Severance & Incentive Pay(12)	—		—		—		—		$1,410,565
Pension Payments	—		—		—		—		$7,728,581
Total	—		—		—		—		$10,229,128

(1)

The amounts shown represent the value of Performance Shares denominated in the Company’s shares for the 2017-2019 and 2018-2020 Incentive Periods, in each case assuming payout at 100% of the target amount and a per share stock value of $8.53, the closing price of a share of Company stock on December 31, 2018. Except in connection with a change in control of the Company, the payout of these Performance Shares would not occur until after the end of the applicable Incentive Period and would be prorated for service through the end of the Company’s 2018 fiscal year in the case of a termination due to death, disability or retirement (except there is no proration for Mr. Dickey). In connection with a change in control of the Company, and assuming a qualifying termination, had it occurred on December 31, 2018, such event or transaction would have resulted in full vesting and a payout at 170% of the target amount of the grants for the 2017-2019 Incentive Period and 100% of the target amount of the grants for the 2018-2020 Incentive Period.

(2)

The amounts shown represent the value of the cash-settled Performance Units for the 2018-2020 Incentive Period, assuming a blended payout at 89.32% of the target amount, reflecting 78.63% of the portion of the awards tied to 2018 digital revenue performance and assuming target for 2019 and 2020 performance. Except in connection with a change in control of the Company, the payout of these Performance Units would not occur until after the end of the Incentive Period and would be prorated for service through the end of the Company’s 2018 fiscal year in the case of a termination due to death, disability or retirement (except there is no proration for Mr. Dickey). In connection with a change in control of the Company, and assuming a qualifying termination, had it occurred on December 31, 2018, such event or transaction would have resulted in full vesting and payout and assuming target award value.

(3)

Amounts shown in this row do not include insurance and related benefits that are available generally to all salaried Company employees under plans and arrangements that by their terms do not discriminate in favor of executive officers.

GANNETT CO., INC.	2019 Proxy Statement

65

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Potential Payments Upon Termination

(4)

As of December 31, 2018, executives who had satisfied the retirement eligibility requirements were eligible to receive certain post-retirement benefits: (i) legal and financial counseling services on the same basis as available to an active executive (Mr. Dickey receives up to $26,000 in legal and financial services, and Wall receives reimbursement of up to $15,000); (ii) Supplemental Executive Medical Plan insurance coverage at a cost of $17,316 for Mr. Dickey and Ms. Wall and his or her current dependents; and (iii) the ability to recommend Gannett Foundation grants to eligible charities up to $15,000 annually for a period of five years after retirement for Mr. Dickey and Ms. Wall.

(5)

Includes $3,826,598 in death benefits payable under the Key Executive Life Insurance Program (“KELIP”) maintained by the Company for Mr. Dickey. In addition, the Company would continue to provide Supplemental Executive Medical Plan insurance coverage for the eligible dependents of Mr. Dickey and Ms. Wall for the duration of the life of the eligible dependents. The Company estimates annual incremental costs for such Supplemental Executive Medical Plan insurance coverage benefits to be approximately $17,316 for both Mr. Dickey and Ms. Wall. In addition, each of Mr. Dickey and Mses. Engel, Wadsworth and Wall would receive up to $15,000 from the Gannett Foundation for grants to eligible charities during the year of their death. Mr. Dickey would receive up to $26,000 in legal and financial services and each of Mses. Engel, Wadsworth and Wall would receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to an active executive.

(6)

For the first six months of disability, disability benefits are paid at either 100% or 60% of the executive’s pre-disability compensation depending on the length of the executive’s service. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65 dependent on the age of disability. For those who become disabled near or after age 65, benefits may continue for a specified duration based on the age when disability begins beyond age 65 under the terms of the plan. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2018, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits. In addition, the Company would continue to provide Supplemental Executive Medical Plan insurance coverage benefits to Mr. Dickey and Ms. Wall and their eligible dependents. The Company estimates annual incremental costs for such Supplemental Executive Medical Plan insurance coverage benefits to be approximately $17,316 for both Mr. Dickey and Ms. Wall. In addition, each of Mr. Dickey and Mses. Engel, Wadsworth and Wall would receive up to $15,000 from the Gannett Foundation for grants to eligible charities during the first year that they are on disability. Mr. Dickey would receive up to $26,000 in legal and financial services and each of Mses. Engel, Wadsworth and Wall would receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to an active executive.

(7)

The Change in Control Plan includes a lump sum payment in the amount equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the termination date, as follows: Mr. Dickey: $19,255; Ms. Engel: $10,175; Ms. Wadsworth: $30,264; and Ms. Wall: $19,255. Because they have satisfied the retirement eligibility requirements, Mr. Dickey and Ms. Wall would have the ability to recommend Gannett Foundation grants to eligible charities up to $15,000 annually for a period of five years after termination. Mses. Engel and Wadsworth would receive up to $15,000 from the Gannett Foundation for grants to eligible charities until the effective date of their termination. Mr. Dickey would receive up to $26,000 in legal and financial services and Mses. Engel, Wadsworth and Wall would receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to an active executive. In addition, Mr. Dickey and Ms. Wall would receive Supplemental Executive Medical Plan insurance coverage at a cost of $17,316 for the executive and his or her current dependents.

(8)

In addition to the payments described in the above table, if the Company undergoes a change in control, payment of benefits under the SERP and payment of post-2004 Company and participant contributions under the DCP each will be accelerated.

(9)

Under Mr. Dickey’s transition services agreement and Ms. Wall’s employment retention agreement, the executive is entitled to the applicable cash retention payment in connection with the Company’s termination of the executive’s employment without cause before the end of the retention period, but not in connection with the executive’s voluntary termination of employment before the end of the retention period.

(10)

In the event of an involuntary termination without cause, Mses. Engel and Wadsworth would receive a match of up to $15,000 from the Gannett Foundation for grants to eligible charities until the effective date of their termination. Because they have satisfied the retirement eligibility requirements, Mr. Dickey, Ms. Wall and Mr. Zidich may recommend Gannett Foundation grants to eligible charities up to $15,000 annually for a period of five years after termination. Mr. Dickey would receive up to $26,000, each of Mses. Engel, Wadsworth and Wall would receive up to $15,000, and Mr. Zidich was entitled to receive up to $15,000 in reimbursement for legal and financial services, on the same basis as available to an active executive. Each of Mr. Dickey and Ms. Wall and his or her current dependents would receive Supplemental Executive Medical Plan insurance coverage at a cost of $17,316.

(11)

Ms. Rowlands and Mr. Zidich departed from the Company in January 2019 and April 2018, respectively. Amounts reported for these officers reflect what each became entitled to receive as a result of their departures.

66	2019 Proxy Statement	GANNETT CO., INC.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

CEO Pay Ratio

(12)

Amounts reported for Mr. Dickey and Ms. Wall in the “Retirement” column reflect the cash incentive payment earned for 2018 under the Company’s 2018 annual incentive program and paid in 2019. Mr. Zidich received a payout under our 2018 annual incentive program prorated to reflect his partial year of service, because his employment with the Company was terminated without cause. For more information, please refer to “Annual Incentive Payments – Termination of Employment and Change in Control” on page 39.

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K.

For 2018, the median annual total compensation of all employees other than our CEO was $44,645, and the annual total compensation of our CEO was $5,257,224. The ratio of our CEO’s compensation to the median annual total compensation of all other employees was 118 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified our median employee as of December 31, 2018 using our workforce of approximately 15,969 full, part-time and temporary employees in the United States and the United Kingdom, but excluding employees located in the following international jurisdictions:

•	Australia: 65 employees

•	Brazil: 102 employees

•	Canada: 138 employees

•	India: 312 employees

•	Mexico: 3 employees

•	New Zealand: 47 employees

The number of international employees excluded from the calculation represents approximately 4.0% of our total workforce. In addition, we excluded approximately 274 former employees of WordStream, Inc., who joined the Company following the Company’s acquisition of WordStream in 2018.

We identified the median employee based upon the total cash compensation paid to each employee included in the calculation. We calculated 2018 total compensation for the median employee and the CEO based on the proxy rules for determining the annual total compensation of our named executive officers. Due to variations in employee populations and in the methodologies permitted by SEC rules to determine the CEO pay ratio, the ratios disclosed by other companies, including our peer companies, may not provide a useful comparison.

GANNETT CO., INC.	2019 Proxy Statement

67

PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as described under “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement and the related executive compensation tables, notes and narrative.

As described in the CD&A, the Executive Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that aim to pay for performance, advance strategic objectives, attract, retain and motivate executive talent, pay fairly and competitively, and promote stock ownership among executives. Over the past several years, the Committee has taken steps to enhance our executive compensation programs in light of the foregoing objectives, as described in the CD&A, and will continue to evaluate our programs in the future. We urge you to read the CD&A, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of the Company’s executive compensation plans and programs, as well as the Summary Compensation Table and other related executive compensation tables, notes and narrative, beginning on page 51 of this Proxy Statement, which provide detailed information on the compensation of our NEOs for 2018.

The Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” adoption of the following resolution:

“RESOLVED, that the stockholders of Gannett Co., Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, including ‘Compensation Discussion and Analysis,’ the compensation tables and the related discussion.”

While the annual advisory vote you are being asked to cast is non-binding, the Executive Compensation Committee and the Board value the views of the Company’s stockholders and will take the outcome into account when considering future compensation decisions affecting its NEOs.

68	2019 Proxy Statement	GANNETT CO., INC.

DIRECTOR COMPENSATION

The compensation year for non-employee directors begins at each Annual Meeting of Stockholders and ends at the following Annual Meeting of Stockholders. The Executive Compensation Committee reviews our outside director compensation program annually, considering comparative market data in consultation with its independent compensation consultant, to confirm that the program remains appropriate for a company of our size and industry. The outside director compensation program in effect through the Company’s 2018-2019 director compensation year provided that each non-employee director is entitled to:

•	an annual cash retainer of $100,000, payable quarterly during the compensation year;

•

an additional annual retainer fee of $20,000 to committee chairs (other than the chair of the Executive Committee) and an additional annual retainer fee of $120,000 to the independent Chairman of the Board, payable quarterly during the compensation year;

•

an annual RSU award with a grant date value equal to $125,000, granted on the first day of the director compensation year, which vests and is eligible for dividend equivalents on the terms generally described below;

•	travel accident insurance of $1,000,000;

•	a match from the Company Foundation of charitable gifts made by directors up to a maximum of $10,000 each year; and

•	a deferral opportunity, using mutual fund choices and a Company stock fund.

Subject to the terms and conditions of the award agreement, each RSU granted to a Company director represents the right to receive a share of Company common stock to the extent they become vested. RSUs granted in 2018 vest in equal installments in each of August 1, November 1, February 1 and May 1 following the grant date and receive dividend equivalents, which are deemed to be reinvested in shares of Company common stock. Such RSUs and dividend equivalents will settle in shares of Gannett common stock delivered to the director on the first anniversary of the grant date. The RSUs also will fully vest and be paid out upon a change of control of the Company. Any such RSUs that are not vested on the date the director leaves the Board will be forfeited.

Company directors may elect to defer their cash fees under the Company’s Deferred Compensation Plan, which provides for the same investment choices, including mutual funds and a Company stock fund, made available to other Deferred Compensation Plan participants. In addition, directors are permitted to defer the grant date value of their RSU awards under the Deferred Compensation Plan in lieu of receiving the award, though such value must be invested in the Company stock fund. Under our Principles of Corporate Governance, directors are subject to a stock ownership guideline requiring them to acquire, directly, beneficially, or through the Deferred Compensation Plan, a number of shares having an aggregate value of at least three times the value of the annual cash retainer (currently set at $100,000). Directors are expected to hold all shares received from the Company as compensation until they meet this stock ownership guideline.

The below table shows the compensation earned by our non-employee directors for their service on the Board in 2018. Robert J. Dickey received no separate compensation for service as a director and therefore is not included in the following table.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)

John Jeffry Louis(3)	220,000	125,007	10,000	355,007
Matthew W. Barzun(3)(4)	64,040	31,252	—	95,292
John E. Cody(4)	120,000	125,007	10,000	255,007
Stephen W. Coll(4)	100,000	125,007	10,000	235,007
Donald E. Felsinger(3)(4)	120,000	125,007	10,000	255,007
Lila Ibrahim	120,000	125,007	10,000	255,007
Lawrence S. Kramer(4)	100,000	125,007	10,000	235,007
Tony A. Prophet(3)(4)	100,000	125,007	10,000	235,007
Debra A. Sandler	120,000	125,007	10,000	255,007
Chloe R. Sladden(4)	100,000	125,007	10,000	235,007

GANNETT CO., INC.	2019 Proxy Statement

69

DIRECTOR COMPENSATION

(1)

Amounts in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 11 to the Company’s 2018 audited financial statements.

(2)

Represents charitable gifts matched by the Gannett Foundation pursuant to the GannettMatch program. The GannettMatch program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.

(3)

During 2018, Messrs. Barzun, Felsinger, Louis and Prophet deferred $75,000, $120,000, $220,000 and $100,000, respectively, of the fees such director received in the form of cash and invested those amounts in the Company stock fund of the DCP. The fees payable to Mr. Barzun in 2018 were prorated to reflect his resignation as a director effective in August 2018.

(4)

During 2018, Messrs. Barzun, Cody, Coll, Felsinger, Kramer and Prophet and Ms. Sladden deferred the full value of their respective annual RSU award into the Company stock fund of the DCP. Mr. Barzun forfeited the unvested portion of his deferred award in connection with his resignation in August 2018.

OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END

NAME	RESTRICTED STOCK AWARDS & RSU AWARDS (VESTED/UNVESTED) (#)(1)	STOCK OPTION AWARDS (#) (EXERCISABLE/ UNEXERCISABLE)

John Jeffry Louis	36,507/5,905	977/0
Matthew W. Barzun (2)	0/0	0
John E. Cody	23,663/0	9,451/0
Stephen W. Coll	18,039/0	0
Donald E. Felsinger	15,471/0	0
Lila Ibrahim	25,224/5,905	0
Lawrence S. Kramer	19,037/0	0
Tony A. Prophet	21,753/0	0
Debra A. Sandler	25,224/5,905	0
Chloe R. Sladden	19,037/0	0

(1)	Includes dividend equivalent units credited with respect to director RSU awards.

(2)	Mr. Barzun resigned from the Board of Directors in August 2018.

70	2019 Proxy Statement	GANNETT CO., INC.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of the Company’s 2018 fiscal year for (i) compensation plans previously approved by the Company’s stockholders and (ii) compensation plans not previously approved by the Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding stock options, warrants and rights;

•	the weighted-average exercise price of such outstanding stock options, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding stock options, warrants and rights, the number of securities remaining available for future issuance under the plans.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))

PLAN CATEGORY	(A)	(B)	(C)

Equity compensation plans approved by stockholders(1)	5,833,338	5.60 (2)	11,484,830
Equity compensation plans not approved by stockholders(3)	350,620	—	94,356
Total	6,183,958		11,579,186

(1)

The equity compensation plan approved by the Company’s stockholders is the 2015 Plan. The number in column (a) includes 90,999 shares subject to outstanding stock options, 2,853,993 shares subject to outstanding RSU grants, 29,421 shares subject to dividend equivalent units accrued on outstanding director RSUs, 10,477 shares subject to outstanding restricted stock and 2,848,448 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards assumes the maximum number of Performance Shares are issued upon vesting. The actual number of Performance Shares issued could be zero to 200% of the target number of Performance Shares underlying unvested awards. Assuming the target number of Performance Shares are issued, the number of shares subject to unvested Performance Share awards would be 1,424,224, and 12,909,054 shares would remain available for future issuance under the 2015 Plan. The number of shares available for issuance under the 2015 Plan as of the end of 2018 increased relative to availability as of the end of 2017 because (1) no shares were issued pursuant to the 2016-2018 Performance Share awards based on the Company’s relative TSR performance during the Incentive Period and (2) cash-settled performance units were introduced as a component of the Company’s 2018 long-term incentive program, reducing the number of Performance Shares awards granted in 2018.

(2)	Represents the weighted-average exercise price of the outstanding stock options under the 2015 Plan as adjusted in connection with the separation.

(3)

The Company’s Deferred Compensation Plan, or DCP, is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s stockholders. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash, and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of RSU grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2015 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

GANNETT CO., INC.	2019 Proxy Statement

71

SECURITIES OWNERSHIP

Securities Beneficially Owned by Directors, Executive Officers and Principal Stockholders

The information below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right, including through the settlement of vested RSUs in shares of common stock.

The following table presents, as of March 1, 2019, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each director and each nominee to the Board of Directors, the Company’s NEOs for 2018 (other than Ms. Rowlands and Mr. Zidich, who departed in January 2019 and April 2018, respectively), and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers was pledged.

NAME OF BENEFICIAL OWNER(1)	SHARES OWNED	PERCENT OF CLASS

Capital Income Builder(2)	8,547,400	7.47%
Dimensional Fund Advisors LP(3)	9,494,305	8.29%
Capital International Investors(4)	8,981,831	7.85%
The Vanguard Group(5)	13,124,159	11.47%
BlackRock, Inc.(6)	16,606,475	14.51%
Vanguard Fiduciary Trust Company(7)	9,814,240	8.57%
MNG Enterprises, Inc.(8)	8,506,799	7.43%
Robert J. Dickey	324,002	*
Alison K. Engel	101,926	*
Maribel Perez Wadsworth	41,635	*
Barbara W. Wall	49,288	*
John Jeffry Louis	315,276	*
John E. Cody	33,614	*
Stephen W. Coll	34,505	*
Donald E. Felsinger	15,471	*
Lila Ibrahim	44,573	*
Lawrence S. Kramer	75,863	*
Tony A. Prophet	22,753	*
Debra A. Sandler	44,573	*
Chloe R. Sladden	19,037	*
All directors and executive officers as a group (19 persons including those named above)	1,252,881	1.09%

*	Less than one percent.

(1)

The following shares of common stock are included in the table because they may be acquired pursuant to stock options exercisable by May 1, 2019: Mr. Louis-977; Mr. Cody-9,451; and all directors and executive officers as a group-10,428. The following shares of common stock are included in the table because they may be acquired upon settlement of RSUs that have vested or will vest by May 1, 2019: Mr. Louis-29,798; Mr. Cody-18,266; Mr. Coll-15,189; Mr. Felsinger-13,124; Ms. Ibrahim-27,548; Mr. Kramer-16,016; Mr. Prophet-18,266; Ms. Sandler-27,548; Ms. Sladden-16,016; and all directors and executive officers as a group-181,711. The shares reported in the table include dividend equivalent units credited with respect to director RSU awards and shares of common stock credited to employees’ accounts in the Gannett 401(k) plan. The shares reported in the table also include investments held through the DCP by certain of the Company’s directors in respect of deferred equity awards, which must be paid out in the form of Company stock in connection with the director’s departure from the Board, as follows: Mr. Cody-31,044; Mr. Coll-11,532; Mr. Felsinger-26,908; Mr. Kramer-11,532; Mr. Prophet-31,150; Ms. Sladden-26,908; and all directors and executive officers as a group- 139,074.

(2)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on February 14, 2019 by Capital Income Builder, reporting that under certain circumstances, Capital Income Builder may vote 8,547,400 shares. The address for Capital International Investors is 333 South Hope Street, Los Angeles, California 90071.

72	2019 Proxy Statement	GANNETT CO., INC.

SECURITIES OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

(3)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP, reporting, in the aggregate, sole voting power over 9,167,293 and sole dispositive power over 9,494,305 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on February 14, 2019 by Capital International Investors, reporting, in the aggregate, sole voting power over 8,969,581 shares and sole dispositive power over 8,981,831 shares. The address for Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025.

(5)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc., reporting, in the aggregate, sole voting power over 111,942 shares, shared voting power over 23,396 shares, sole dispositive power over 13,000,423 shares, and shared dispositive power over 123,736 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on January 28, 2019 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 16,284,668 shares and sole dispositive power over 16,606,475 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

Based upon information as of December 31, 2018, contained in a Schedule 13G/A filed with the SEC on February 1, 2019 by Vanguard Fiduciary Trust Company, in its capacity as trustee for certain employee benefit plan(s) reporting, in the aggregate, shared voting and dispositive power over 9,814,240 shares. The address for Vanguard Fiduciary Trust Company is 500 Admiral Nelson Blvd., Malvern, PA 19355.

(8)

Based upon information as of February 7, 2019, contained in a Schedule 13D/A filed with the SEC on February 11, 2019 by MNG Enterprises, Inc., reporting 8,506,799 shares held by MNG Enterprises, Inc.; MNG Investment Holdings, LLC; Strategic Investment Opportunities LLC; Alden Global Capital LLC; and Heath Freeman, as the President of Alden Global Capital LLC, as a group (the “MNG Group”). Each member of the MNG Group has shared voting and dispositive power with respect to all 8,506,799 shares. The address for the MNG Group is 101 W. Colfax Avenue, Denver, Colorado 80202.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that its executive officers and directors complied on a timely basis with all Section 16(a) filing requirements applicable to them during 2018.

GANNETT CO., INC.	2019 Proxy Statement

73

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors is not aware of any business to be brought before the Annual Meeting other than the matters described in this Proxy Statement and our Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Cost of Soliciting Proxies

The Company will bear the entire cost of the solicitation of proxies on the WHITE proxy card, including the preparation, assembly, printing and mailing of this Proxy Statement, the WHITE proxy card and any additional information furnished to stockholders. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials.

In addition to our solicitation of proxies by mail, certain of our directors, officers and employees may solicit proxies personally, by telephone, by email, by fax, over the Internet or by other means of communication. No additional compensation will be paid to such directors, officers or regular employees for such services. Additional information about persons who are participants in our proxy solicitation is set forth in Appendix A to this Proxy Statement.

In addition, the Company has retained Innisfree M&A Incorporated, New York, New York (“Innisfree”), to aid in the solicitation of proxies at a fee of $1.925 million plus out of pocket expenses. Innisfree estimates that approximately 60 of its employees will assist in our proxy solicitation. The Company has agreed to indemnify and hold harmless Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement.

Our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an annual meeting of stockholders due to MNG’s proxy contest. Such costs are expected to be up to approximately $4.5 million in the aggregate (excluding salaries and wages of our officers and regular employees and any potential litigation costs in connection with the 2019 Annual Meeting). To date, we have incurred approximately $1 million of these solicitation costs.

Certain Potential Adverse Consequences of the Proxy Contest

The agreement governing our secured revolving credit facility (the “Credit Facility”) contains “change of control” provisions. These change of control provisions are triggered if, among other things, a majority of the seats on the Board (other than vacant seats) become occupied by directors who were neither nominated by the Board nor appointed with the approval of a majority of directors nominated by the Board.

For the reasons described in “Proposal 1—Election of Directors—Board Recommendation” on page 14, our Board does not endorse any MNG nominee and unanimously recommends that you vote “FOR” each of the Board’s nominees for director on the enclosed WHITE proxy card. However, if at least five of MNG’s six nominees were to be elected by our stockholders at the Annual Meeting without the approval of a majority of the Company’s current directors, the change of control provisions under the Credit Facility would be triggered, resulting in an event of default under the Credit Facility. As a consequence, the commitments of the lenders under the Credit Facility could be immediately terminated, and all amounts owing under the Credit Facility could become immediately due and payable by the Company. In such instance, the Company cannot assure stockholders that it would be able to obtain the financing to immediately pay the amounts owed under the Credit Facility or to replace the existing commitments of the lenders thereunder on commercially reasonable terms, if at all. As of December 31, 2018, the Company had $135.0 million in outstanding borrowings and $23.1 million of letters of credit outstanding under the Credit Facility.

Under Delaware case law, the Board’s fiduciary duties require it to approve of the election of MNG’s nominees for purposes of the change of control provisions in the Credit Facility, unless the Board identifies a specific and substantial risk to the Company or the lenders posed by such nominees, such that approval of MNG’s nominees may result in a breach of the contractual duty of good faith owed to the lenders. After considering various factors and consultation with the Company’s counsel, even though the Board does not believe it to be in the best interests of the Company and its stockholders to vote for and elect any of MNG’s nominees, the Board has determined to approve MNG’s nominees, solely and specifically for the purposes of the change of control provisions in the Credit Facility, and NOT for purposes of endorsing or otherwise supporting the election of MNG’s nominees. In making its determination, the Board considered a variety of factors, including, among others, the availability of capital to the Company to satisfy its obligations to pay the amounts owed under the Credit Facility that could be required to be paid following a change of control and the availability of additional financing on commercially reasonably terms to satisfy any such payment obligations and replace the existing lenders’ commitments. As a result of the Board’s approval of MNG’s nominees for this limited purpose, the Company believes the election of some or all of MNG’s nominees will not trigger the change of control provisions under the terms of the Credit Facility.

The election of some or all of MNG’s nominees also will not trigger any change of control provisions under the terms of the Company’s 4.750% Convertible Senior Notes due 2024.

74	2019 Proxy Statement	GANNETT CO., INC.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Executive Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

March 26, 2019

GANNETT CO., INC.	2019 Proxy Statement

75

APPENDIX A—SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are considered “participants” in the Company’s solicitation of proxies in connection with the 2019 Annual Meeting. The following sets forth certain information about the persons who are considered “participants” in our solicitation (collectively, the “Participants”).

Directors and Nominees

The following table sets forth the names of the Company’s directors (eight of whom are also nominees for director), and for each director, the address of the corporation or other organization in which the principal occupation or employment of such director is carried on. The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1—Election of Directors” in this Proxy Statement, except with respect to Mr. Dickey, who is currently the President and Chief Executive Officer of the Company and intends to retire on May 7, 2019 (or if earlier, when a successor CEO assumes office), and Mr. Prophet, who is the Chief Equality Officer of salesforce.com, inc., a cloud-based software company. The business address of each of the Company’s directors is c/o Gannett Co., Inc. 7950 Jones Branch Drive, McLean, Virginia 22107.

NAME	BUSINESS ADDRESS FOR PRINCIPAL PLACE OF EMPLOYMENT

John E. Cody	N/A
Stephen W. Coll	Columbia University, Pulitzer Hall, 701C, 2950 Broadway, New York, NY 10027
Robert J. Dickey	Gannett Co., Inc., 7950 Jones Branch Dr., McLean VA 22107
Donald Felsinger	N/A
Lila Ibrahim	DeepMind—Google, 6 Pancras Square, Kings Cross, London N1C 4AG
Lawrence S. Kramer	N/A
John Jeffry Louis	N/A
Tony A. Prophet	Salesforce, One Market St., San Francisco, CA 94105
Debra A. Sandler	La Grenade Group, LLC and Mavis Foods, LLC, 45 South Park Place #237, Morristown NJ 07960
Chloe R. Sladden	#Angels and Honeycomb Labs, c/o UBS, 555 California Street, 32 FI., San Francisco, CA 94104

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are Participants. The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is c/o Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107.

NAME	PRINCIPAL OCCUPATION

Elizabeth A. Allen(2)	Vice President, General Counsel and Secretary
Amber Allman	Vice President, Corporate Events & Communication
Kristopher Barton	Chief Product Officer
Stacy Cunningham	Vice President, Financial Planning and Investor Relations
Robert J. Dickey(1)	President & Chief Executive Officer
Alison K. Engel	Senior Vice President, Chief Financial Officer & Treasurer
Kevin Gentzel	President, USA TODAY NETWORK Marketing Solutions
David John Harmon	Chief People Officer
Alex Meza	Vice President of Corporate Development
Maribel Perez Wadsworth	President, USA TODAY NETWORK
Barbara W. Wall(2)	Senior Vice President, Interim Chief Operating Officer and Chief Legal Officer
Andrew T. Yost	Chief Marketing Officer

(1)	As previously announced, Mr. Dickey intends to retire from the Company on May 7, 2019 (or if earlier, when a successor CEO assumes office).
(2)	As previously announced, Ms. Wall was appointed Interim COO and Ms. Allen was appointed General Counsel of the Company, effective March 18, 2019.

GANNETT CO., INC.	2019 Proxy Statement

A-1

APPENDIX A

Information Regarding Ownership of the Company’s Securities by Participants

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by our directors and named executive officers as of March 1, 2019 is set forth under the heading “Securities Beneficially Owned by Directors, Executive Officers and Principal Stockholders” in this Proxy Statement. The number of Company securities beneficially owned as of March 1, 2019 by the Company’s other officers and employees who are Participants is set forth below.

NAME	COMPANY SECURITIES OWNED

Elizabeth A. Allen	18,422
Amber Allman	13,510
Kristopher Barton	15,861
Stacy Cunningham	16,653
Kevin Gentzel	18,479
David John Harmon	31,394
Alex Meza	24,631
Andrew T. Yost	22,497

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years (March 1, 2017 through March 1, 2019) by each Participant. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

John E. Cody	05/10/2017	15,376.00	(4)
	05/08/2018	11,532.00	(4)
Stephen W. Coll	05/10/2017	15,376.00	(3)
	05/01/2018	16,466.00	(6)
	05/08/2018	11,532.00	(4)
Robert J. Dickey	12/31/2017	8,588.00	(6)
	12/31/2017	4,097.00	(9)
	12/31/2017	12,738.00	(6)
	12/31/2017	6,077.00	(9)
	12/31/2017	24,800.00	(6)
	12/31/2017	11,830.00	(9)
	01/01/2018	119,555.00	(3)
	01/22/2018	151,749.00	(7)
	01/22/2018	58,919.00	(10)
	02/21/2018	19,533.00	(5)
	02/21/2018	19,533.00	(2)
	12/31/2018	69,054.00	(6)
	12/31/2018	29,928.00	(9)
	12/31/2018	31,362.00	(6)
	12/31/2018	13,594.00	(9)
	12/31/2018	12,738.00	(6)
	12/31/2018	5,745.00	(9)
	12/31/2018	24,800.00	(6)
	12/31/2018	11,185.00	(9)
	01/01/2019	39,453.00	(6)
	01/01/2019	18,549.00	(9)
	02/11/2019	51,276.00	(5)
	02/11/2019	37,833.00	(8)
Donald Felsinger	05/01/2017	3,663.00	(4)
	05/10/2017	15,376.00	(4)

A-2	2019 Proxy Statement	GANNETT CO., INC.

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

	08/01/2017	3,300.33	(4)
	11/01/2017	3,484.32	(4)
	02/01/2018	2,577.32	(4)
	05/01/2018	3,095.98	(4)
	05/08/2018	11,532.00	(4)
	08/01/2018	2,906.98	(4)
	11/07/2018	2,892.96	(4)
	02/01/2019	2,673.80	(4)
Lila Ibrahim	05/10/2017	15,376.00	(3)
	05/01/2018	16,466.00	(6)
	05/08/2018	11,532.00	(3)
Lawrence S. Kramer	05/10/2017	15,376.00	(3)
	01/22/2018	12,540.00	(7)
	01/22/2018	4,875.00	(10)
	05/01/2018	16,466.00	(6)
	05/08/2018	11,532.00	(4)
John Jeffry Louis	05/01/2017	6,715.51	(4)
	05/10/2017	15,376.00	(3)
	08/01/2017	6,050.61	(4)
	11/01/2017	6,387.92	(4)
	02/01/2018	4,725.09	(4)
	05/01/2018	16,466.00	(6)
	05/01/2018	5,675.95	(4)
	05/08/2018	11,532.00	(3)
	08/01/2018	5,329.46	(4)
	11/07/2018	5,303.76	(4)
	02/01/2019	4,901.96	(4)
Tony A. Prophet	05/01/2017	1,831.50	(4)
	05/10/2017	15,376.00	(4)
	08/01/2017	3,300.33	(4)
	11/01/2017	3,484.32	(4)
	02/01/2018	2,147.77	(4)
	05/01/2018	2,579.98	(4)
	05/08/2018	11,532.00	(4)
	08/01/2018	2,422.48	(4)
	11/07/2018	2,410.80	(4)
	02/01/2019	2,228.16	(4)
Debra A. Sandler	05/10/2017	15,376.00	(3)
	05/01/2018	16,466.00	(6)
	05/08/2018	11,532.00	(3)
Chloe R. Sladden	05/10/2017	15,376.00	(4)
	05/08/2018	11,532.00	(4)
Elizabeth A. Allen	11/14/2017	4,080.00	(2)
	12/31/2017	1,020.00	(6)
	12/31/2017	366.00	(9)
	12/31/2017	1,907.00	(6)
	12/31/2017	684.00	(9)
	12/31/2017	3,839.00	(6)
	12/31/2017	1,377.00	(9)
	01/01/2018	9,758.00	(3)
	01/22/2018	4,390.00	(7)
	01/22/2018	1,807.00	(10)
	03/02/2018	4,339.00	(2)
	12/31/2018	1,391.00	(6)
	12/31/2018	425.00	(9)

GANNETT CO., INC.	2019 Proxy Statement

A-3

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

	12/31/2018	1,391.00	(6)
	12/31/2018	425.00	(9)
	12/31/2018	1,391.00	(6)
	12/31/2018	457.00	(9)
	12/31/2018	1,390.00	(6)
	12/31/2018	424.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	171.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	171.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	171.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	184.00	(9)
	12/31/2018	1,907.00	(6)
	12/31/2018	627.00	(9)
	12/31/2018	3,839.00	(6)
	12/31/2018	1,262.00	(9)
	01/01/2019	3,220.00	(6)
	01/01/2019	1,229.00	(9)
	01/01/2019	12,602.00	(3)
Amber Allman	12/31/2017	83.00	(6)
	12/31/2017	28.00	(9)
	12/31/2017	898.00	(6)
	12/31/2017	298.00	(9)
	12/31/2017	2,303.00	(6)
	12/31/2017	763.00	(9)
	01/01/2018	5,131.00	(3)
	12/31/2018	109.00	(6)
	12/31/2018	31.00	(9)
	12/31/2018	108.00	(6)
	12/31/2018	30.00	(9)
	12/31/2018	109.00	(6)
	12/31/2018	33.00	(9)
	12/31/2018	109.00	(6)
	12/31/2018	31.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	169.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	156.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	156.00	(9)
	12/31/2018	560.00	(6)
	12/31/2018	156.00	(9)
	12/31/2018	898.00	(6)
	12/31/2018	271.00	(9)
	12/31/2018	2,304.00	(6)
	12/31/2018	694.00	(9)
	01/01/2019	7,260.00	(6)
	01/01/2019	1,693.00	(6)
	01/01/2019	600.00	(9)
Kristopher Barton	08/09/2017	10,226.00	(6)
	08/09/2017	3,843.00	(9)
	08/24/2017	6,383.00	(2)
	12/31/2017	1,755.00	(6)
	12/31/2017	660.00	(9)
	12/31/2017	2,303.00	(6)

A-4	2019 Proxy Statement	GANNETT CO., INC.

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

	12/31/2017	866.00	(9)
	01/01/2018	13,069.00	(3)
	08/09/2018	10,226.00	(6)
	08/09/2018	3,537.00	(9)
	12/31/2018	1,754.00	(6)
	12/31/2018	607.00	(9)
	12/31/2018	2,304.00	(6)
	12/31/2018	797.00	(9)
	01/01/2019	19,178.00	(3)
	01/01/2019	4,312.00	(6)
	01/01/2019	1,720.00	(9)
	01/26/2019	33,980.00	(3)
Stacy Cunningham	11/14/2017	135.00	(2)
	12/31/2017	869.00	(6)
	12/31/2017	288.00	(9)
	12/31/2017	1,102.00	(6)
	12/31/2017	365.00	(9)
	12/31/2017	1,935.00	(6)
	12/31/2017	641.00	(9)
	01/01/2018	6,292.00	(3)
	12/31/2018	1,233.00	(6)
	12/31/2018	343.00	(9)
	12/31/2018	1,233.00	(6)
	12/31/2018	343.00	(9)
	12/31/2018	1,233.00	(6)
	12/31/2018	343.00	(9)
	12/31/2018	1,233.00	(6)
	12/31/2018	372.00	(9)
	12/31/2018	1,102.00	(6)
	12/31/2018	332.00	(9)
	12/31/2018	1,935.00	(6)
	12/31/2018	583.00	(9)
	01/01/2019	10,849.00	(3)
	01/01/2019	2,076.00	(6)
	01/01/2019	735.00	(9)
Alison K. Engel	12/31/2017	10,932.00	(6)
	12/31/2017	3,619.00	(9)
	12/31/2017	5,339.00	(6)
	12/31/2017	1,768.00	(9)
	01/01/2018	38,287.00	(3)
	01/22/2018	26,824.00	(7)
	01/22/2018	9,289.00	(10)
	02/21/2018	3,315.38	(4)
	05/11/2018	4,300.00	(1)
	12/31/2018	10,932.00	(6)
	12/31/2018	4,931.00	(9)
	12/31/2018	5,339.00	(6)
	12/31/2018	2,408.00	(9)
	12/31/2018	15,681.00	(6)
	12/31/2018	6,797.00	(9)
	12/31/2018	44,708.00	(6)
	12/31/2018	16,416.00	(9)
	01/01/2019	12,634.00	(6)
	01/01/2019	4,473.00	(9)
	01/01/2019	60,410.00	(3)
Kevin Gentzel	11/16/2017	1,537.00	(2)
	12/31/2017	2,441.00	(6)

GANNETT CO., INC.	2019 Proxy Statement

A-5

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

	12/31/2017	903.00	(9)
	12/31/2017	4,914.00	(6)
	12/31/2017	1,817.00	(9)
	01/01/2018	24,492.00	(3)
	02/28/2018	3,000.00	(2)
	12/31/2018	3,360.00	(6)
	12/31/2018	1,063.00	(9)
	12/31/2018	3,360.00	(6)
	12/31/2018	1,063.00	(9)
	12/31/2018	3,361.00	(6)
	12/31/2018	1,646.00	(9)
	12/31/2018	3,360.00	(6)
	12/31/2018	1,485.00	(9)
	12/31/2018	2,441.00	(6)
	12/31/2018	1,196.00	(9)
	12/31/2018	4,914.00	(6)
	12/31/2018	2,407.00	(9)
	01/01/2019	35,350.00	(3)
	01/01/2019	8,082.00	(6)
	01/01/2019	3,174.00	(9)
	01/26/2019	24,271.00	(3)
David John Harmon	12/31/2017	5,829.00	(6)
	12/31/2017	1,930.00	(9)
	12/31/2017	2,576.00	(6)
	12/31/2017	853.00	(9)
	01/01/2018	17,590.00	(3)
	02/21/2018	1,889.04	(4)
	05/17/2018	2,010.80	(4)
	12/31/2018	5,829.00	(6)
	12/31/2018	1,755.00	(9)
	12/31/2018	2,576.00	(6)
	12/31/2018	776.00	(9)
	12/31/2018	13,441.00	(6)
	12/31/2018	3,811.00	(9)
	01/01/2019	5,804.00	(6)
	01/01/2019	2,055.00	(9)
	01/01/2019	26,796.00	(3)
Alex Meza	12/31/2017	1,463.00	(6)
	12/31/2017	485.00	(9)
	12/31/2017	1,780.00	(6)
	12/31/2017	590.00	(9)
	12/31/2017	3,224.00	(6)
	12/31/2017	1,068.00	(9)
	01/01/2018	10,165.00	(3)
	01/22/2018	9,339.00	(7)
	01/22/2018	3,587.00	(10)
	12/31/2018	1,973.00	(6)
	12/31/2018	594.00	(9)
	12/31/2018	1,973.00	(6)
	12/31/2018	548.00	(9)
	12/31/2018	1,973.00	(6)
	12/31/2018	548.00	(9)
	12/31/2018	1,973.00	(6)
	12/31/2018	548.00	(9)
	12/31/2018	448.00	(6)
	12/31/2018	125.00	(9)
	12/31/2018	448.00	(6)

A-6	2019 Proxy Statement	GANNETT CO., INC.

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

	12/31/2018	135.00	(9)
	12/31/2018	448.00	(6)
	12/31/2018	125.00	(9)
	12/31/2018	448.00	(6)
	12/31/2018	125.00	(9)
	12/31/2018	1,780.00	(6)
	12/31/2018	536.00	(9)
	12/31/2018	3,225.00	(6)
	12/31/2018	971.00	(9)
	01/01/2019	11,333.00	(3)
	01/01/2019	3,354.00	(6)
	01/01/2019	1,188.00	(9)
Maribel Perez Wadsworth	12/31/2017	4,275.00	(6)
	12/31/2017	1,416.00	(9)
	12/31/2017	2,034.00	(6)
	12/31/2017	674.00	(9)
	12/31/2017	330.00	(6)
	12/31/2017	110.00	(9)
	12/31/2017	1,510.00	(6)
	12/31/2017	500.00	(9)
	01/01/2018	24,201.00	(3)
	01/22/2018	8,465.00	(7)
	01/22/2018	3,251.00	(10)
	02/21/2018	2,504.73	(4)
	12/31/2018	4,276.00	(6)
	12/31/2018	1,288.00	(9)
	12/31/2018	2,034.00	(6)
	12/31/2018	613.00	(9)
	12/31/2018	6,720.00	(6)
	12/31/2018	1,907.00	(9)
	12/31/2018	7,153.00	(6)
	12/31/2018	2,030.00	(9)
	01/01/2019	7,986.00	(6)
	01/01/2019	2,828.00	(9)
	01/01/2019	35,727.00	(3)
Barbara W. Wall	11/17/2017	2,049.00	(2)
	12/31/2017	7,312.00	(6)
	12/31/2017	2,622.00	(9)
	12/31/2017	3,559.00	(6)
	12/31/2017	1,276.00	(9)
	12/31/2017	1,826.00	(6)
	12/31/2017	655.00	(9)
	01/01/2018	25,411.00	(3)
	01/22/2018	16,053.00	(7)
	01/22/2018	6,174.00	(10)
	03/02/2018	10,954.00	(2)
	12/31/2018	7,312.00	(6)
	12/31/2018	2,402.00	(9)
	12/31/2018	3,559.00	(6)
	12/31/2018	1,170.00	(9)
	12/31/2018	11,201.00	(6)
	12/31/2018	3,483.00	(9)
	12/31/2018	11,098.00	(6)
	12/31/2018	3,453.00	(9)
	01/01/2019	8,385.00	(6)
	01/01/2019	3,199.00	(9)
	01/01/2019	38,770.00	(3)

GANNETT CO., INC.	2019 Proxy Statement

A-7

APPENDIX A

Miscellaneous Information Concerning Participants

NAME	TRANSACTION DATE	# OF SHARES	TRANSACTION DESCRIPTION

Andrew T. Yost	08/29/2017	2,192.00	(11)
	11/15/2017	576.00	(2)
	12/31/2017	4,405.00	(6)
	12/31/2017	1,641.00	(9)
	12/31/2017	2,305.00	(6)
	12/31/2017	859.00	(9)
	12/31/2017	2,229.00	(6)
	12/31/2017	831.00	(9)
	01/01/2018	13,243.00	(3)
	01/22/2018	8,170.00	(7)
	01/22/2018	3,477.00	(10)
	02/21/2018	1,990.02	(4)
	08/14/2018	5,175.00	(2)
	08/17/2018	3,500.00	(2)
	12/31/2018	4,405.00	(6)
	12/31/2018	1,509.00	(9)
	12/31/2018	2,305.00	(6)
	12/31/2018	790.00	(9)
	12/31/2018	6,720.00	(6)
	12/31/2018	2,184.00	(9)
	12/31/2018	6,905.00	(6)
	12/31/2018	2,245.00	(9)
	01/01/2019	4,370.00	(6)
	01/01/2019	1,729.00	(9)
	01/01/2019	18,739.00	(3)

(1)	Open market purchase of common stock.
(2)	Open market sale of common stock.
(3)	Grant of RSUs.
(4)	Acquisition of phantom shares*
(5)	Shares of common stock issued upon the exercise of stock options.
(6)	Shares of common stock issued upon settlement of RSUs.
(7)	Shares of common stock issued upon settlement of Performance Share awards.
(8)	Shares of common stock withheld for taxes and/or in payment of the exercise price upon the exercise of stock options.
(9)	Shares of common stock withheld for taxes upon the settlement of RSUs.
(10)	Shares of common stock withheld for taxes upon settlement of Performance Share awards.
(11)	Discretionary transaction in accordance with Rule 16b-3(f) under the Exchange Act resulting in a disposition of shares of common stock.

*

Each acquisition of phantom shares reflects either an elective deferral of compensation under the DCP that is invested or deemed invested in the Gannett stock fund or a Company contribution under the DCP, made on behalf of an employee whose benefits under the 401(k) Plan were capped by Internal Revenue Code rules, that is invested in the Gannett stock fund. Each phantom share is the economic equivalent of one share of the Company’s common stock. The phantom shares are generally payable either in stock (in the case of deferred stock-based compensation for directors) or in cash or stock, at the election of the Company (in the case of deferred cash compensation or Company contributions), on various dates selected by the applicable DCP participant or as otherwise provided in the DCP.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•

No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•	No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company.

•	No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•

No Participant or associate of a Participant had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction or series of similar

A-8	2019 Proxy Statement	GANNETT CO., INC.

APPENDIX A

Miscellaneous Information Concerning Participants

transactions, in which (i) the Company or any of its subsidiaries was or is to be a participant, and (ii) the amount involved exceeds $120,000.

•

No Participant or associate of a Participant has entered into any arrangement or understanding with any person (i) with respect to any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

•

No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (excluding any director or officer of the Company acting solely in that capacity).

GANNETT CO., INC.	2019 Proxy Statement

A-9

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

GANNETT CO., INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders – May 16, 2019

W H I T E P R O X Y

The undersigned hereby appoints John Jeffry Louis, Barbara W. Wall and Elizabeth A. Allen, or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Gannett Co., Inc. to be held on May 16, 2019 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given with respect to certain proposals, it will be voted in accordance with the Board of Directors’ recommendation with respect to any such proposals.

(Continued, and to be signed and dated, on the reverse side.)

GANNETT CO., INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Gannett Co., Inc.

Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone – Call toll-free from the U.S. or Canada at 1-866-361-3806 on a touch-tone telephone. If outside the U.S. or Canada, call 1-646-880-9098. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet – Please access https://www.proxyvotenow.com/gci and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.

Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Gannett Co., Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒	Please mark vote as in this sample

THE BOARD RECOMMENDS A VOTE “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS: (1) John Jeffry Louis (2) John E. Cody (3) Stephen W. Coll (4) Donald E. Felsinger		(5) Lila Ibrahim (6) Lawrence S. Kramer (7) Debra A. Sandler (8) Chloe R. Sladden	2. Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3. Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

The proxies are authorized to vote in accordance with their best judgment on such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the excepted nominee(s) on the line below:

Date: , 2019

Signature

Signature, (if held jointly)

Title(s)
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.